                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement               [_] Confidential, for Use of the
[X] Definitive Proxy Statement                    Commission Only
[_] Definitive Additional Material's              (as permitted by Rule 14a-
                                                  6(c)(2))
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              HOMESTORE.COM, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies:
     Common Stock, par value $0.01 of Move.com, Inc. (a)
     Common Stock, par value $0.01 of Welcome Wagon International, Inc. (a)

    ------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:
     30,428,196 shares of Move.com, Inc. common stock (b)
     1,000 shares of Welcome Wagon International, Inc. common stock (b)

    ------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     $1.94 per share of Move.com Group common stock (c)

    ------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:
     $59,103,000 (d)

    ------------------------------------------------------------------------

  (5) Total fee paid:
     $11,820.60 (e)

    ------------------------------------------------------------------------

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


  (1) Amount Previously Paid:


    ------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:


    ------------------------------------------------------------------------

  (3) Filing Party:


    ------------------------------------------------------------------------

  (4) Date Filed:


    ------------------------------------------------------------------------

(a) This Schedule 14A relates to two business combinations: (i) a business combination involving the exchange of all of the issued and outstanding capital stock of Move.com, Inc. for shares of Homestore.com, Inc. common stock and (ii) a business combination involving the exchange of all of the issued and outstanding capital stock of Welcome Wagon International, Inc. for shares of Homestore.com common stock.

(b) The number of Move.com common shares to be received by the acquiring person in the Move.com merger has been determined based upon (i) 22,500,000 shares of Move.com common stock, (ii) options to purchase 6,342,196 shares of the common stock of Cendant Corporation that are designed to track the performance of Move.com (the "Tracking Stock") outstanding as of October 31, 2000 and (iii) warrants to purchase 1,586,000 shares of Tracking Stock outstanding as of October 31, 2000. The number of shares of Welcome Wagon common stock to be received by the acquiring person in the Welcome Wagon merger has been determined based upon 1,000 shares of Welcome Wagon common stock outstanding as of October 31, 2000.

(c) Because the common stock of Move.com and Welcome Wagon are not publicly traded, pursuant to Rule 0-11(a)(4) of the Securities Exchange Act of 1934 (the "Exchange Act"), the value per share of the common stock of the Move.com Group, which includes Move.com and Welcome Wagon, was determined to be $1.94, or the book value per share as of September 30, 2000.

(d) Estimated solely for the purpose of computing the registration fee pursuant to Rule 0-11 under the Exchange Act and represents the book value of the Move.com Group, which was $59,103,000 as of September 30, 2000.

(e) Calculated in accordance with Rule 14a-6(i)(1) and Rule 0-11 under the Exchange Act. Represents 1/50 of 1% of the proposed maximum aggregate value of the transaction calculated as described in footnote (d).

                          [LOGO OF HOMESTORE.COM (TM)]

                              Homestore.com, Inc.
                            30700 Russell Ranch Road
                       Westlake Village, California 91362

                               November 29, 2000

To the Stockholders of Homestore.com, Inc.:

   You are cordially invited to attend a special meeting of stockholders of Homestore.com, Inc. to be held at Homestore.com's principal executive office at 30700 Russell Ranch Road, Westlake Village, California 91362 on January 11, 2001 at 9:00 a.m., Pacific Standard Time.

   The matters expected to be acted upon at the meeting, including the issuance of shares of common stock of Homestore.com in the proposed mergers that will cause Move.com, Inc. and Welcome Wagon International, Inc. to become wholly-owned subsidiaries of Homestore.com, are described in detail in the attached documents.

   After careful consideration, your board of directors has approved the issuance of shares of Homestore.com common stock in the mergers and recommends that you approve this item.

   It is important that you use this opportunity to take part in the affairs of Homestore.com by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. YOUR VOTE IS VERY IMPORTANT. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                          Sincerely,

                                          /s/ Stuart H. Wolff
                                          Stuart H. Wolff, Ph.D.
                                          Chairman of the Board and Chief
                                           Executive Officer
                                          Homestore.com, Inc.

This document is dated November 29, 2000 and was first mailed to stockholders on or about December 1, 2000.

                            [LOGO OF HOMESTORE.COM]

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               ----------------

   A special meeting of stockholders of Homestore.com, Inc., a Delaware corporation, will be held at Homestore.com's principal executive office at 30700 Russell Ranch Road, Westlake Village, California 91362 on January 11, 2001 at 9:00 a.m., Pacific Standard Time, for the following purposes:

  1. To approve the issuance of shares of Homestore.com common stock in connection with the acquisitions by Homestore.com of Move.com, Inc. and Welcome Wagon International, Inc.

  2. To transact any other business that may properly come before the special meeting of the stockholders of Homestore.com or any adjournment or postponement of the meeting.

   The mergers cannot be completed unless the holders of a majority of the total voting power of the shares of common stock of Homestore.com represented in person or by proxy and voting at the meeting approve the issuance of Homestore.com common stock in the mergers.

   The mergers are discussed in more detail in the sections of this document entitled "The Mergers" and "The Merger Agreement." You should read this document carefully.

   Only stockholders of record at the close of business on November 28, 2000, the record date, are entitled to notice of and to vote at the meeting or any adjournment of the meeting.

                                          By Order of the Board of Directors
                                           of Homestore.com, Inc.

                                          /s/ John M. Giesecke, Jr.
                                          John M. Giesecke, Jr.
                                          Executive Vice President, Chief
                                           Financial Officer and Secretary

Westlake Village, California
November 29, 2000

  Whether or not you plan to attend the meeting, please complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

                               Table of Contents

                                                                            Page
                                                                            ----
Summary of the Proxy Statement............................................    1
  The Companies...........................................................    1
  Summary of the Transaction..............................................    2
  Selected Consolidated Financial Data of Homestore.com...................    5
  Selected Combined Financial Data of the Move.com Group..................    7
  Comparative Historical and Unaudited Pro Forma Per Share Data...........    8
Risks Relating to the Mergers.............................................    9
The Special Meeting.......................................................   11
  Date, time and place....................................................   11
  Purpose.................................................................   11
  Record date, outstanding shares and voting rights.......................   11
  Quorum requirements and vote required...................................   11
  Solicitation of proxies.................................................   12
  Revocability and voting of proxies......................................   12
  No appraisal rights.....................................................   12
  No preemptive rights....................................................   13
  Recommendation of the board of directors................................   13
The Mergers...............................................................   14
  Background of the mergers...............................................   14
  Our reasons for the mergers.............................................   15
  Opinion of our financial advisor........................................   17
  Closing and effectiveness of the mergers................................   23
  Structure of the mergers................................................   23
  Merger consideration....................................................   23
  Accounting treatment of the mergers.....................................   24
  Regulatory filings and approvals required to complete the mergers.......   24
The Merger Agreement......................................................   25
  Closing.................................................................   25
  Conditions to the mergers...............................................   25
  Representations and warranties..........................................   26
  Homestore.com's, the Move.com Group's and Cendant's conduct of their
   businesses before the closing of the mergers...........................   28
  Our conduct of our business.............................................   30
  No other negotiations...................................................   30
  Public disclosure.......................................................   31
  Retention bonuses.......................................................   31
  Homestore.com board of directors........................................   31
  Expenses................................................................   31
  S-8 Registration Statement..............................................   31
  S-3 Registration Statement..............................................   31
  Termination of the merger agreement.....................................   31
  Termination fee.........................................................   32
  Amendment, extension and waiver of the merger agreement.................   32
Unaudited Pro Forma Condensed Combined Consolidated Financial
 Information..............................................................   33
Share Ownership by Our Principal Stockholders, Management and Directors...   42
Business of the Move.com Group............................................   44
Management's Discussion and Analysis of Financial Condition and Results of
 Operations of the Move.com Group.........................................   46
Related Agreements........................................................   51
  Master Operating Agreement..............................................   51
  NRT Listing Agreement...................................................   51

                                                                            Page
                                                                            ----
  Corporate Services Transition Agreement..................................  52
  Web Marketing Agreement..................................................  52
  Transaction Platform Marketing Agreements................................  53
  Software License Agreement...............................................  53
  Marketplace Agreements...................................................  53
  iLEAD Agent Services Agreement...........................................  54
  Support Agreements.......................................................  54
  Purchase Agreement.......................................................  54
  Combined Value of Related Agreement......................................  54
  Registration Rights Agreement............................................  54
  Stockholder Agreement....................................................  54
Stockholder Proposals......................................................  56
Other Business.............................................................  56
Statements Regarding Forward-Looking Information...........................  56
Documents Incorporated by Reference in this Proxy Statement................  57
Where You Can Find More Information........................................  58
Index to Combined Financial Statements of the Move.com Group............... F-1
Annex A--Agreement and Plan of Reorganization.............................. A-1
Annex B--Opinion of Morgan Stanley & Co. Incorporated...................... B-1

                         Summary of the Proxy Statement

                                 The Companies

[LOGO OF HOMESTORE.COM (TM)]
Homestore.com, Inc.
30700 Russell Ranch Road
Westlake Village, California 91362
(805) 557-2300

  Our family of websites, consisting of Homestore.com, REALTOR.com, HomeBuilder.com, SpringStreet.com, Remodel.com and Homefair.com, is the leading destination on the Internet for home and real estate-related information and advertising products and services, based on the number of visitors, time spent on our websites and number of property listings. As of September 30, 2000, we had listings on our websites for over 1.4 million homes that are listed nationally for sale, over 130,000 new homes for sale and over 45,000 rental properties. Our family of websites also offers a wide variety of home-related information, products, services and tools. We have relationships with the National Association of REALTORS, or the NAR, the National Association of Home Builders, or the NAHB, the largest Multiple Listing Services, or the MLSs, the NAHB Remodelors Council, the National Association of the Remodeling Industry, or the NARI, the American Institute of Architects, or the AIA, the Manufactured Housing Institute, or the MHI, real estate franchises, brokers, builders and agents. We also have distribution agreements with a large number of leading Internet portal websites.

[LOGO OF MOVE.COM]
Move.com, Inc.
795 Folsom Street,
San Francisco, California 94107
(415) 796-0000

  Move.com, together with its subsidiaries that we are acquiring, operates a popular network of websites, consisting of Move.com, Rent.net, Seniorhousing.net, Corporatehousing.net, Selfstorage.net and Housenet.com, which offers a wide selection of quality relocation, real estate and home-related products and services. Move.com seeks to improve the often stressful and demanding moving experience by providing a one-source, "friend-in-need" solution before, during and after the move. Move.com strives to establish strong, long-term relationships with consumers by offering quality products and services for each phase of the moving process from finding a home to improving an existing home. Move.com also provides businesses that are trying to reach a highly targeted and valued group of consumers at the most opportune times the opportunity to deal with a single source providing multiples avenues of access to such persons.

[LOGO OF WELCOME WAGON]
Welcome Wagon International, Inc.
115 South Service Road
Westbury, NY 11590
(516) 333-1600

  Welcome Wagon, together with its subsidiaries that we are acquiring, distributes complimentary welcoming packages which provide new homeowners and other consumers throughout the United States with discounts for local merchants. These activities are conducted through Welcome Wagon International, Inc.

  Welcomewagon.com is the official website of Welcome Wagon. Welcomewagon.com provides Move.com with local community information, including a directory of more than 40,000 local merchants and service providers nationwide.

                           Summary of the Transaction

The mergers

   We intend to acquire Move.com, Inc., Welcome Wagon International, Inc. and certain of their subsidiaries through two mergers. We collectively refer to these two companies as the Move.com Group. In the Move.com merger, Move.com and one of our wholly-owned subsidiaries will merge, and, as a result, Move.com will become our wholly-owned subsidiary. In the Welcome Wagon merger, Welcome Wagon and one of our wholly-owned subsidiaries will merge, and, as a result, Welcome Wagon will become our wholly-owned subsidiary.

   The merger agreement is attached to this document as Annex A. We encourage you to read the merger agreement carefully.

Votes required for approval

   The holders of a majority of our outstanding shares of common stock present in person or represented by proxy at the special meeting of stockholders and entitled to vote must approve the issuance of our common stock in the mergers. Our stockholders are entitled to cast one vote per share of common stock owned as of November 28, 2000, the record date for the special meeting of stockholders.

   Six of our stockholders that own of record approximately 29.6% of our shares of common stock outstanding as of the record date have agreed to vote in favor of the issuance of shares of our common stock in the mergers and against any proposal in opposition to or competition with the mergers. Please see "Related Agreements-- Support Agreements." Our directors and executive officers as a group beneficially owned approximately 28.2% of our outstanding shares of common stock as of the record date.

Board of directors and management after the transactions

   If the mergers are completed, our board of directors will be increased to seven members and Cendant will have the right to appoint one member to our board of directors.

Conditions to completion of the transactions

   The completion of the mergers depends upon meeting a number of conditions that have not yet been satisfied, including:

  . the issuance of shares of our common stock under the merger agreement shall have been approved by the requisite vote of our stockholders;

  . the applicable waiting periods under certain antitrust laws must expire or be terminated;

  . the respective representations and warranties of all parties in the merger agreement must be true and correct in all material respects;

  . the commercial agreements described in the section entitled "Related
    Agreements" shall be executed by the respective parties and those agreements shall be in full force and effect; and

  . Cendant Corporation, or Cendant, the parent corporation of both Move.com and Welcome Wagon, shall have received an opinion of its tax counsel that the mergers will qualify as tax-free reorganizations.

   In addition to the conditions listed above, the mergers are subject to additional customary closing conditions. For a more complete description of the conditions to closing the mergers, see the section entitled "The Merger Agreement--Conditions to the mergers" on page 25.

   If any of the parties waive any of the closing conditions, we will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from stockholders is appropriate.

Opinion of our financial advisor

   Our board of directors has received a written opinion from Morgan Stanley & Co. Incorporated as to the fairness, from a financial point of view, to us of the consideration to be paid by us in the mergers. The full text of Morgan Stanley & Co. Incorporated's written opinion, dated October 25, 2000, is attached to this document as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Morgan Stanley & Co. Incorporated's opinion is directed to our board of directors and does not constitute a recommendation to any stockholder with respect to any matter relating to the mergers.

Termination of the merger agreement

   The merger agreement may be terminated by the parties' mutual consent or under other limited circumstances.

   For a more complete description of the manner in which the merger agreements may be terminated, see the section entitled "The Merger Agreement--Termination of the merger agreement" on page 31.

Termination fee

   We may be obligated to pay a termination fee of $50.0 million to Cendant if the merger agreement is terminated because our stockholders do not approve the issuance of shares of our common stock in the mergers.

   For a more complete description of the payment of termination fees, see the section entitled "The Merger Agreement--Termination fee" on page 32.

Related agreements

   In connection with the mergers, we will enter into a number of additional agreements with Cendant with Real Estate Technology Trust, or RETT, with Cendant Mortgage Corporation and with NRT Incorporated, or NRT. RETT, Cendant Mortgage Corporation and NRT are each affiliates of Cendant. Please refer to the section entitled "Related Agreements" on page 51 for a description of these agreements.

Accounting treatment of the mergers

   We intend to account for the mergers under the purchase method for accounting purposes, in accordance with generally accepted accounting principles. After the mergers, the results of operations of the Move.com Group will be included in our consolidated financial statements.

Tax treatment of the mergers

   We intend that the mergers will be treated as tax-free reorganizations for federal income tax purposes.

Appraisal rights

   Under Delaware law, our stockholders are not entitled to appraisal rights in the mergers.

Antitrust review required to complete the mergers

   The mergers are subject to review under applicable antitrust laws. We have made the required filings with the Department of Justice and the Federal Trade Commission. The Department of Justice currently is reviewing the mergers. The Department of Justice or Federal Trade Commission, as well as a state or private person, may challenge the mergers at any time before or after its completion.

Forward-looking statements in this proxy statement

   This proxy statement and the documents incorporated into this proxy statement by reference contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to the Move.com Group's and our financial condition, results of operations and businesses and the expected impact of the mergers on our financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions, as well as statements in the future tense, identify forward-looking statements.

   These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include:

  . the possibility that the value of our common stock in the transaction will increase or decrease prior to closing the mergers;

  . the technical, operational and personnel-related challenges in integrating the Move.com Group with us;

  . the possibility that the anticipated benefits from the mergers will not be fully realized;

  . the possible loss of key employees as a result of the mergers; and

  . other risk factors described in the section titled "Risks Relating to the Mergers" and as may be detailed from time to time in our public announcements and filings with the Securities and Exchange Commission.

   In evaluating the mergers, you should carefully consider the discussion of these and other factors in the section entitled "Risks Relating to the Mergers" on page 9.

   This summary may not contain all of the information that is important to you. You should read carefully this entire document and the other documents referred to in the proxy statement for a more complete understanding of the mergers. In particular, you should read the documents attached to this document, including the merger agreement, which is attached as Annex A and the opinion of Morgan Stanley & Co. Incorporated which is attached as Annex B.

   In addition, we incorporate important business and financial information about us into this proxy statement by reference that is not included in or delivered with this proxy statement. See "Documents Incorporated by Reference in this Proxy Statement" on page 57. You may obtain the information incorporated into this proxy statement by reference without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 58.

             SELECTED CONSOLIDATED FINANCIAL DATA OF HOMESTORE.COM

   The consolidated statement of operations data for the years ended December 31, 1996, 1997, 1998 and 1999, and the consolidated balance sheet data as of December 31, 1997, 1998 and 1999, are derived from our audited consolidated financial statements which are incorporated by reference in this document. The consolidated statement of operations data for the year ended December 31, 1995 and the nine months ended September 30, 1999 and 2000, and the consolidated balance sheet data as of December 31, 1995 and 1996, and as of September 30, 2000, are derived from our unaudited consolidated financial statements. The unaudited consolidated financial statements have been prepared on substantially the same basis as the consolidated audited financial statements and include all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of the financial position and results of operations for the period. The unaudited pro forma data for the year ended December 31, 1999 and nine months ended September 30, 2000 are derived from unaudited pro forma condensed combined consolidated financial information included elsewhere in this document.

   As a result of the reorganization of our holding company structure and due to the fact that our historical results of operations, financial condition and cash flows were insignificant prior to December 4, 1996, management believes that a pro forma presentation, which includes a comparison of results of operations and financial condition of NetSelect, Inc., NetSelect, LLC, Homestore.com, Inc. and RealSelect, Inc. on a combined basis for 1999 and the nine months ended September 30, 2000, is the only meaningful basis of presentation for investors in evaluating our historical financial performance.

   The unaudited pro forma condensed combined consolidated statement of operations data assume that the following transactions occurred on January 1, 1999, except for preferred stock issued in connection with an acquisition. For this preferred stock, the weighted average shares reflect the preferred stock as if it had been issued as of January 1, 1999, or the date of issuance, if later.

  . the reorganization of our holding company structure in February 1999 by merging NetSelect, Inc. and NetSelect, LLC with InfoTouch Corporation;

  . our acquisition of SpringStreet, Inc. in June 1999 for common stock and convertible preferred stock equivalent to an aggregate of 5,309,058 shares of our common stock, with an estimated fair value of $51.7 million;

  . our acquisition of Homebuyer's Fair, Inc. and FAS-Hotline, Inc. in
    October 1999 for 250,000 shares of our common stock, with an estimated fair value of $11.2 million, a $37.5 million promissory note and $35.8 million in cash and other acquisition-related expenses; and

  . our planned acquisition of the Move.com Group for 25,142,654 shares of our common stock with an estimated fair value of $804.3 million, including acquisition-related expenses. The share number includes shares of Homestore.com common stock to be issued upon exercise of options to purchase shares of Move.com common stock assumed by Homestore.com in the mergers and excludes shares to be issued upon exercise of stock options granted.

   The unaudited pro forma condensed combined consolidated data may not, however, be indicative of the consolidated results of operations of Homestore.com that actually would have occurred had the transactions reflected in the unaudited pro forma consolidated results of operations occurred at the beginning of the periods presented, or of the consolidated results of operations that we may achieve in the future.

                                                   Actual                                         Pro Forma
                          --------------------------------------------------------------  --------------------------
                                                                     Nine Months Ended                  Nine Months
                                 Year Ended December 31,                September 30,      Year Ended      Ended
                          -----------------------------------------  -------------------  December 31, September 30,
                           1995    1996    1997    1998      1999      1999      2000         1999         2000
                          ------  ------  ------  -------  --------  --------  ---------  ------------ -------------
                                               (in thousands, except per share amounts)
Consolidated Statement
 of Operations Data:
Revenues................  $  857  $1,360  $   42  $   --   $ 62,580  $ 35,211   $150,954   $ 152,764     $ 216,874
Cost of revenues(1).....      58      42       6      --     21,022    13,007     40,033      41,749        67,552
                          ------  ------  ------  -------  --------  --------  ---------   ---------     ---------
 Gross profit...........     799   1,318      36      --     41,558    22,204    110,921     111,015       149,322
Operating expenses:
 Sales and
  marketing(1)..........     559     479      14      --     70,384    44,765     90,366     126,013       164,925
 Product
  development(1)........     474     629     --       --      4,933     3,322      9,767       6,704        11,482
 General and
  administrative(1).....     649     441      38        3    21,781    12,953     39,458      66,255        70,498
 Amortization of
  intangible assets.....     --      --      --       --     10,192     4,313     31,455     208,746       166,653
 Stock-based charges....     --      --      --       --     21,227    12,711     33,271      29,915        37,354
 In-process research and
  development...........     --      --      --       --        --        --       4,048         --          4,048
 Restructuring charge...     --      --      --       --        --        --         --          --          3,313
 Litigation settlement..     --      --      --       --      8,406     8,406        --        8,406           --
                          ------  ------  ------  -------  --------  --------  ---------   ---------     ---------
 Total operating
  expenses..............   1,682   1,549      52        3   136,923    86,470    208,365     446,039       458,273
                          ------  ------  ------  -------  --------  --------  ---------   ---------     ---------
Loss from operations....    (883)   (231)    (16)      (3)  (95,365)  (64,266)   (97,444)   (335,024)     (308,951)
Interest and other
 income (expense), net..     (30)    (21)     (1)     --      2,358     1,274     16,462      (2,844)       14,024
                          ------  ------  ------  -------  --------  --------  ---------   ---------     ---------
Net loss................    (913)   (252)    (17)      (3)  (93,007)  (62,992)   (80,982)   (337,868)     (294,927)
Accretion of redemption
 value on convertible
 preferred stock........     --      --      --       --     (2,299)   (1,846)       --          --            --
                          ------  ------  ------  -------  --------  --------  ---------   ---------     ---------
Net loss applicable to
 common stockholders....  $ (913) $ (252) $  (17) $    (3) $(95,306) $(64,838) $ (80,982)  $(337,868)    $(294,927)
                          ======  ======  ======  =======  ========  ========  =========   =========     =========
Net loss per share
 applicable to common
 stockholders:
 Basic and diluted......  $ (.37) $ (.07) $  --   $   --   $  (2.32) $  (2.06) $   (1.03)  $   (4.01)    $   (2.94)
                          ======  ======  ======  =======  ========  ========  =========   =========     =========
Weighted average
 shares--basic and
 diluted................   2,435   3,477   8,650    9,173    41,142    31,421     78,769      84,181       100,476
                          ======  ======  ======  =======  ========  ========  =========   =========     =========

--------
(1) Excluding non-cash charges for all periods presented. See notes to the unaudited pro forma condensed combined consolidated financial information included elsewhere in this document.

                                   December 31,                September 30, 2000
                          ----------------------------------- --------------------
                          1995   1996   1997   1998    1999    Actual   Pro Forma
                          -----  -----  -----  ----  -------- --------- ----------
                                             (in thousands)
Consolidated Balance
 Sheet Data:
Cash and cash
 equivalents and short-
 term investments.......  $   5  $  36  $ 155  $ 71  $ 90,382 $ 283,041 $  289,520
Working capital
 (deficiency)...........   (200)   (46)   (37)    1    40,822   302,386    292,914
Total assets............    181     77    155    71   276,563   924,799  1,811,510
Notes payable, long term
 and current............    --     --     --    --     38,576       353        353
Total stockholders'
 equity (deficit).......   (150)  (116)  (133)  (95)  195,473   643,476  1,420,266

             SELECTED COMBINED FINANCIAL DATA OF THE MOVE.COM GROUP

   The following selected combined financial data is qualified by reference to, and should be read in conjunction with, the combined financial statements and related notes for the Move.com Group and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Move.com Group" appearing elsewhere in this document. The selected combined statement of operations data for the nine months ended September 30, 2000 and for the years ended December 31, 1998 and 1999 and the balance sheet data as of September 30, 2000, December 31, 1998 and 1999, have been derived from the combined financial statements of the Move.com Group that have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are included in this document. The selected combined statement of operations data for the years ended December 31, 1996 and 1997, and the balance sheet data as of December 31, 1996 and 1997, have been derived from unaudited combined financial statements of the Move.com Group which are not included in this document. The unaudited combined financial statements for the years ended, and as of December 31, 1996 and 1997, have been prepared on the same basis as the Move.com Group's audited financial statements and, in the opinion of management, include all material adjustments, consisting only of normal recurring adjustments, necessary to present the financial position and results for the periods presented.

                                        Year Ended                  Nine Months
                                       December 31,                    Ended
                             ------------------------------------  September 30,
                              1996     1997      1998      1999        2000
                             -------  -------  --------  --------  -------------
                                             (in thousands)
Combined Statement of
 Operations Data:
Revenues...................  $74,658  $75,650  $ 83,509  $ 79,826    $ 67,875
Cost of revenues...........   11,725    9,220     8,497    13,935      21,909
                             -------  -------  --------  --------    --------
  Gross profit.............   62,933   66,430    75,012    65,891      45,966
                             -------  -------  --------  --------    --------
Operating expenses:
  Sales and marketing......   40,782   46,946    50,543    44,010      80,260
  Product development......      --       --        193     3,922       6,496
  General and
   administrative..........   20,181   15,607    25,815    36,279      30,459
  Depreciation and
   amortization............    2,169    2,461     3,599     4,465       5,058
  Restructuring and other
   unusual charges.........      --       --        --        --        3,313
  Interest, net............      (88)     (19)      --        --         (479)
                             -------  -------  --------  --------    --------
    Total operating
     expenses..............   63,044   64,995    80,150    88,676     125,107
                             -------  -------  --------  --------    --------
Income (loss) from
 operations................     (111)   1,435    (5,138)  (22,785)    (79,141)
Income tax provision
 (benefit).................      318   (5,535)   (1,725)   (8,817)    (31,464)
                             -------  -------  --------  --------    --------
Net income (loss)..........  $  (429) $ 6,970  $ (3,413) $(13,968)   $(47,677)
                             =======  =======  ========  ========    ========

                                       December 31,
                             ------------------------------------  September 30,
                              1996     1997      1998      1999        2000
                             -------  -------  --------  --------  -------------
                                             (in thousands)
Combined Balance Sheet
 Data:
Cash and cash equivalents..  $   548  $   --   $    --   $  1,000    $  3,779
Working capital
 (deficiency)..............   13,011   16,273     1,068    (5,601)      9,959
Total assets...............   49,405   42,040    46,616    54,446      92,829
Total group equity.........   41,124   35,030    28,026    22,719      59,103

         Comparative Historical and Unaudited Pro Forma Per Share Data

   The following tables reflect the historical net loss and book value per share of Homestore.com common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to the proposed mergers. Homestore.com has not paid dividends for the year ended December 31, 1999 and for the nine months ended September 30, 2000. The Move.com Group has not paid dividends for the year ended December 31, 1999 and for the nine months ended September 30, 2000.

   The Move.com Group's historical and pro forma per share information has not been presented as the Move.com Group did not have a capital structure distinct from Cendant, therefore, such information is not meaningful.

   The information presented in the following tables should be read in conjunction with the unaudited pro forma condensed combined consolidated financial statements and with the historical financial statements and related notes of Homestore.com incorporated by reference and of the Move.com Group included elsewhere in this document.

                                 Homestore.com

                                                               Nine Months Ended
                                                Year ended       September 30,
                                             December 31, 1999       2000
                                             ----------------- -----------------
Historical Per Share Data:
  Net loss per share:
    Basic and diluted.......................      $(2.32)           $(1.03)
  Book value per share(1)...................      $ 2.60            $ 7.78

                                   Pro Forma

Combined Pro Forma Per Share Data:
  Net loss per share:
    Basic and diluted.......................      $(4.01)           $(2.94)
  Book value per share(1)...................         N/A            $13.60

--------
(1) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at that date. The combined pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at that date.

                         RISKS RELATING TO THE MERGERS

   The mergers involve a high degree of risk. In addition to the other information contained or incorporated by reference in this document, you should carefully consider the following risk factors in making your decision regarding the issuance of shares of our common stock in connection with the mergers.

Technical, operational and personnel-related challenges may prevent the combined company from successfully integrating the Move.com Group with our company.

   If the mergers are consummated, the combined company will have to integrate our business with the businesses of the Move.com Group and their subsidiaries. This integration could be complex, time-consuming and expensive, and may disrupt the operations of the combined company after the mergers if it is not completed in a timely and efficient manner. In addition, if the combined company fails to manage this integration, it may not achieve any of the anticipated synergies and other benefits of the mergers. Following the mergers, Homestore.com, the Move.com Group and their respective subsidiaries must operate as a combined organization utilizing common information and communication systems, operating procedures, financial controls and human resource practices. The combined company may encounter the following difficulties, costs and delays involved in integrating these operations:

  . potential incompatibility of business/revenue models;

  . potential incompatibility of business cultures;

  . potential difficulties in successfully integrating the technologies of the companies;

  . potential difficulties in successfully integrating and retaining the management teams and employees of the companies;

  . potential difficulties in managing a larger, more geographically-dispersed organization;

  . potential difficulties in successfully integrating the product and services offerings of the companies;

  . potential difficulties in managing changing relationships with customers, strategic partners and other third parties; and

  . loss of key employees and diversion of management's attention from other ongoing business concerns.

   In addition, pending the completion of the mergers, there could be disruption of the businesses of Homestore.com, the Move.com Group and their respective subsidiaries caused by employee uncertainty, confusion of our respective customers or strategic partners or interruption of, or a loss of momentum in, the activities of each of our businesses. These transitional issues could cause quarterly operating results to be lower than expected.

Significant integration costs and charges may result from the mergers.

   The integration of the operations of Homestore.com, the Move.com Group and their respective subsidiaries may result in significant integration costs. These costs may include costs for employee relocation or severance and other compensation charges, facilities closures, relocation and other merger-related costs. The significant costs of integration associated with the mergers increase the risk that we will not realize the anticipated benefits of the mergers. We have not yet determined the extent or the amount of these costs, as we are in the process of developing an integration plan.

We will incur significant non-cash charges in connection with the mergers that will reduce our earnings, under generally accepted accounting principles, immediately and in the future, and the pro forma accounting may be subject to change.

   The mergers will be accounted for as a purchase. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. The excess of cost over fair value of the net tangible assets acquired has been preliminarily allocated to goodwill and other identifiable intangible assets and will be amortized on a straight-line basis over estimated lives ranging from 2 to 15 years, with an average life of
5.25 years. This will result in non-cash charges to operations of approximately $39.1 million per quarter.

   These allocations are subject to change pending a final analysis of the fair values of the assets acquired and liabilities assumed. The impact of the final valuation of goodwill and other identifiable intangible assets could be material to the combined company's future operating results.

The completion of the mergers may result in the dilution in future earnings per share of our stockholders.

   The completion of the mergers will not necessarily result in increased earnings per share of the combined company, taking into consideration the greater number of shares of our common stock to be outstanding as a result of the mergers, or a financial condition superior to that which would have been achieved by Homestore.com on a stand-alone basis. The mergers could fail to produce the benefits that Homestore.com anticipates, or could have other adverse effects that Homestore.com currently does not foresee. In this event, the mergers could result in a reduction of per-share earnings of the combined company as compared to the per-share earnings that would have been achieved if the mergers had not occurred.

The failure to complete the mergers could harm our future business and prospects and our stock price.

   We have expended substantial management time and incurred significant costs in negotiating the mergers. Costs related to the mergers, such as legal and accounting fees and financial advisor fees, must be paid even if the mergers are not completed. In addition, we may be required to pay a termination fee equal to $50.0 million if the mergers are not completed because our stockholders do not approve the issuance of shares of our common stock in the mergers. If the mergers are not completed, this failure could adversely affect our future business and prospects.

   In addition, our current and prospective employees may experience uncertainty about their future roles with the combined company, which may hurt our present ability to attract and retain key management, marketing, technical and administrative personnel. Our reputation and relationships with our customers could be damaged if the mergers are not completed.

                              THE SPECIAL MEETING

Date, time and place

   The accompanying proxy is solicited on behalf of our board of directors for use at a special meeting of stockholders to be held at 9:00 a.m., Pacific Standard Time, on January 11, 2001, at our principal executive office at 30700 Russell Ranch Road, Westlake Village, California 91362. This proxy statement and the accompanying form of proxy were first mailed to our stockholders on or about December 1, 2000.

Purpose

   At the special meeting, stockholders of Homestore.com at the close of business on November 28, 2000 will be asked:

     1. To approve the issuance of shares of our common stock in connection with the acquisition of the Move.com Group through the mergers of Move.com and Welcome Wagon with our wholly-owned subsidiaries.

     2. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Record date, outstanding shares and voting rights

   Only holders of record of shares of our common stock at the close of business on November 28, 2000, the record date fixed by our board of directors, are entitled to notice of and to vote at the meeting. As of the record date, there were approximately 82,625,219 outstanding shares of our common stock, and this is the only class of stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each matter submitted for a vote at the meeting.

Quorum requirements and vote required

   The representation, in person or by properly executed proxy, of the holders of a majority of all of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum at the special meeting or any adjournment of the meeting.

   The approval of the issuance of shares of our common stock in connection with the mergers will require the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

   Shares of our common stock, represented in person or by proxy, will be counted for the purpose of determining whether a quorum is present at the meeting of stockholders. Shares that abstain from voting will be treated as shares that are present and entitled to vote at the meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast. If a broker or nominee holding stock in "street name" indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, which we call a broker non-vote, those shares will be treated as present and entitled to vote at the special meeting of stockholders for purposes of determining whether a quorum exists, but will not be counted as votes cast on such matter. Abstentions and broker non-votes will have no effect on the proposal to issue shares of our common stock in the mergers.

   Stockholders that have voting control over outstanding shares of our common stock representing approximately 29.6% of the votes that may be cast at the meeting have irrevocably appointed Cendant as proxy to vote all shares of our common stock held by them in favor of approval of the issuance of shares of our common stock in connection with the mergers.

Solicitation of proxies

   This document is being furnished to our stockholders in connection with the solicitation of proxies by and on behalf of our board of directors for use at the meeting, and is accompanied by a form of proxy.

   All expenses of our solicitation of proxies, including the cost of preparing and mailing this document to our stockholders, will be borne by us. In addition to solicitation by use of mail, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, facsimile or other means of communication. Our directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, we have engaged ChaseMellon Shareholder Services, L.L.C., a proxy solicitation firm, to assist in the solicitation of proxies for the special meeting of stockholders. The firm may solicit proxies in person or by means of telephone, facsimile or other means of communication. The firm has been engaged on customary terms and the fees paid to the firm will not be material.

   Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and we will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the forwarding of proxy solicitation materials.

Revocability and voting of proxies

   A stockholder giving a proxy may revoke it at any time before it is voted. Proxies may be revoked by:

  . filing with the Secretary of Homestore.com, at or before the taking of the vote at the meeting, a written notice of revocation bearing a later date than the proxy;

  . duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Homestore.com before the taking of the vote at the special meeting of stockholders; or

  . attending the meeting and voting in person, although attendance at the meeting will not in and of itself constitute a revocation of a proxy.

   Any written notice of revocation or subsequent proxy should be sent to Homestore.com, Inc., 30700 Russell Ranch Road, Westlake Village, California 91362, Attention: John M. Giesecke, Jr., Secretary, or hand delivered to the Secretary of Homestore.com at or before the taking of the vote at the meeting.

   All shares of common stock that are entitled to vote and are represented at the special meeting of stockholders by properly executed proxies received prior to or at such meeting, and not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, other than in the case of broker non-votes, the proxies will be voted FOR approval of the issuance of shares of our common stock in connection with the mergers.

   If any other matters are properly presented at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time and/or place, including, without limitation, for the purpose of soliciting additional proxies, the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on these matters in accordance with their best judgment.

No appraisal rights

   Holders of our common stock are not entitled to dissenters' rights or appraisal rights with respect to the mergers.

No preemptive rights

   Holders of our common stock are not entitled to preemptive rights with respect to the issuance of shares in the mergers.

Recommendation of the board of directors

   Our management and board of directors have determined that the mergers are in the best interests of Homestore.com and unanimously recommends that you vote "FOR" approval of the issuance of our common stock in the mergers.

                                  THE MERGERS

   This section describes the proposed mergers. While we believe that the description covers the material terms of the mergers and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document, including the annexes, and the other documents referred to in this document carefully for a more complete understanding of the mergers.

Background of the mergers

   Beginning in June 1999, Stuart Wolff, our Chief Executive Officer, had a series of conversations over a period of several days with Richard Smith, Chairman and Chief Executive Officer, Real Estate Division of Cendant, regarding a potential strategic relationship.

   In April 2000, Stuart Wolff and Richard Smith again discussed a potential business combination between Homestore.com and Cendant.

   On May 24, 2000, Stuart Wolff, Peter Tafeen, our Executive Vice President, Business Development, Sam Katz, Chief Executive Officer, Cendant Internet Group, and Richard Smith held a conference call during which they discussed a potential business combination between Homestore.com and Cendant.

   On May 30, 2000, Stuart Wolff, Peter Tafeen, David Rosenblatt, our Senior Vice President and General Counsel, and Joe Shew, our Vice President, Finance, met with Sam Katz, Richard Smith and Eric J. Bock, Senior Vice President and Corporate Secretary of Cendant, regarding preliminary due diligence between Homestore.com and Cendant. General terms regarding the business combination were also discussed.

   Throughout the month of June, a series of conference calls were held between our senior management and Cendant to discuss various issues regarding the potential business combination between the two companies.

   On June 26 and 27, 2000, various members of senior management of Homestore.com and other personnel of Homestore.com and Cendant conducted business, legal, operational and financial due diligence.

   On July 6, 2000, Stuart Wolff, Joe Shew, Peter Tafeen, David Rosenblatt and John Giesecke, Jr., our Chief Financial Officer, Executive Vice President and Secretary, met with Sam Katz, Richard Smith, Eric J. Bock and other Cendant personnel to discuss various terms of a potential business combination.

   On July 7 and July 11, 2000, conference calls were held between the senior management of both companies to further discuss various terms of a potential business combination.

   Throughout the latter half of July and the first half of August, conference calls were held every two or three days between senior management of both companies to discuss various terms of a potential business combination.

   In late August 2000, a draft merger agreement was distributed to all parties. The terms of the merger agreement, as well as the other related agreements, were negotiated by the parties and their legal counsel. During this period, Homestore.com and its legal and financial advisors conducted additional business, legal and financial due diligence reviews of the Move.com Group.

   On September 11 and 12, 2000, John Giesecke, Peter Tafeen, Joe Shew, David Rosenblatt and other Homestore.com personnel, Sam Katz and other Cendant personnel, and representatives of Morgan Stanley & Co. Incorporated held various due diligence meetings.

   From the middle of September through the middle of October, various members of senior management and other Homestore.com personnel, Cendant personnel and representatives of Morgan Stanley met to discuss operations, technology, website operations and other aspects of the business of the Move.com Group.

   On September 19 and 20, 2000, Stuart Wolff and Richard Smith held conference calls to further discuss the terms of a potential business combination.

   On September 25, 2000, Stuart Wolff and Richard Smith met to further discuss various terms of a potential business combination.

   On September 28, 2000, John Giesecke, Joe Shew and other Homestore.com personnel met with Cendant and Move.com personnel to conduct due diligence and business strategy reviews.

   On October 12, 2000, our board held a meeting to discuss the general terms of the proposed transaction. In addition, Morgan Stanley discussed the proposed transaction from a financial perspective.

   On October 12, 2000, the Cendant board held a special meeting and approved the mergers and the related transactions.

   On four separate occasions beginning in mid-September and ending in late October, Homestore's in-house and outside counsel met with Cendant's in-house and outside counsel to negotiate terms of the various agreements to be entered into by the parties.

   On October 25, 2000, our board held a special meeting, at which our management and our legal and financial advisors reported on their due diligence reviews of the Move.com Group. Morgan Stanley then made a presentation to our board of directors regarding the financial analyses it had performed in connection with its opinion and stated orally that it was prepared to render, and subsequently did provide, its written opinion as of October 25, 2000 as to the fairness to Homestore.com of the consideration to be paid by Homestore.com pursuant to the merger agreement.

   Late in the evening on October 26, 2000, the parties executed the merger agreement. Prior to the opening of the financial markets on October 27, 2000, the parties announced the mergers.

Our reasons for the mergers

   After careful consideration, our board of directors has unanimously concluded that the merger agreement is advisable, and that the terms of the merger agreement and the mergers are fair to and in the best interests of us and our stockholders, and unanimously recommends that our stockholders approve the issuance of shares of our common stock in the mergers. Our board of directors approved the merger agreement and the mergers because it determined that the combined company would have the potential to realize a stronger competitive position and improved long-term operating and financial results. This decision was based upon a number of potential benefits of the mergers that our board of directors believes will contribute to the success of the combined company, including the following:

  . our board's judgment that the combination of the two companies would enhance our business model by extending existing relationships with Cendant's real estate franchise systems, increasing the users of our websites and augmenting our rental listing products for our customers;

  . our board's judgment that the two companies have significant potential to reduce costs across multiple areas by eliminating redundancy and reducing fees paid to third parties;

  . our board's judgment that the mergers would increase avenues for advertising revenue;

  . our board's judgment that the mergers would open new revenue opportunities through the business activities of Welcome Wagon, including cross-selling opportunities and the strengthening of customer relationships through direct mail solicitations;

  . our board's judgment that combining established customer relationships of both companies would benefit the long-term growth of our business;

  . our board's judgment that the total consideration to be paid in the mergers was fair from a financial point of view;

  . the limitations on Cendant's purchases and sales of our common stock and the voting restrictions on the stock Cendant receives in the mergers, both of which our board believes will promote stability in the market for our stock and will reduce the effects of the mergers on the voting rights of existing stockholders;

  . the combined company's potential to use the extensive sales force, strong service organization and developed customer bases of the combined company to develop a national and international presence in sales, support and alliances; and

  . the potential to use the long-term relationships that the combined company would have with Cendant and its affiliates and franchisees to expand its postition in the online delivery of products and services to the real estate industry.

   In identifying these benefits and evaluating the mergers, our board of directors reviewed a number of factors and sources of information, including the following:

  . historical information concerning Homestore.com, Cendant, the Move.com
    Group and their respective businesses, financial performance, condition, operations, technology, management and position in the industry, and information and evaluations regarding the two companies' strengths, weaknesses and prospects, both before and after giving effect to the mergers;

  . the reports and presentations of our legal counsel, Fenwick & West LLP and Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding the terms of the transaction, the oral and written presentations of our financial advisor, Morgan Stanley & Co. Incorporated, and Morgan Stanley's opinion, which is attached to this document as Annex B, to the effect that, based upon and subject to various considerations, as of October 25, 2000, the total consideration of shares of our common stock to be issued pursuant to the merger agreement was fair from a financial point of view to Homestore.com;

  . current financial market conditions and historical market prices, volatility and trading information for our common stock, and various factors that might affect the combined company's operating results and the market value of our common stock in the future;

  . the alternatives available to us, including acquiring other entities, entering into commercial relationships without a business combination, and the history of contacts with other parties concerning their possible interest in a business combination with us; and

  . the terms of the merger agreement and related agreements, by themselves and in comparison to the terms of other transactions, and the intensive negotiations between us and Cendant, including negotiations relating to the details of the conditions to the parties' obligations to complete the mergers, the restrictions on voting rights and purchases and sales by Cendant of our common stock, the parties' termination rights, the termination fee that we may be required to pay Cendant in certain circumstances and the support agreements.

   Our board of directors also identified and considered a number of risks and uncertainties in its deliberations concerning the mergers, including the following:

  . the risk that the integration of the two companies would be difficult and costly to achieve, which would jeopardize the revenue and cost synergies necessary to create value for our stockholders;

  . the fact that the total consideration is fixed and will not change with increases or decreases in the market price of either company's stock before the closing of the mergers, and the possibility that the dollar value of a share of our common stock at the closing of the mergers may be more or less than the dollar value of a share of our common stock at the signing of the merger agreement;

  . the risk that the potential benefits sought in the mergers may not be fully realized, if at all;

  . the possibility that the mergers may not be consummated and the effect of the public announcement of the mergers on our sales, customer relations and operating results, our relationships with industry groups and our ability to attract and retain key management, marketing and technical personnel;

  . the risk that despite the efforts of the combined company, key technical, marketing and management personnel might not choose to remain employed by the combined company;

  . the fact that pursuant to the merger agreement, we are required to obtain
    Cendant's consent before we can take certain actions between the signing and the closing of the mergers; and

  . various other risks associated with the businesses of Homestore.com, Cendant, the Move.com Group and the combined company and the mergers described under the section entitled "Risks Relating to the Mergers" beginning on page 9 of this document.

   Our board of directors concluded, however, that many of these risks could be managed or mitigated by us or by the combined company or were unlikely to have a material impact on the mergers or the combined company, and that, overall, the risks, uncertainties, restrictions and potentially negative factors associated with the mergers were outweighed by the potential benefits of the mergers.

   The above discussion of information and factors considered and given weight by our board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations.

   Our board unanimously recommends that you vote "FOR" approval of the issuance of our common stock in the mergers.

Opinion of our financial advisor

   Under an engagement letter dated August 17, 2000, we retained Morgan Stanley to provide us with financial advice and assistance in connection with the mergers. Our board of directors selected Morgan Stanley to act as our financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of our business and affairs. At the meeting of our board of directors on October 25, 2000, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, to the effect that, as of October 25, 2000 and based upon and subject to the various considerations set forth in the opinion, the consideration to be paid by us under the merger agreement was fair from a financial point of view to Homestore.com.

   The full text of the written opinion of Morgan Stanley, dated as of October 25, 2000, is attached as Annex B to this document. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We urge you to read the entire opinion carefully. Morgan Stanley's opinion is directed to our board of directors and addresses only the fairness of the consideration to be paid by Homestore.com pursuant to the merger agreement from a financial point of view as of the date of the opinion. It does not address any other aspects of the mergers and does not constitute a recommendation to any holder of our common stock as to how to vote at the special meeting of stockholders. The summary of the opinion of Morgan Stanley set forth in this document is qualified in its entirety by reference to the full text of the opinion.

   In connection with rendering its opinion, Morgan Stanley, among other things:

  . reviewed certain publicly available financial statements and other information of Move.com, Welcome Wagon, Cendant and Homestore.com;

  . reviewed certain internal financial statements and other financial and operating data concerning Move.com and Welcome Wagon prepared by the management of Move.com, Welcome Wagon and Cendant;

  . reviewed certain financial projections prepared by the management of Move.com, Welcome Wagon and Cendant;

  . reviewed certain publicly available financial projections from equity research analysts reports of Cendant related to Move.com;

  . discussed the past and current operations and financial condition and the prospects of Move.com and Welcome Wagon, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, with senior executives of Move.com, Welcome Wagon and Cendant;

  . discussed the past and current operations and financial condition and the prospects of Homestore.com, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, with senior executives of Homestore.com;

  . reviewed Homestore.com's analysis of the potential impacts of the mergers on certain financial projections related to Move.com and Welcome Wagon as prepared by the management of Move.com, Welcome Wagon and Cendant.

  . reviewed certain publicly available financial projections from equity research analysts reports of Homestore.com;

  . discussed certain financial projections related to Homestore.com prepared by Homestore.com management;

  . reviewed the reported prices and trading activity for the shares of Homestore.com common stock;

  . reviewed the reported prices and trading activity for the shares of Cendant common stock;

  . reviewed the pro forma impact of the mergers on certain of the financial ratios of Homestore.com;

  . compared the financial performance of Move.com, Welcome Wagon and Homestore.com with that of certain other comparable publicly-traded companies;

  . reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  . reviewed and discussed with our senior management the strategic rationale for the mergers;

  .  reviewed the draft merger agreement and certain related documents; and

  . performed such other analyses and considered such other factors as Morgan Stanley has deemed appropriate.

   Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial and operating data and estimates of the strategic, financial and operational benefits anticipated from the mergers, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Homestore.com, Move.com and Welcome Wagon, respectively. Morgan Stanley relied upon the assessment by the managements of Homestore.com, Move.com and Welcome Wagon of their ability to retain key employees of Move.com and Welcome Wagon. Morgan Stanley also relied upon, without independent verification, the assessment by the management of Homestore.com, Move.com and Welcome Wagon of: (i) the strategic and other benefits expected to result from the mergers; (ii) Move.com and Welcome Wagon's technologies, products and intellectual property; (iii) the timing and risks associated with the integration of Homestore.com, Move.com and Welcome Wagon; and (iv) the validity of, and risks associated with, Homestore.com, Move.com and Welcome Wagon's existing and future technologies, products and intellectual property.

   Morgan Stanley has not made any independent valuation or appraisal of the assets, liabilities, technologies and intellectual property of Move.com and Welcome Wagon, nor has Morgan Stanley been furnished with any such appraisals. In addition, Morgan Stanley assumed that the mergers will be treated as tax-free reorganizations under the Internal Revenue Code of 1986 and will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

   The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated October 25, 2000. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

   Relative Contribution Analysis. Morgan Stanley analyzed the pro forma contribution of Move.com and Homestore.com to the combined company assuming consummation of the merger. The Move.com projected financial metrics were based on estimates by the management of Move.com and certain revenue and cost reduction synergies estimated by Homestore.com's management. The Homestore.com projected financial metrics such as revenue and earnings before interest, tax and amortization (EBITDA) were based on equity research analysts' estimates. The analysis showed, among other things, the following:

                                                               % Pro Forma
                                                               Contribution
                                                          ----------------------
                                                          Homestore.com Move.com
                                                          ------------- --------
Projected Calendar Year--2001
  Revenue................................................       79%        21%
  EBITA..................................................       45%        55%
Projected Calendar Year--2002
  Revenue................................................       75%        25%
  EBITA..................................................       40%        60%

   Morgan Stanley compared the estimated range of revenue and EBITA contribution percentages of Move.com to the implied fully converted pro forma ownership percentage of 21% implied by the merger agreement as of October 25, 2000. Morgan Stanley observed that the estimated range of revenue and EBITA contribution percentages of Move.com were equal to or higher than the 21% pro forma ownership percentage. Morgan Stanley further observed that the estimated range of revenue and EBITA contribution percentages was higher when also including Welcome Wagon compared to the contribution percentages excluding Welcome Wagon.

   Peer Group Analysis. To provide comparative market information, Morgan Stanley reviewed selected historical and projected financial statistics and the resulting multiples for Move.com and Welcome Wagon to corresponding data and multiples of selected Internet and direct marketing companies whose securities are publicly traded. Morgan Stanley divided the Internet peer group into different sectors and within each sector classified companies as Tier I and Tier II companies. Morgan Stanley observed that Tier II companies traded at lower multiples compared to Tier I companies. The Internet peer group companies included:

Internet Companies

    Portal           E-Commerce        E-Travel        Content        Security    B2B Enablers    Job Sites
---------------  ------------------ --------------- -------------- -------------- ------------- -------------
Tier I
------
America Online,  Amazon.com, Inc.   Priceline.com   CNET           VeriSign, Inc. Ariba, Inc.   TMP Worldwide
Inc.                                Incorporated    Networks, Inc.                              Inc.
Yahoo!, Inc.

Tier II
-------
At Home          barnesandnoble.com Expedia, Inc    Women.com      Entrust        Commerce One, HotJobs.com,
Corporation,     inc.               Travelocity.com Networks, Inc. Technologies   Inc.          Ltd.
referred to as                      Inc.                           Inc.
Excite@
Home

   The direct marketing peer group companies included:

Direct Marketing Companies

Information Services
--------------------
  .  Axciom Corporation
  .  Harte-Hanks, Inc.

Direct Mail, Coupon & Inserts
-----------------------------
  .  ADVO, Inc.
  .  Catalina Marketing Corporation
  .  HA-LO Industries, Inc.
  .  Valassis Communications, Inc.

   No company utilized in the peer group comparison analysis as a comparison is identical to Homestore.com, Move.com or Welcome Wagon. In evaluating the peer groups, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Homestore.com, Move.com or Welcome Wagon. These factors include, among others, the impact of competition on the business of Homestore.com, Move.com and Welcome Wagon and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Homestore.com, Move.com and Welcome Wagon or the industry or in the financial markets in general.

   Analysis of Selected Precedent Transactions. To provide comparative transaction information, Morgan Stanley reviewed selected historical and projected financial statistics and the resulting multiples for Move.com and Welcome Wagon to corresponding data and multiples of selected Internet and marketing transactions. The Internet precedent transactions included:

Internet Transactions
---------------------

  .  ZDNet & Ziff-Davis Inc./CNET Networks, Inc.
  .  HomeGrocer.com, Inc./Webvan Group, Inc.
  .  Lycos, Inc./Terra Networks, S.A.
  .  Flycast Communications Corporation/CMGI, Inc.
  .  ConsumerNet/24/7 Media, Inc.
  .  Abacus Direct Corporation/DoubleClick Inc.
  .  MovieFone, Inc./America Online, Inc.

   The direct marketing precedent transactions included:

Direct Marketing Transactions
-----------------------------

  . United Advertising Publications, Inc./Trader Publishing, Inc. . Snyder Communications, Inc./Havas Advertising, S.A.
  .  Big Flower Holdings, Inc./Thomas H. Lee Company
  .  Neodata Corporation/Electronic Data Systems Corporation
  .  Heritage Media Corporation/News Corporation Limited
  .  DiMark, Inc./Harte-Hanks, Inc.

   No company utilized in the precedent transaction analysis as a comparison is identical to Homestore.com, Move.com or Welcome Wagon. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Homestore.com, Move.com or Welcome Wagon. These factors include, among others, the impact of competition on the business of Homestore.com, Move.com and Welcome Wagon and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Homestore.com, Move.com and Welcome Wagon or the industry or in the financial markets in general.

   "Sum-of-Parts" Valuation. In conducting its analysis, Morgan Stanley applied financial multiples to management estimates of various financial performance metrics for Move.com and Welcome Wagon, excluding synergies (Management Case). Morgan Stanley then estimated the value of Move.com and Welcome Wagon by calculating the implied equity value of each of the three components of value:
Move.com, Welcome Wagon and Cendant's commitment to purchase professional products from us and other contractual arrangements.

Morgan Stanley undertook the valuation using two methodologies: a standalone trading valuation, which values Move.com and Welcome Wagon as if they were publicly-traded entities and an acquisition valuation, which values Move.com and Welcome Wagon as if they were to be acquired and incur a change of control.

   To determine the trading valuation, Morgan Stanley valued Move.com by applying a range of revenue multiples ranging from 50% to 75% of Homestore.com's calendar year 2000 and 2001 revenue multiples as projected by equity research analysts. Morgan Stanley observed that Homestore.com is considered a Tier I Internet company and Move.com is considered a Tier II Internet company in the real estate sector. Morgan Stanley applied a discount to Homestore.com's multiple because it observed that Tier II Internet companies generally trade at lower multiples compared to Tier I Internet companies. To value Welcome Wagon, Morgan Stanley used multiples based on the results of the Peer Group Analysis of selected direct marketing companies described above. To determine the value of Cendant's commitment to purchase professional products from us and other contractual arrangements, Morgan Stanley performed an analysis of the net present value of the calendar year 2001 and 2002 projected cash flows and calculated a terminal value for the period thereafter. Based on a discount rate of 20% and a terminal forward revenue multiple of 3.0x, Morgan Stanley calculated an implied equity value of $176 million for these commitments and contractual arrangements.

   To determine the acquisition valuation, Morgan Stanley valued Move.com by applying a range of revenue multiples from 75% to 100% of our calendar year 2000 and 2001 revenue multiples as projected by equity research analysts. To value Welcome Wagon, Morgan Stanley selected a range of revenue and EBITA multiples based on precedent transactions of selected direct marketing companies. To determine the value of Cendant's commitment to purchase professional products from us and other contractual arrangements, Morgan Stanley performed the same analysis performed for the trading valuation.

   Morgan Stanley estimated the following:

Business Segment

                                        Trading Valuation Acquisition Valuation
                                        ----------------- ---------------------
                                         Multiple Range      Multiple Range
                                        ----------------- ---------------------
Move.com
  Calendar Year 2000 estimated
   revenue.............................     5.3x--7.9x         7.9x--10.5x
  Calendar Year 2001 estimated
   revenue.............................     3.6x--5.4x          5.4x--7.2x
Welcome Wagon
  Calendar Year 2000 estimated
   revenue.............................     1.0x--2.0x          1.5x--2.5x
  Calendar Year 2001 estimated
   revenue.............................     1.0x--2.0x                 N/A
  Calendar Year 2001 EBITA.............    7.0x--11.0x         8.0x--12.0x

Combined Valuation of the Acquired Assets

                                              Implied Equity Value ($MM)
                                        ---------------------------------------
                                        Trading Valuation Acquisition Valuation
                                        ----------------- ---------------------
Move.com...............................     $293--$440          $440--$586
Welcome Wagon..........................      $60--$112           $74--$119
Cendant's commitments to purchase
 professional products and other
 contractual arrangements..............     $176--$176          $176--$176
Total implied value range..............     $530--$728          $690--$881

   Morgan Stanley observed that the implied combined equity transaction value of the assets acquired of $662 million as of October 24, 2000 was within the estimated value range of the trading valuation and below the estimated value range of the acquisition valuation.

   Pro Forma Combination Analysis. Morgan Stanley analyzed the pro forma impact of the merger with Move.com on Homestore.com's projected revenue per share and earnings per share for the calendar years 2001 and 2002. This analysis was based on revenue and earnings estimates from equity research analysts for Homestore.com, estimates prepared by the management of Move.com and certain revenue and cost reduction synergies estimated by Homestore.com's management for Move.com, and the Homestore.com closing share price as of October 24, 2000. Morgan Stanley observed that:

Financial Statistic

                                          Calendar Year 2001 Calendar Year 2002
                                          ------------------ ------------------
Homestore.com standalone
  Revenue per share......................       $3.40              $4.06
  Cash earnings per share, defined as
   earnings excluding goodwill
   amortization and one time charges.....       $0.32              $0.51
Pro forma
  Revenue per share......................       $3.49              $4.38
  Cash earnings per share, defined as
   earnings excluding goodwill
   amortization and one-time charges.....       $0.37              $0.89

   Morgan Stanley compared the revenue per share and cash earnings per share of Homestore.com standalone to the revenue per share and cash earnings per share on a pro forma basis. Morgan Stanley observed that on a pro forma basis the revenue per share and cash earnings per share were higher than those in the Homestore.com standalone case. Morgan Stanley further observed that the revenue per share and cash earnings per share were higher when also including Welcome Wagon compared to the pro forma analysis excluding Welcome Wagon.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Move.com, Welcome Wagon or Homestore.com. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Move.com, Welcome Wagon or Homestore.com. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

   Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the consideration paid by us under the merger agreement from a financial point of view to Homestore.com and in connection with the delivery of its opinion to our board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of Homestore.com or Cendant might actually trade.

   The consideration paid pursuant to the merger agreement was determined through arm's-length negotiations between Homestore.com and Cendant and was approved by Homestore.com's board of directors. Morgan Stanley provided advice to us during these negotiations. Morgan Stanley did not, however, recommend any specific consideration to us or that any specific consideration constituted the only appropriate consideration for the combination.

   In addition, Morgan Stanley's opinion and its presentation to our board of directors was one of many factors taken into consideration by our board of directors in deciding to approve the mergers. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the consideration paid or of whether our board of directors would have been willing to agree to a different consideration.

   Our board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley and its affiliates have provided financing services for Homestore.com and Cendant and have received fees for the rendering of these services. Morgan Stanley acted as lead underwriter in our initial public offering in 1999 and in our follow-on public offering in 2000, and was compensated for such services in the form of customary underwriting commissions and discounts. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the equity and other securities of Homestore.com, Cendant or any other parties involved in the mergers.

   Under the engagement letter, dated August 17, 2000, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the mergers, and we agreed to pay Morgan Stanley a customary fee and have also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, we have agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

Closing and effectiveness of the mergers

   The mergers will be completed when all of the conditions to closing the mergers are satisfied or waived, including approval of the issuance of our common stock in the mergers by our stockholders. The mergers will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in connection with the Move.com merger, and a certificate of merger with the Secretary of State of the State of New York in connection with the Welcome Wagon merger.

Structure of the mergers

   Metal Acquisition Corp., a newly formed and wholly-owned subsidiary of Homestore.com, will merge with and into Move.com, with Move.com to survive the merger. As a result, the separate corporate existence of Metal Acquisition Corp. will cease and Move.com will survive the merger as a wholly-owned subsidiary of Homestore.com.

   WW Acquisition Corp., a newly formed and wholly-owned subsidiary of Homestore.com, will merge with and into Welcome Wagon, with Welcome Wagon to survive the merger. As a result, the separate corporate existence of WW Acquisition Corp. will cease and Welcome Wagon will survive the merger as a wholly-owned subsidiary of Homestore.com.

Merger consideration

   Homestore.com will issue to Cendant, the parent corporation of Move.com and Welcome Wagon, an aggregate of up to 26,275,602 shares of common stock. This number also includes shares of Homestore.com common stock to be issued upon exercise of options to purchase shares of Move.com common stock assumed by Homestore.com in the mergers and shares to be issued upon exercise of stock options to be granted.

Accounting treatment of the mergers

   The mergers will be accounted for as a purchase, in accordance with generally accepted accounting principles. After the mergers, the results of operations of the Move.com Group will be included in our consolidated financial statements. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. The excess of cost over fair value of the net tangible assets acquired has been preliminarily allocated to goodwill and other identifiable intangible assets and will be amortized by charges to operations under generally accepted accounting principles. These allocations will be made based upon valuations and other studies that have not yet been finalized.

Regulatory filings and approvals required to complete the mergers

   The mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act, or HSR, which prevents some transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the appropriate waiting periods are terminated or expire. We have filed the required information and materials with the Department of Justice and the Federal Trade Commission. The Department of Justice currently is reviewing the mergers, and has issued requests for additional information under the HSR to the parties. We are continuing to cooperate with the Department of Justice's review. The requirements of the HSR will be satisfied if the mergers are completed within one year from the termination or expiration of the waiting period under the Act.

   At any time before or after the closing of the mergers, the Antitrust Division of the Department of Justice or the Federal Trade Commission could challenge the mergers and take action under the antitrust laws. Other persons could take action under the federal antitrust laws, including seeking to enjoin the mergers. Additionally, at any time before or after the completion of the mergers, even if the applicable waiting period was terminated, a state or private person could take action under federal and/or state antitrust laws. Challenges to the mergers could be made, and if a challenge is made, we may not prevail.

   We are not aware of any other material governmental or regulatory approval required for closing the mergers, other than compliance with the applicable corporate law of Delaware and New York.

                              THE MERGER AGREEMENT

   This section of document describes the merger agreement. While we believe that the description below covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. A copy of this agreement is attached as Annex A to this document and we urge you to read it carefully.

Closing

   The closing of the mergers will take place as soon as practicable after the special meeting and no later than the second business day after all conditions to closing under the merger agreement are satisfied or waived.

Conditions to the mergers

   The obligations of Cendant and the Move.com Group and Homestore.com to effect the mergers are subject to a number of conditions, including:

  . the issuance of shares of our common stock under the merger agreement shall have been approved by the requisite vote of our stockholders;

  . the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court or competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of either merger; and

  . all applicable waiting periods under the HSR shall have expired or been terminated and all required material foreign antitrust approvals shall have been obtained.

   Cendant's obligation to complete the mergers is subject to the satisfaction or waiver of each of the following conditions that have not yet been satisfied:

  . one of our officers shall certify that the representations and warranties of us and our merger subsidiaries contained in the merger agreement shall have been true and correct in all material respects as of the date of the merger agreement, with limited exceptions;

  . one of our officers shall certify that we and our merger subsidiaries have performed or complied with all agreements and covenants required by the merger agreement to be performed or complied with by us and our merger subsidiaries;

  . since the date of the merger agreement until the expiration or termination of any applicable waiting periods under the HSR, there shall not have occurred a material adverse effect with respect to us;

  . we shall have executed the various related agreements and those agreements shall remain in full force and effect;

  . Cendant shall have received an opinion from its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to it, that the mergers will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

  . Officers of us and our merger subsidiaries shall have executed and delivered tax certificates to Skadden to enable Skadden, Arps, Slate, Meagher & Flom LLP to render the opinion referenced above.

   Our obligation to complete the mergers is subject to the satisfaction or waiver of each of the following conditions that have not yet been satisfied:

  . one of Cendant's officers shall certify that the representations and warranties of Cendant and the Move.com Group and contained in the merger agreement shall have been true and correct in all material respects as of the date of the merger agreement, with limited exceptions;

  . one of Cendant's officers shall certify that Cendant and the Move.com
    Group have performed or complied with all agreements and covenants required by the merger agreement to be performed or complied with by them;

  . since June 30, 2000 until the expiration or termination of any applicable waiting periods under the HSR, Cendant and the Move.com Group shall not have suffered any material adverse effect; and

  . Cendant shall have executed the various related agreements and those agreements shall remain in full force and effect.

Representations and warranties

   The merger agreement contains customary representations and warranties of the parties, including the merger subsidiaries, regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the mergers.

 Cendant representations and warranties

   Cendant made representations and warranties on behalf of the Move.com Group that relate to, among other things, the following:

  . their corporate organization, good standing and qualification to do business;

  . their certificate of incorporation and bylaws;

  . their capitalization;

  . their subsidiaries;

  . their authority to enter into the merger agreement and the related commercial agreements;

  . their audited combined financial statements;

  . the absence of any undisclosed liabilities;

  . changes in their businesses since March 31, 2000, June 30, 2000 and
    September 30, 2000;

  . their taxes;

  . restrictions on their business activities;

  . title to the properties they own and lease;

  . their intellectual property, intellectual property that they use and infringement of other intellectual property;

  . their agreements, contracts and commitments;

  . interested party transactions;

  . their possession of and compliance with material permits, licenses and consents from governmental entities required to conduct their businesses;

  . litigation to which they are a party;

  . their insurance;

  . their minute books;

  . their hazardous materials activities and environmental liabilities;

  . brokers' and finders fees in connection with the mergers;

  . their employee benefit plans, compliance with employment laws and employee relations;

  . their compliance with laws;

  . their bank accounts;

  . the absence of any other merger or similar agreements; and

  . Move.com's ownership interests in Liberty Digital, Inc.

   In addition to the representations and warranties set forth above, Cendant made representations and warranties on behalf of Cendant Membership Services Holdings, Inc., a wholly-owned subsidiary of Cendant and the sole stockholder of each of Move.com and Welcome Wagon, with respect to the following:

  . its capitalization; and

  . its authority to enter into the merger agreement and the related agreements.

   Cendant also made representations on its own behalf relating to, among other things, the following:

  . its investment in our common stock it is to receive in the mergers; and

  . its representations and warranties do not contain any untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements contained in such representations and warranties misleading.

 Homestore.com representations and warranties

   We, Metal Acquisition Corp. and WW Acquisition Corp. made representations and warranties that relate to, among other things, the following:

  . our respective corporate organization, good standing and qualification to do business;

  . our respective authority to enter into the merger agreement and the related agreements;

  . our respective authorization, execution and delivery of the merger agreement;

  . our respective capitalization;

  . our filings with the SEC, including the financial statements included in documents filed with the SEC;

  . the absence of any undisclosed liabilities;

  . the absence of any condition or event that had a material adverse effect on our business subsequent to December 31, 1999;

  . our taxes;

  . the agreements, contracts and commitments of us and our subsidiaries;

  . the absence of any related party transactions other than those disclosed in our SEC filings;

  . our hazardous materials activities and environmental liabilities;

  . brokers' and finders' fees in connection with the mergers; and

  . our respective representations and warranties do not contain any untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements contained in such representations and warranties misleading.

   The representations and warranties in the merger agreement are complicated and are not easily summarized. We urge you to read the sections of the merger agreement entitled "Representations and Warranties of the Stockholder" and "Representations and Warranties of Parent, Move.com Merger Sub and WW Merger Sub" carefully.

Homestore.com's, the Move.com Group's and Cendant's conduct of their businesses before the closing of the mergers

 The Move.com Group's and Cendant's conduct of their business

   The Move.com Group and Cendant have agreed that until the closing of the mergers or termination of the merger agreement, they will

  . carry on the business in the usual, regular and ordinary course in substantially the same manner as previously conducted,

  . pay their debts and taxes when due,

   .perform other obligations when due, and

  . use all reasonable efforts to

    --  preserve intact their present business organization,

    -- keep available the services of their present officers and key employees, and

    -- preserve their relationships with those having business dealings with the business.

   The business is defined in the merger agreement to be the business conducted by Move.com, Welcome Wagon, RentNet, Inc. and HouseNet, Inc., and all of their respective subsidiaries and business divisions, including, without limitation, SeniorHousingNet, CorporateHousingNet, Movedotcom (U.K.) Limited and SelfStorageNet. The Move.com Group and Cendant have further agreed that, except as contemplated by the merger agreement, they will not do the following without our prior written consent:

  . enter into any commitment, activity or transaction that would have been an exception to their representations and warranties in the merger agreement had the commitment, activity or transaction occurred on or after March 31, 2000, June 30, 2000 or August 31, 2000, as the case may be, and prior to the date of the merger agreement;

  . transfer to Cendant or any of Cendant's subsidiaries, other than Move.com, Welcome Wagon or any of their subsidiaries, any of Move.com's intellectual property or any other asset other than (1) cash, except for proceeds from Move.com's sale of shares of Liberty Digital, and (2) assets relating to National Home Connection, Metro Rent or Getko Canada, or enter into any agreement with Cendant or any of Cendant's subsidiaries, other than Move.com, Welcome Wagon or any of their subsidiaries;

  . transfer to Cendant or any of Cendant's subsidiaries, other than Move.com, Welcome Wagon or any of their subsidiaries, any employee engaged in the business;

  . hire or terminate any employees other than for cause or encourage any employees to resign from Move.com, Welcome Wagon or any of their subsidiaries;

  . enter into or amend a marketing, distribution, development or similar agreement that provides for a right of first refusal, right of first negotiation, or exclusive, preferential or "most favored nation" placement or any similar rights, with limited exceptions;

  . adversely amend or otherwise modify, other than in the ordinary course of business, or violate the material terms of any agreement described in Cendant's disclosure schedule to the merger agreement;

  . commence or settle any litigation involving claims or payments in excess of $100,000 or which seeks equitable relief, with limited exceptions;

  . declare, set aside or pay any dividends on or make any other distribution of the capital stock of Move.com, Welcome Wagon or any of their subsidiaries;

  . split, combine or reclassify any of the capital stock of Move.com, Welcome Wagon or any of their subsidiaries;

  . issue or authorize the issuance of any other securities in respect of or in substitution for shares of the capital stock of Move.com, Welcome Wagon or any of their subsidiaries;

  . repurchase, redeem or otherwise acquire any shares of the capital stock of Move.com, Welcome Wagon or any of their subsidiaries, or options, warrants or other rights exercisable for such capital stock;

  . issue, sell or grant any shares of Move.com capital stock, securities convertible into or exchangeable for Move.com capital stock or options, warrants, securities or other rights to purchase Move.com capital stock;

  . amend their respective certificates of incorporation or bylaws;

  . acquire, or agree to acquire, any entity or assets that are material, singly or in the aggregate, to the business;

  . sell, lease, license or otherwise dispose of any assets or properties of Move.com, Welcome Wagon or any of their subsidiaries, except in the ordinary course of business consistent with past practices, or create any security interest in such assets or properties;

  . incur any indebtedness, guarantee any indebtedness, purchase any debt security or amend the terms of any outstanding agreements related to borrowed money, with limited exceptions;

  . grant any severance pay to any director, officer, employee or consultant, other than payments made under written agreements outstanding as of the date of the merger agreement;

  . increase the salary or other compensation payable by Move.com, Welcome
    Wagon or any of their subsidiaries to any of their officers, directors, employees or advisors other than increases in the ordinary course of business consistent with past practices, with no increase to be in excess of 10% of such individual's base salary;

  . declare, pay or make any commitment or obligation for the payment by Move.com, Welcome Wagon or any of their subsidiaries of a bonus or additional salary or compensation to any of their officers, directors, employees or advisors other than increases in the ordinary course of business consistent with past practices;

  . adopt or amend any employee benefit plan or enter into any employment contract;

  . revalue any assets of the business;

  . take any action to accelerate the vesting schedule of outstanding options and capital stock, other than the acceleration of not more than 25% of the shares underlying Move.com options outstanding as of the date of the merger agreement;

  . pay, in an amount in excess of $100,000 singly or $250,000 in the aggregate, any claim, liability or obligation, other than in the ordinary course of business;

  . make or change any election, change any accounting method, enter into any closing agreement or settle any claim or assessment in respect of taxes;

  . enter into any strategic alliance, joint development or marketing agreement or similar agreement, with certain limited exceptions;

  . fail to pay or otherwise satisfy monetary obligations of the business as they come due;

  . cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

  . alter, or enter into any agreement to alter, any entity in which Move.com, Welcome Wagon or any of their subsidiaries held any interest as of the date of the merger agreement, except at contemplated by the merger agreement; and

  . take any actions that would prevent Move.com, Welcome Wagon or any of their subsidiaries from performing their covenants in the merger agreement.

   Notwithstanding the foregoing, Cendant will transfer prior to the closing of the mergers, and shall be permitted without receiving our prior written consent to transfer, out of the Move.com Group the business of National Home Connections, LLC, Getko Canada and MetroRent and certain employees set forth in the merger agreement, such that neither the Move.com Group nor any of their subsidiaries has any liabilities with respect to such business or employees following the closing.

 Our conduct of our business

   We have agreed to instruct our sales force and the sales force of our SpringStreet.com rental site business not to use the existence of the mergers as a means of persuading potential customers and advertisers of RentNet or Move.com not to sign up with RentNet or Move.com, but to sign up with us or SpringStreet.com instead. In addition, we have agreed that until the closing of the mergers or termination of the merger agreement, they will not, without our prior written consent, enter into any transaction that would:

  . require the approval of its stockholders under the rules of the Nasdaq
    National Market, Delaware law or its certificate of incorporation; or

  . both require a pre-merger notification to be made under the HSR and be reasonably likely to materially delay or impede approval of the mergers under the HSR.

   The agreements related to the conduct of Cendant's, the Move.com Group's and Homestore.com's businesses in the merger agreement are complicated and not easily summarized. We urge you to read the sections of the merger agreement entitled "Conduct of business of the Company" and "Conduct of business of the Parent" carefully.

No other negotiations

   Until the mergers are completed or the merger agreement is terminated, Cendant has agreed not to allow the Move.com Group or their subsidiaries to take any of the following actions with any party other than us or our designees:

  . solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of Move.com, Welcome Wagon, any of their subsidiaries or the business, any material portion of their capital stock or any equity interest in Move.com, Welcome Wagon, any of their subsidiaries or the business;

  . provide information with respect to them to any person, other than us, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of Move.com, Welcome Wagon, any of their subsidiaries or the business, any material portion of their capital stock or assets or any equity interest in Move.com, Welcome Wagon, any of their subsidiaries or the business;

  . enter into an agreement with any person, other than us, providing for the acquisition of Move.com, Welcome Wagon, any of their subsidiaries or the business, any material portion of their capital stock or assets or any equity interest in Move.com, Welcome Wagon, any of their subsidiaries or the business; or

  . make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Move.com, Welcome Wagon, any of their subsidiaries or the business, any material portion of their capital stock or assets or any equity interest in Move.com, Welcome Wagon, any of their subsidiaries or the business by any person, other than by us.

   Cendant has agreed to notify us promptly if Cendant, Move.com or Welcome Wagon receives any offer or proposal relating to the actions listed above, including information as to the identity of the offeror, the specific terms of the offer or proposal and any other information that we may reasonably request.

Public disclosure

   Each of Cendant and us will consult with, provide each other with a reasonable opportunity to review and comment upon, and, to the extent practicable, agree before issuing any press release or making any public statement with respect to the mergers or the merger agreement.

Retention bonuses

   In the event that the closing of the mergers has occurred prior to June 1, 2001, we will pay within 90 days after the closing retention bonuses to the employees of the Move.com Group. These bonuses shall be paid to only those employees who remain employees of the Move.com Group on the date of these bonus payments unless the employees' employment was involuntarily terminated for reasons other than cause. Cendant shall reimburse us an amount of cash equal to the aggregate amount of these bonuses in excess of $4.0 million. In the event that the closing of the mergers has not occurred prior to June 1, 2001, Cendant shall pay bonuses to the employees of the Move.com Group. We will pay Cendant an amount of cash equal to the aggregate amount of these bonuses, up to $4.0 million.

Homestore.com board of directors

   We will take all actions reasonably necessary such that as soon as practicable following the effective time of the mergers, the size of our board of directors will be increased to seven members, divided into three classes. The seven directors will initially consist of (1) six current directors of Homestore.com, Stuart H. Wolff, our Chief Executive Officer, L. John Doerr and Joe F. Hanauer, who are each Class III directors; William E. Kelvie and Kenneth
K. Klein, who are each Class II directors; and Richard R. Janssen, who is a Class I director, and (2) Richard A. Smith, Chairman and Chief Executive Officer, Real Estate Division of Cendant, who will serve as a Class I director.

Expenses

   Whether or not the mergers are consummated, all fees and expenses incurred in connection with the mergers shall be the obligation of the respective party incurring the fees and expenses. All third party expenses incurred by the Move.com Group or any of their subsidiaries shall be the sole obligation of Cendant.

S-8 Registration Statement

   On the closing date of the mergers, if possible, and subject to obtaining any necessary consents or approvals, which consents and approvals we will use commercially reasonable efforts to obtain, we will file, if available for use by us, with the SEC a registration statement on Form S-8 registering a number of shares of our common stock equal to the number of shares of our common stock issuable upon the exercise of all Move.com options assumed by us in the mergers.

S-3 Registration Statement

   As promptly as practicable after the closing of the mergers, but in any event not later than the later of (1) May 31, 2001 or (2) 90 days following the closing, we will prepare and file with the SEC a registration statement on Form S-3 registering shares of our common stock for any distribution by Cendant to holders of Tracking Stock and holders of options to acquire Tracking Stock.

Termination of the merger agreement

   The merger agreement may be terminated at any time before the mergers are completed:

  . by the mutual consent of Cendant and us;

  . by either Cendant or us if:

    -- the mergers have not been completed by 5:00 p.m. Pacific Standard Time on April 2, 2001; provided that this period may be extended by any party for a period of thirty days if the party reasonably believes that the expiration or termination of the waiting period under the HSR is likely to be obtained during the 30-day extension;

    -- there is a final nonappealable order of a federal or state court in effect preventing consummation of the mergers; or

    -- there is any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the mergers by any governmental entity that would make consummation of the mergers illegal;

  . by us if there shall be any action taken, or any statute, rule, regulation or order enacted or issued, by any governmental entity, which would prohibit Move.com's, Welcome Wagon's or our ownership or operation of all or any portion of the business or compel us or the Move.com Group to dispose of or hold separate all or a portion of the business or assets of the Move.com Group or us as a result of the mergers;

  . by us, upon a material breach of any representation, warranty, covenant or agreement on the part of Move.com or Cendant set forth in the merger agreement, however we must give Cendant notice of the breach and Cendant will then have 30 days to cure the breach;

  . by Cendant, upon a material breach of any of our representations, warranties, covenants or agreements set forth in the merger agreement, however Cendant must give us notice of the breach and we will then have 30 days to cure the breach;

  . by us, if prior to the expiration or termination of any applicable waiting periods under the HSR, there has been any material adverse effect on Move.com;

  . by Cendant, if prior to the expiration or termination of any applicable waiting periods under the HSR, there has been any material adverse effect on us; or

  . by either Cendant or us if our stockholders do not approve the issuance of shares of our common stock in the mergers.

Termination fee

   If the merger agreement is terminated because our stockholders do not approve the issuance of shares of our common stock in the mergers, then we will be obligated to pay Cendant a termination fee of $50.0 million. We will not be obligated to pay this termination fee, however, if Cendant fails to vote all of the shares of our common stock it holds or has the right to vote by proxy in favor of approval of the issuance of our common stock in the mergers or if Cendant takes action which causes approval by our stockholders not to be obtained.

Amendment, extension and waiver of the merger agreement

   The parties may amend the merger agreement at any time by execution of a written instrument signed by each of the parties. Any of us may extend the other's time for the performance of any of the obligations under the merger agreement, waive any inaccuracies in any other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

                              HOMESTORE.COM, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                             FINANCIAL INFORMATION

   On February 4, 1999, NetSelect, Inc., or NSI, was merged with and into Homestore.com in a non-substantive share exchange, which was provided for in the agreements governing the formation and operation of RealSelect, Inc., the operating company. The share exchange lacked substance since both Homestore.com and NSI were shell companies for their respective investments in RealSelect, and because the respective underlying ownership interests of the individual investors were unaffected. Accordingly, the non-substantive share exchange was accounted for at historical cost. The share exchange between Homestore.com and NSI is referred to herein as the Reorganization. This Reorganization was completed solely to simplify Homestore.com's legal structure prior to its initial public offering.

   In June 1999, Homestore.com acquired SpringStreet, Inc. for common stock and convertible preferred stock equivalent to an aggregate of 5,309,058 shares of common stock. The aggregate acquisition cost of $51.7 million was based on terms and preferences of the shares issued in the transaction relative to the value received by Homestore.com in its April 1999 Series G preferred stock financing. The acquisition has been accounted for as a purchase. The acquisition cost has been allocated to the assets acquired and liabilities assumed based on estimates of their respective fair values. The excess of purchase consideration over net tangible assets acquired of $41.3 million has been allocated to goodwill and other purchased intangible assets and are being amortized on a straight-line basis over estimated lives ranging from three to five years.

   In October 1999, Homestore.com acquired Homebuyer's Fair, Inc. and FAS-Hotline, Inc., which we collectively refer to as Homefair, for $35.8 million in cash and other acquisition related expenses, a $37.5 million note payable and 250,000 shares of common stock, with an estimated fair value of $11.2 million, for a total aggregate purchase price of $83.7 million. The acquisition has been accounted for as a purchase. The acquisition cost has been allocated to the assets acquired and liabilities assumed based on estimates of their respective fair values. The excess of purchase consideration over net tangible assets acquired of $83.3 million has been allocated to goodwill and other purchased intangible assets and are being amortized on a straight-line basis over estimated lives ranging from three to five years.

   In October 2000, Homestore.com announced its intention to acquire the Move.com Group for 25,142,654 shares of common stock, including shares of Homestore.com common stock to be issued upon exercise of options to purchase shares of Move.com common stock assumed by Homestore.com in the mergers and excluding shares to be issued upon exercise of stock options to be granted. The mergers will be accounted for as a purchase. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. The excess of cost over fair value of the net tangible assets acquired has been allocated to goodwill and other identifiable intangible assets and will be amortized on a straight-line basis over estimated lives ranging from 2 to 15 years. These allocations are subject to change pending a final analysis of the fair values of the assets acquired and liabilities assumed. The impact of the final valuation of goodwill and other identifiable intangible assets could be material to the combined company's future operating results.

   The following unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2000 and for the year ended December 31, 1999 give effect to the acquisitions and the contemplated acquisition as if they had occurred at the beginning of each period presented. The unaudited pro forma condensed combined consolidated statements of operations were prepared based on the unaudited consolidated statement of operations for the nine months ended September 30, 2000 for Homestore.com and the audited combined statement of operations for the nine months ended September 30, 2000 for the Move.com Group. The unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 1999 were prepared based on the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 for Homestore.com and the combined statement of operations for the year ended December 31, 1999 for the Move.com Group. Homestore.com's unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 1999 and the period ended September 30, 2000 gives effect to the Reorganization and the acquisitions of SpringStreet, Homefair and the Move.com Group as if they had occurred on January 1, 1999.

   The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2000 gives effect to the mergers as if they had occurred on September 30, 2000 and combines the historical consolidated balance sheet of Homestore.com and the historical combined balance sheet of the Move.com Group.

   The unaudited pro forma condensed combined consolidated financial information is based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the combined consolidated financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during this period. This unaudited pro forma condensed combined consolidated financial information is based upon the respective historical consolidated financial statements of Homestore.com and the combined financial statements of the Move.com Group and notes thereto, incorporated in this proxy by reference and included elsewhere and should be read in conjunction with those statements and the related notes.

                              HOMESTORE.COM, INC.

       UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                 (in thousands)

                                        Move.com
                          Homestore.com  Group   Adjustments        Pro Forma
                          ------------- -------- -----------        ----------
         ASSETS
Current assets:
  Cash and cash
   equivalents..........   $  168,390   $ 3,779   $  2,700 (1)      $  174,869
  Short-term
   investments..........      114,651       --         --              114,651
  Marketable equity
   securities...........        1,389     9,410        --               10,799
  Accounts receivable,
   net..................       40,649    18,605        --               59,254
  Current portion of
   prepaid distribution
   expense..............       49,091       --         --               49,091
  Deferred income
   taxes................          --      6,223     (6,223)(3)             --
  Other current assets..       12,072     1,668        --               13,740
                           ----------   -------   --------          ----------
Total current assets....      386,242    39,685     (3,523)            422,404
Prepaid distribution
 expense................      171,516       --         --              171,516
Property, plant and
 equipment, net.........       33,034    19,787      2,065 (2)          54,886
Intangible assets, net..      198,308    16,414    (16,414)(4)       1,019,529
                                                   821,221 (5)
Restricted equity
 securities.............          --     11,429     (6,724)(2)           4,705
Restricted cash.........       90,000       --         --               90,000
Deferred income taxes...                  2,743     (2,743)(3)             --
Other assets............       45,699     2,771        --               48,470
                           ----------   -------   --------          ----------
   Total assets.........   $  924,799   $92,829   $793,882          $1,811,510
                           ==========   =======   ========          ==========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......   $   14,119   $ 4,961   $    --           $   19,080
  Accrued liabilities...       41,186    13,708     (1,692)(2)          73,802
                                                    20,600 (6)
  Deferred revenue......       28,198    11,057     (3,000)(2)          36,255
  Current portion of
   notes payable........          353       --         --                  353
                           ----------   -------   --------          ----------
Total current
 liabilities............       83,856    29,726     15,908             129,490
Distribution
 obligation.............      186,145       --         --              186,145
Deferred tax liability,
 net....................          --        --      62,787 (3)(16)      62,787
Other non-current
 liabilities............       11,322     4,000     (2,500)(2)          12,822
                           ----------   -------   --------          ----------
                              281,323    33,726     76,195             391,244
                           ----------   -------   --------          ----------
Commitments and
 contingencies
Stockholders' equity:
  Convertible
   preferred............
  Common stock..........           83       --          22 (7)             105
  Additional paid-in
   capital..............    1,014,402       --     783,635 (7)       1,798,037
  Treasury stock, at
   cost.................      (15,876)      --         --              (15,876)
  Notes receivable from
   stockholders.........      (10,544)      --         --              (10,544)
  Deferred stock-based
   charges..............     (108,511)      --      (6,867)(8)        (115,378)
  Accumulated other
   comprehensive
   income...............          637       --         --                  637
  Accumulated deficit...     (236,715)      --         --             (236,715)
  Group equity..........          --     59,103    (59,103)(9)             --
                           ----------   -------   --------          ----------
   Total stockholders'
    equity..............      643,476    59,103    717,687           1,420,266
                           ----------   -------   --------          ----------
   Total liabilities and
    stockholders'
    equity..............   $  924,799   $92,829   $793,882          $1,811,510
                           ==========   =======   ========          ==========

 See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated
                              Financial Statements

                              HOMESTORE.COM, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                  (in thousands, except for per share amounts)

                                        Move.com                  Pro Forma
                          Homestore.com  Group    Adjustment      Combined
                          ------------- --------  ----------      ---------
Revenues................    $150,954    $ 67,875  $  (1,220)(10)  $ 216,874
                                                      2,917 (11)
                                                     (3,652)(11)
Cost of revenues
 (excluding non-cash
 equity charges, see
 note 15)...............      40,033      21,909      6,496 (11)     67,552
                                                      4,481 (11)
                                                     (3,652)(11)
                                                     (1,715)(11)
                            --------    --------  ---------       ---------
Gross Profit............     110,921      45,966     (7,565)        149,322
                            --------    --------  ---------       ---------
Operating expenses:
 Sales and marketing
  (excluding non-cash
  equity charges, see
  note 15)..............      90,366      80,260     (1,220)(10)    164,925
                                                     (4,481)(11)
 Product development
  (excluding non-cash
  equity charges, see
  note 15)..............       9,767       6,496     (6,496)(11)     11,482
                                                      1,715 (11)
 General and
  administrative
  (excluding non-cash
  equity charges, see
  note 15)..............      39,458      30,459      3,516 (11)     70,498
                                                     (2,935)(11)
 Depreciation and
  amortization of
  intangible assets.....      31,455       5,058     (3,516)(11)    166,653
                                                     (1,542)(4)
                                                    135,198 (12)
 Stock-based charges....      33,271         --       2,935 (11)     37,354
                                                      1,148 (13)
 In-process research and
  development...........       4,048         --         --            4,048
 Restructuring and other
  unusual charges.......         --        3,313        --            3,313
 Interest, net..........         --         (479)       479 (11)        --
                            --------    --------  ---------       ---------
Total operating
 expenses...............     208,365     125,107    124,801         458,273
                            --------    --------  ---------       ---------
Loss from operations....     (97,444)    (79,141)  (132,366)       (308,951)
Interest and other
 income (expense), net..      16,462         --      (2,917)(11)     14,024
                                                        479 (11)
                            --------    --------  ---------       ---------
Net loss before income
 tax benefit............     (80,982)    (79,141)  (134,804)       (294,927)
Income tax benefit......         --       31,464    (31,464)(17)        --
                            --------    --------  ---------       ---------
Net loss................    $(80,982)   $(47,677) $(166,268)      $(294,927)
                            ========    ========  =========       =========
Historical basic and
 diluted net loss per
 share..................    $  (1.03)
                            ========
Shares used to calculate
 historical basic and
 diluted net loss per
 share..................      78,769
                            ========
Pro forma basic and
 diluted net loss per
 share..................                                          $   (2.94)
                                                                  =========
Shares used to calculate
 pro forma basic and
 diluted net loss per
 share..................                                            100,476 (14)
                                                                  =========

 See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated
                              Financial Statements

                              HOMESTORE.COM, INC.

  UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                  (in thousands, except for per share amounts)

                          Pro Forma (a) Move.com                  Pro Forma
                          Homestore.com  Group    Adjustments     Combined
                          ------------- --------  -----------     ---------
Revenues................    $  73,367   $ 79,826   $    (429)(11) $ 152,764
Cost of revenues
 (excluding non-cash
 equity charges, see
 note 15)...............       24,321     13,935       3,922 (11)    41,749
                                                        (429)(11)
                            ---------   --------   ---------      ---------
Gross profit............       49,046     65,891      (3,922)       111,015
                            ---------   --------   ---------      ---------
Operating expenses:
 Sales and marketing
  (excluding non-cash
  equity charges, see
  note 15)..............       82,003     44,010         --         126,013
 Product development
  (excluding non-cash
  equity charges, see
  note 15)..............        6,704      3,922      (3,922)(11)     6,704
 General and
  administrative
  (excluding non-cash
  equity charges, see
  note 15)..............       28,620     36,279       1,620 (11)    66,255
                                                        (264)(11)
 Depreciation and
  amortization of
  intangible assets.....       28,476      4,465      (1,620)(11)   208,746
                                                      (2,845) (4)
                                                     180,270 (12)
 Stock-based charges....       24,039        --          264 (11)    29,915
                                                       5,612 (13)
 Litigation settlement..        8,406        --          --           8,406
                            ---------   --------   ---------      ---------
Total operating
 expenses...............      178,248     88,676     179,115        446,039
                            ---------   --------   ---------      ---------
Loss from operations....     (129,202)   (22,785)   (183,037)      (335,024)
Interest and other
 income (expense), net..       (2,844)       --          --          (2,844)
                            ---------   --------   ---------      ---------
Net loss before income
 tax benefit............     (132,046)   (22,785)   (183,037)      (337,868)
Income tax benefit......          --      (8,817)      8,817 (17)       --
                            ---------   --------   ---------      ---------
Net loss................    $(132,046)  $(13,968)  $(191,854)     $(337,868)
                            =========   ========   =========      =========
Pro forma basic and
 diluted net loss per
 share .................    $   (2.11)                            $   (4.01)
                            =========                             =========
Shares used to calculate
 pro forma basic and
 diluted net loss per
 share..................       62,474                                84,181 (14)
                            =========                             =========
(a) See page 40 for a
 full disclosure of
 Homestore.com's
 unaudited pro forma
 condensed consolidated
 statement of operations

 See accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated
                              Financial Statements

                              HOMESTORE.COM, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                             FINANCIAL INFORMATION

   Pro forma adjustments reflect the following in the unaudited pro forma condensed combined consolidated balance sheet and statement of operations:

 (1) Cash to be contributed by Cendant on or before completion of the mergers, under the merger agreement

 (2) To adjust the net book values of assets and liabilities acquired to their estimated fair market value

 (3) Netting of the Move.com Group's deferred tax assets by Homestore.com against the deferred tax liability attributable to the preliminary allocation of purchase price to identifiable intangible assets

 (4) Elimination of the Move.com Group's intangible assets and related amortization

 (5) Preliminary allocation of the excess purchase consideration over the fair value of net tangible assets acquired. The fair value of the common stock to be issued was determined based on an average of the price per share of Homestore.com common stock on the dates surrounding the announcement of merger while the fair value of the assumed options was determined based on the Black-Scholes Model. The deferred tax liability was determined using a 40% effective tax rate and gives effect to an estimated Homestore.com valuation allowance of $42.7 million at September 30, 2000 as follows (in thousands):

                                 Purchase Price

Fair value of common stock issued..................................... $701,467
Fair value of the Move.com Group's options assumed....................   82,190
Transaction costs.....................................................   20,600
                                                                       --------
Total purchase price.................................................. $804,257
                                                                       ========

                              Net Assets Acquired

Fair value of net tangible assets of the Move.com Group............... $ 45,823
Goodwill..............................................................  535,221
Identified intangible assets..........................................  286,000
Deferred tax liability................................................  (62,787)
                                                                       --------
Net assets acquired................................................... $804,257
                                                                       ========

   The actual allocation of the purchase price will depend upon the composition of the Move.com Group's net assets on the closing date and Homestore.com's evaluation of the fair value of the net assets as of the closing date. Consequently, the actual allocation of the purchase price could significantly differ from that presented above

 (6)  Estimated acquisition costs

 (7) Issuance of 25,142,654 shares of common stock, including shares of Homestore.com common stock to be issued upon exercise of options to purchase shares of Move.com common stock assumed by Homestore.com in the mergers and excluding shares to be issued upon exercise of stock options to be granted

 (8)  Intrinsic value of unvested stock options assumed by Homestore.com

 (9)  Elimination of the Move.com Group's group equity account

(10)  Elimination of intercompany transactions

(11) Reclass of revenue, expenses and other income, to conform to the financial statement presentation of Homestore.com

(12) Amortization of goodwill and other identifiable intangible assets with expected lives ranging from 2 to 15 years with a weighted average life of
      5.25 years

(13) Stock-based charges relating to the assumption of the Move.com Group's unvested options

(14) Additional weighted average shares used in the calculation of pro forma basic and diluted net loss per share applicable to common stockholders reflect the issuance of 21,706,773 shares of common stock as part of the Move.com Group purchase consideration as if they had been issued on January 1, 1999

(15) The following chart summarizes the stock-based charges that have been excluded from the following captions for each of the periods presented (in thousands):

                                    Actual                      Pro Forma
                         ---------------------------- ------------------------------
                                        Nine Months
                                           Ended
                          Year Ended   September 30,   Year Ended  Nine Months Ended
                         December 31,  -------------  December 31,   September 30,
                             1999      1999    2000       1999           2000
                         ------------ ------- ------- ------------ -----------------
Cost of revenues........   $   943    $   701 $   483   $ 1,432         $   483
Sales and marketing.....    14,726      7,875  29,873    16,383          29,873
Product development.....       447        333     455       677             455
General and
 administrative.........     5,111      3,802   2,460    11,423           6,543
                           -------    ------- -------   -------         -------
                           $21,227    $12,711 $33,271   $29,915         $37,354
                           =======    ======= =======   =======         =======

(16) Deferred tax liability attributable to the book and tax basis difference for acquired identifiable intangible assets. The tax benefit of deferred tax liabilities recorded as a component of the purchase price allocation will be realized prospectively in the results of Homestore.com

(17) Elimination of the Move.com Group tax benefit that was a result of a tax sharing arrangement. On a pro forma basis no benefit will be recognized due to the likelihood that Homestore.com may not generate sufficient taxable income to utilize the benefit

                              HOMESTORE.COM, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                  (in thousands, except for per share amounts)

                                                              Pro Forma                                         Pro Forma
                          Homestore.com   NSI    Adjustments  Homestore  Springstreet Homefair Adjustments    Homestore.com
                          ------------- -------  -----------  ---------  ------------ -------- -----------    -------------
Revenues................    $ 62,580    $ 2,433    $  --      $ 65,013     $  2,346    $6,159   $   (151)(1)    $  73,367
Cost of revenues
 (excluding non-cash
 equity charges, see
 note 7)................      21,022        798       --        21,820        1,675       826        --            24,321
                            --------    -------    ------     --------     --------    ------   --------        ---------
Gross profit............      41,558      1,635       --        43,193          671     5,333       (151)          49,046
                            --------    -------    ------     --------     --------    ------   --------        ---------
Operating expenses:
 Sales and marketing
  (excluding non-cash
  equity charges, see
  note 7)...............      70,384      4,064       --        74,448        5,506     2,200       (151)(1)       82,003
 Product development
  (excluding non-cash
  equity charges, see
  note 7)...............       4,933        174       --         5,107        1,134       463        --             6,704
 General and
  administrative
  (excluding non-cash
  equity charges, see
  note 7)...............      21,781      1,053       --        22,834        4,416     1,370        --            28,620
 Amortization of
  intangible assets.....      10,192        261       --        10,453          --      1,810     (1,810)(2)       28,476
                                                                                                  18,023 (3)
 Stock-based charges....      21,227        569       --        21,796        2,243       --         --            24,039
 In-process research and
  development...........
 Litigation settlement..       8,406        --        --         8,406          --        --         --             8,406
                            --------    -------    ------     --------     --------    ------   --------        ---------
Total operating
 expenses...............     136,923      6,121       --       143,044       13,299     5,843     16,062          178,248
                            --------    -------    ------     --------     --------    ------   --------        ---------
Loss from operations....     (95,365)    (4,486)               (99,851)     (12,628)     (510)   (16,213)        (129,202)
Interest and other
 income (expense), net..       2,358         (5)      --         2,353           44       (89)    (5,152)(4)       (2,844)
                            --------    -------    ------     --------     --------    ------   --------        ---------
Net loss................     (93,007)    (4,491)      --       (97,498)     (12,584)     (599)   (21,365)        (132,046)
                            --------    -------    ------     --------     --------    ------   --------        ---------
Accretion of redemption
 value on convertible
 preferred stock........      (2,299)      (207)    2,506(5)       --           --        --         --               --
                            --------    -------    ------     --------     --------    ------   --------        ---------
Net loss applicable to
 common stockholders....    $(95,306)   $(4,698)   $2,506     $(97,498)    $(12,584)   $ (599)  $(21,365)       $(132,046)
                            ========    =======    ======     ========     ========    ======   ========        =========
Historical basic and
 diluted net loss per
 share applicable to
 common stockholders....    $  (2.32)
                            ========
Shares used to calculate
 historical basic and
 diluted net loss per
 share applicable to
 common stockholders....      41,142
                            ========
Pro forma basic and
 diluted net loss per
 share applicable to
 common stockholders....                                                                                        $   (2.11)
                                                                                                                =========
Shares used to calculate
 pro forma basic and
 diluted net loss per
 share applicable to
 common stockholders....                                                                                           62,474 (6)
                                                                                                                =========

 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                  Information

                              HOMESTORE.COM, INC.

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

   Pro forma adjustments reflect the following in the unaudited pro forma condensed consolidated statement of operations:

  (1)  Elimination of intercompany revenues and expenses

  (2)  Elimination of amortization of intangible assets

  (3) Amortization of goodwill and other intangible assets on a straight-line basis

  (4) Reduction in interest income related to cash paid as part of the purchase price, net of an increase in interest expense related to the $37.5 million promissory note which bears interest at 10.875% per year issued in connection with the acquisition

  (5) Elimination of the accretion of redemption value and dividends on convertible preferred stock resulting from the assumed conversion of Homestore.com's preferred stock into common stock in connection with its initial public offering

  (6) Additional weighted average shares used in the calculation of pro forma basic and diluted net loss per share applicable to common stockholders reflect the following, as if they been issued as of January 1, 1999, except for preferred stock that was not issued in connection with an acquisition. For this preferred stock, the weighted average shares reflect the preferred stock as if it had been issued as of January 1, 1999 or the date of issuance, if later:

                                                                  Year Ended
                                                                 December 31,
                                                                     1999
                                                                --------------
                                                                (in thousands)
     SpringStreet acquisition..................................      2,725
     Homefair acquisition......................................        208
     NSI Reorganization........................................      1,163
     Conversion of preferred stock in connection with IPO......     14,918
     Conversion of NAR's RealSelect shares into Homestore.com
      shares...................................................      2,318

  (7) The following chart summarizes the stock-based charges that have been excluded from the following captions for the period presented:

                                                                    Year Ended
                                                                   December 31,
                                                                       1999
                                                                  --------------
                                                                  (in thousands)
     Cost of revenues............................................    $ 1,432
     Sales and marketing.........................................     16,383
     Product development.........................................        677
     General and administrative..................................      5,547
                                                                     -------
                                                                     $24,039
                                                                     =======

                        SHARE OWNERSHIP BY OUR PRINCIPAL
                     STOCKHOLDERS, MANAGEMENT AND DIRECTORS

   The following table presents information with respect to the beneficial ownership of our common stock as of September 30, 2000 by:

  . each person who is known by us to own beneficially more than 5% of our common stock;

  . each of our directors;

  . each of our five highest paid executive officers, including our chief executive officer, who earned more than $100,000 during the fiscal year ended December 31, 1999; and

  . all of our directors and executive officers as a group.

   The percentage ownership is based on 82,710,796 shares of common stock outstanding at September 30, 2000. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of September 30, 2000, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise noted, the address for each stockholder listed is c/o Homestore.com, Inc., 30700 Russell Ranch Road, Westlake Village, California 91362.

                                                           Shares Beneficially
                                                                  Owned
                                                          ---------------------
Name of Beneficial Owner                                    Number   Percentage
------------------------                                  ---------- ----------
L. John Doerr(1)
 Kleiner Perkins Caufield & Byers........................  9,692,653    11.7%
America Online, Inc. (2).................................  4,635,546     5.6
Joe F. Hanauer(3)(4)
 Ingleside Interests, L.P................................  4,525,876     5.5
National Association of REALTORS(4)......................  4,025,640     4.9
Stuart H. Wolff, Ph.D.(5)................................  3,346,422     4.1
William E. Kelvie(6)
 Fannie Mae..............................................  2,099,793     2.5
Richard R. Janssen(7)....................................  1,268,488     1.5
Michael A. Buckman(8)....................................    688,750      *
Peter B. Tafeen(9).......................................    430,625      *
John M. Giesecke, Jr.(10)................................    375,451      *
David M. Rosenblatt(11)..................................    282,082      *
Kenneth K. Klein(12).....................................     39,888      *
All directors and executive officers as a group(13)...... 23,383,915    28.3

--------
  * Represents beneficial ownership of less than 1% of Homestore.com's common stock.
 (1) Includes 8,917,630 shares held by Kleiner Perkins Caufield & Byers VIII, 516,665 shares held by KPCB VIII Founders Fund and 241,900 shares held by KPCB Information Sciences Zaibatsu Fund II. L. John Doerr is a general partner of the general partner of these funds. Mr. Doerr disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in these entities. Also includes 16,458 shares subject to options that are held by Mr. Doerr that are vested and exercisable as of November 29, 2000. The address of Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, CA 94025.
 (2) Includes warrants to purchase 20,161 shares of our common stock which are exercisable. The address of America Online, Inc. is 22000 AOL Way, Dulles, Virginia 20166.
 (3) Includes the shares held by the NAR, of which Mr. Hanauer is a member of the Executive Committees. Mr. Hanauer disclaims beneficial ownership of shares held by this association. Also includes 456,348 shares held by Ingleside Interests, L.P. Mr. Hanauer is a general partner of this entity. Mr. Hanauer disclaims beneficial ownership of shares held by this entity except to the extent of his pecuniary interest in this entity. Also includes 43,888 shares subject to options that are held by Mr. Hanauer that are vested and exercisable as of November 29, 2000.
 (4) The address of the NAR is 430 North Michigan Avenue, Chicago, IL 60611
 (5) Includes 2,813,090 shares held by Dr. Wolff, of which 613,019 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 30,728 shares per month. Also includes 533,332 shares subject to options that are exercisable as of November 29, 2000. Also includes 150,000 shares held in trust.
 (6) Includes 2,083,335 shares held by Fannie Mae. Mr. Kelvie is the Chief Information Officer of Fannie Mae. Mr. Kelvie disclaims beneficial ownership of any shares held by Fannie Mae. Also includes 16,458 shares subject to options that are held by Mr. Kelvie that are vested and exercisable as of November 29, 2000. The address of Fannie Mae is 3900 Wisconsin Ave. NW, Washington, DC 20016.
 (7) Includes 16,458 shares subject to options that are held by Mr. Janssen that are vested and exercisable as of November 29, 2000. Also includes 9,490 shares held in trust.
 (8) Includes 688,750 shares held by Mr. Buckman, of which 453,125 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 15,625 shares per month.
 (9) Includes shares held by Mr. Tafeen, of which 90,440 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 6,249 shares per month. Also includes 114,224 shares subject to options that are exercisable as of November 29, 2000. Also includes 25,000 shares held in trust.
(10) Includes 147,529 shares held by Mr. Giesecke, of which 68,223 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 3,645 shares per month. Also includes 227,922 shares subject to options that are exercisable as of November 29, 2000.
(11) Includes 200,795 shares held by Mr. Rosenblatt, of which 71,108 are subject to our right to repurchase these shares. This right lapses with respect to 9,270 shares per month. Also includes 81,287 shares subject to options that are exercisable as of November 29, 2000.
(12) Excludes 530,796 shares held by the National Association of Home Builders, of which Mr. Klein is a member of the Executive Committee. Mr. Klein disclaims beneficial ownership of all shares held by this association. Includes 14,888 shares subject to options that are held by Mr. Klein that are vested and exercisable as of November 29, 2000.
(13) Includes the shares beneficially owned by the persons and entities described in footnotes (1), (3) and (5)-(12). Also includes an additional 292,946 shares held by other officers and 340,941 shares subject to options held by those other officers that are exercisable as of November 29, 2000.

                         BUSINESS OF THE MOVE.COM GROUP

The Move.com Group

   The Move.com Group operates a popular network of websites, which offer a wide selection of quality relocation, real estate and home-related products and services. The Move.com Group seeks to improve the often stressful and demanding moving experience by providing a one-source, "friend-in-need" solution before, during and after the move. The Move.com Group strives to establish strong, long-term relationships with consumers by offering quality products and services for each phase of the moving process from finding a home to improving an existing home. The Move.com Group also provides businesses who are trying to reach a highly targeted and valued group of consumers at the most opportune times the opportunity to deal with a single source providing multiples avenues of access to such persons.

Move.com Network

   The Move.com network is comprised of the following websites that offer quality relocation, real estate and home-related content and services.

   Move.com. Move.com is the Move.com Group's Internet portal and flagship site. Move.com is dedicated to providing consumers a one-stop solution for their relocation, real estate and home-related needs before, during and after a move. Move.com combines home and rental housing listings, mortgage services and numerous moving and home-related services to help make moves easier, less stressful, more efficient and enjoyable. Move.com offers content and services through planning, renting, buying, selling, moving and living site tabs.

   Rent.net. Rent Net is a leading online rental and relocation guide and advertising source for the apartment industry, representing properties and relocation services in more than 3,000 cities across North America. Rent Net's paying advertising clients include managers and owners of over 13,000 apartment communities representing over three million apartment units in all 50 states and Canada. Rent Net provides rental listings containing detailed property descriptions, photographs, floor plans, 360 degree virtual tours, and direct communication links to rental property managers. According to Media Metrix, Rent Net was the most visited website for real estate rental listings, based on unique visitors, during 1999 and 2000 to date.

   Seniorhousing.net. Senior Housing Net provides the Move.com network with a directory of over 750 retirement communities, assisted living facilities and nursing homes containing detailed property descriptions, photographs, floor plans, 360 degree virtual tours and direct communication links to onsite managers.

   Corporatehousing.net. Corporate Housing Net is the leading online directory and advertising source for the temporary/corporate housing industry, with over 400 local and national listing providers across the United States and Canada. Through Corporate Housing Net, users are able to access detailed property information, including photos, floor plans and available amenities, and may contact leasing agents via e-mail, fax or phone.

   Selfstorage.net. Selfstorage.net is the leading online directory and advertising source for the self storage industry, with listings for over 3,000 storage facilities across the United States and Canada. Through
Selfstorage.net, users are able to access descriptions of facilities photos and maps, as well as direct communication links to facility owners or managers.

   Housenet.com. Housenet.com is a leading home-related content website, serving over 250,000 "neighbor" visits each month by providing home repair, remodeling and garden information, along with numerous home-related bulletin boards, chats, expert columns and home-care e-commerce services. Visitors take advantage of the site's numerous gardening and home improvement tips, project planners and calculators, the latest news in real estate, decorating ideas, sewing and crafts projects, and advice on family budgeting. With thousands of articles on home-related topics, Housenet has received "hot site" honors from numerous online sources.

Welcome Wagon

   Welcome Wagon, founded in 1928, distributes complimentary welcoming packages and other discount packages to new homeowners, other households and college campuses throughout the United States and Canada, which provide consumers with discounts for local merchants. Such packages include (1) personal address books which contain the name and number of many local merchants and (2) gift certificates and discount coupons from local merchants. In addition, in June of 2000, Welcome Wagon began to list local merchants and coupons on the Move.com website. Visitors to the site enter their zip code to view the Welcome Wagon's sponsors in their particular neighborhood.

   There are approximately 35,000 merchants in the Welcome Wagon sponsorship network. The sponsor's information is organized by category. Generally, merchants sponsor a specific category of products or services on an exclusive basis in their location. Sponsorship agreements provide for a payment by the merchant of a fixed price per book and generally have a term of twelve months. Participation in the Welcome Wagon program entitles the sponsor to:

  . an exclusive listing in the Welcome Wagon address book sent to new homeowners in their local area. The listing includes the site address, telephone number, website and a brief description of the services offered;

  .  a gift certificate and/or discount coupon in the address book;

  . a list of new homeowners that received the Welcome Wagon package for follow up marketing efforts;

  . an additional gift certificate sent to the new homeowner four months after the initial address book was sent to reinforce the initial offer; and

  . a complimentary listing on Move.com. The searchable listing includes the telephone number, email or website for the dealer, the dealer's street address, and a downloadable coupon.

   Approximately 3,050 editions of the Welcome Wagon address book have been published. In 2000, Welcome Wagon will distribute about 1.8 million copies of the 2000 edition of the book to new homeowners. The rack rate for each book is typically $3.15 per book subject to certain discounts.

   The Getko Direct Response, or GDR, business of Welcome Wagon manages one of the largest files of names and addresses in the U.S. and Canada for new homeowners. GDR manages a package insert program for Welcome Wagon which permits merchants to provide inserts in the Welcome Wagon packages.

   Welcome Wagon's main office and manufacturing facility is located at 115 South Service Road, Westbury, New York 11590.

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        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                  RESULTS OF OPERATIONS OF THE MOVE.COM GROUP

Overview

   The Move.com Group operates in two segments, Welcome Wagon, which distributes welcoming packages to new homeowners that include discounts for local merchants through its online and offline resources, and Move.com, which provides a broad range of quality relocation, real estate and home-related products and services through its flagship portal site, Move.com, and through the Move.com network. The Move.com Group's Move.com website was launched on January 27, 2000.

   The following discussion should be read in conjunction with the information contained in the Move.com Group's Combined Financial Statements and accompanying notes thereto included elsewhere in this document.

Combined Operations--Nine Months Ended September 30, 2000 vs. Nine Months Ended September 30, 1999

 Revenues

   Revenues for the nine months ended September 30, 2000 increased compared with the corresponding period in 1999, primarily due to growth related to the Move.com Group's online businesses resulting from the launch of the Move.com website, partially offset by a decline in revenues related to the elimination of our pre-mover program, a program that distributes welcoming packages to a target audience of prospective homeowners.

 Depreciation and Amortization Expense

   Depreciation and amortization expense for the nine months ended September 30, 2000 increased compared with the corresponding period in 1999 as a result of increased capital spending, which primarily supported growth and enhanced marketing opportunities in the Move.com Group's businesses.

 Benefit for Income Taxes

   The Move.com Group's effective tax rate for the nine months ended September 30, 2000 increased compared with the corresponding period in 1999 primarily due to additional non-deductible goodwill amortization arising from certain acquisitions.

 Net Loss

   The Move.com Group's net loss for the nine months ended September 30, 2000 increased compared with the corresponding period in 1999 primarily due the overall decrease in adjusted EBITDA, which is defined as earnings before non-operating interest, income taxes and depreciation and amortization, adjusted to exclude certain other charges which are of a non-recurring or unusual nature and are not included in assessing segment performance or are not segment-specific.

Results of Reportable Operating Segments--Nine Months Ended September 30, 2000 vs. Nine Months Ended September 30, 1999

   The underlying discussions of segment operating results focuses on adjusted EBITDA. The Move.com Group believes such discussion is the most informative representation of how to evaluate performance. However, the Move.com Group's presentation of adjusted EBITDA may not be comparable with similar measures used by other companies. For additional information, including a description of the services provided in each of the Move.com Group's reportable operating segments, see Note 13 to the Move.com Group Combined Financial Statements included elsewhere in this document.

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

 Welcome Wagon

   Revenue for the nine months ended September 30, 2000 decreased compared with the corresponding period in 1999. This decrease was due to the elimination of our pre-mover program and an agreement between Welcome Wagon and Move.com whereby Welcome Wagon agreed to allocate 25% of their revenues and 30% of their expenses to Move.com or the transfer agreement.

   Adjusted EBITDA for the nine months ended September 30, 2000 decreased compared with the corresponding period in 1999. This decrease was due to a decline in revenue attributable to reduced package distribution, partially offset by a decrease in operating expenses primarily attributable to the transfer agreement.

 Move.com

   Revenue for the nine months ended September 30, 2000 increased compared with the corresponding period in 1999. This increase was due to revenue received in connection with the transfer agreement, an increase in sponsorship revenue resulting from launching the Move.com website, and an increase in apartment listing revenue.

   Adjusted EBITDA for the nine months ended September 30, 2000 decreased compared with the corresponding period in 1999. This decrease was primarily due to an increase in advertising costs and technology and compensation costs. Such decrease was partially offset by an increase in revenues.

Combined Operations--Year Ended December 31, 1999 vs. Year Ended December 31,
1998

 Revenue

   Revenue for the year ended December 31, 1999 decreased $3.7 million, or 4%, compared with the corresponding period in 1998. This decrease was primarily due to reduced package distribution, partially offset by increased apartment listing revenue.

 Depreciation and Amortization Expense

   Depreciation and amortization expense for the year ended December 31, 1999 increased $0.9 million, or 24%, compared with the corresponding period in 1998 as a result of increased capital spending, which primarily supported growth and enhanced marketing opportunities in the Move.com Group's businesses.

 Benefit for Income Taxes

   The Move.com Group's effective tax rate for the years ended December 31, 1999 and 1998 was 38.7% and 33.6%, respectively. The increase in our effective tax rate was primarily due to the greater impact of non-deductible goodwill amortization relative to loss before income taxes.

 Net Loss

   The Move.com Group's net loss for the year ended December 31, 1999 increased $10.6 million compared with the corresponding period in 1998 primarily due to an overall decrease in adjusted EBITDA.

Results of Reportable Operating Segments--Year Ended December 31, 1999 vs. Year Ended December 31, 1998

 Welcome Wagon

   Revenues for the year ended December 31, 1999 decreased $11.6 million, or 16%, compared with the corresponding period in 1998. The decrease was primarily due to a decrease in distribution of new mover packages.

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

   Adjusted EBITDA for the year ended December 31, 1999 increased $4.8 million compared with the corresponding period in 1998. Such increase was partially due to a decrease in selling and marketing costs, partially offset by a decrease in revenues.

 Move.com

   Revenue for the year ended December 31, 1999 increased $7.9 million, or 82%, compared with the corresponding period in 1998. This increase was primarily due to an increase in apartment listing revenue and subscription revenue primarily attributable to an increase in the number and size of new sponsorship arrangements with customers advertising on our websites.

   Adjusted EBITDA for the year ended December 31, 1999 decreased $21.6 million compared with the corresponding period in 1998. The decrease was primarily due to an increase in operating expenses, partially offset by an increase in revenue. The increase in operating expenses primarily consisted of increased advertising costs attributable to launching first time television and radio commercials and costs associated with a one-time, broad-based bonus retention program.

Liquidity and Capital Resources

   Cendant, the Move.com Group's parent company, has provided all necessary funding for the Move.com Group's operations and investments since inception and this funding has been accounted for as capital contributions. Therefore, the Move.com Group is dependent on Cendant, who has committed to providing all necessary funding for the Move.com Group's operations and investments in the future as long as the Move.com Group is owned by Cendant. During 2000, Cendant entered into a series of capital transactions in which they received consideration in exchange for the issuance of a tracking stock. As a result, Cendant contributed amounts to the Move.com Group aggregating approximately $85 million in the form of equity infusions.

 Acquisition

   On May 12, 2000, Cendant acquired all the outstanding stock of Housenet, Inc. and contributed the net assets to the Move.com Group.

 Pending Sale of Our Businesses

   On October 27, 2000, Cendant announced that it had entered into a definitive agreement with Homestore.com, Inc. to sell the Move.com Group's businesses. Consummation of the transaction is subject to certain customary closing conditions, including antitrust approval under the HSR. Although no assurances can be given, Cendant expects to complete the transaction during the first quarter of 2001.

 Strategic Alliance

   On January 27, 2000, the Move.com Group announced a strategic alliance with AltaVista, a new-media and commerce network, to create a co-branded real estate channel on the AltaVista website. Under the terms of the three-year agreement, the Move.com Group will pay AltaVista up to $40 million to be an exclusive real estate content provider of the new AltaVista Real Estate Channel. In addition, the move.com network will be exclusively featured through banners and links on keyword searches for most real estate and moving related terms.

 Cash Flows

   During the nine months ended September 30, 2000, the Move.com Group used $33.2 million of cash flows from continuing operations primarily for the Move.com Group's increased investment in marketing and development of the Move.com network. During the nine months ended September 30, 2000, the Move.com Group used $12.4 million of cash flows from investing activities primarily for increased capital expenditures and acquisition related activity. During the nine months ended September 30, 2000, cash flows from financing activities were $48.4 million, which consisted solely of funding from Cendant.

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

 Capital Expenditures

   During the nine months ended September 30, 2000, the Move.com Group invested $11.6 million in property and equipment to support operational growth and to enhance marketing opportunities. The Move.com Group anticipates an aggregate capital expenditure investment of approximately $15 million.

 Class Action Litigation and Government Investigations

   Since the April 15, 1998 announcement of the discovery of accounting irregularities in the former business units of CUC International Inc., or CUC, approximately 70 lawsuits claiming to be class actions, two lawsuits claiming to be brought derivatively on Cendant's behalf and several individual lawsuits and arbitration proceedings have commenced in various courts and other forums against Cendant and other defendants by or on behalf of persons claiming to have purchased or otherwise acquired securities or options issued by CUC or Cendant between May 1995 and August 1998.

   The Securities and Exchange Commission, or SEC, and the United States Attorney for the District of New Jersey are also conducting investigations relating to the matters referenced above. As a result of the findings from Cendant's internal investigations, Cendant made all adjustments considered necessary by Cendant, which are reflected in its previously filed restated financial statements for the years ended December 31, 1997, 1996, and 1995 and for the six months ended June 30, 1998. On June 14, 2000, pursuant to an offer of settlement made by Cendant, the SEC issued an Order Instituting Public Administrative Proceedings Pursuant to Section 21C of the Securities and Exchange Act of 1934, Making Findings and Imposing a Cease and Desist Order. In such Order, the SEC found that Cendant had violated certain financial reporting provisions of the Securities and Exchange Act of 1934 and ordered Cendant to cease and desist from committing any future violations of such provisions. No financial penalties were imposed against Cendant.

   On December 7, 1999, Cendant announced that it reached a preliminary agreement to settle the principal securities class action pending against Cendant in the U.S. District Court in Newark, New Jersey, or the District Court, brought on behalf of purchasers of all Cendant and CUC publicly traded securities, other than PRIDES, between May 1995 and August 1998. Under the agreement, Cendant would pay the class members approximately $2.85 billion in cash. The definitive settlement document was approved by the District Court by order dated August 14, 2000. Certain parties in the class action have appealed the District Court's order approving the settlement and its related orders approving the plan of allocation of the settlement fund and awarding attorneys' fees and expenses to counsel for the lead plaintiffs. The U.S. Court of Appeals for the Third Circuit has not issued a briefing schedule for the appeals.

   The settlement does not encompass all litigation asserting claims associated with the accounting irregularities. Cendant does not believe that it is feasible to predict or determine the final outcome or resolution of these unresolved proceedings. Move.com Group is currently not a party to such litigation and do not believe that there is any basis for an assertion of a claim thereunder. As such, the Move.com Group together with Cendant do not believe that the impact of such unresolved proceedings should result in a material liability to the Move.com Group in relation to our combined financial position or liquidity.

 Other Pending Litigation

   The Move.com Group is involved in pending litigation in the usual course of business. In the Move.com Group's opinion, such other litigation will not have a material adverse effect on the Move.com Group's combined financial position, results of operations or cash flows.

 Recent Accounting Pronouncements

   In June 2000, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 was previously amended by SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," which deferred the effective date of SFAS No. 133 to fiscal years commencing after June 15, 2000. SFAS No. 133 requires that all derivatives be recorded in the balance sheet as assets or liabilities and measured at fair value. If the derivative does not qualify as a hedging instrument, changes in fair value are to be recognized in net income. If the derivative does qualify as a hedging instrument, changes in fair value are to be recognized either in net income or other comprehensive income consistent with the asset or liability being hedged. The Move.com Group does not have any significant derivative financial instruments or hedging activities and as such, expects that there will be no material impact as a result of the implementation of these standards.

   In March 1998, the American Institute of Certified Public Accountants issued Statement of Position, or SOP, No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. The adoption of SOP 98-1 in the first quarter of 1999 did not have a significant impact on the Move.com Group's financial position, results of operations or cash flows.

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

                               RELATED AGREEMENTS

Master Operating Agreement

   We, Move.com, Cendant and each of Cendant's Century 21 Real Estate Corporation, Coldwell Banker and ERA Franchise Systems, Inc. brands, which we refer to as the Brands, entered into a master operating agreement in which we agreed to display on our websites information related to the sale, purchase, lease and/or rental of real property provided by the Brands and by any real estate franchiser created by Cendant or the Brands.

   Cendant and the Brands agreed to give us an exclusive license to use listing information related to the sale, purchase, lease and/or rental of real property, which we refer to as Listing Data. Cendant and the Brands agreed to give us a non-exclusive license to use (1) contact information relating to persons or entities that have recently purchased, rented or leased real property, which we refer to as New Resident Data, (2) information related to real property sales agents and brokers, which we refer to as Broker Agent Data and (3) any other relevant information other than Listing Data, Broker Agent Data and New Resident Data, which we refer to as Other Data. Cendant and the Brands are also obligated, subject to pre-existing obligations, to have any acquired real estate franchiser or brokerage, which we refer to as Acquired Brands, provide us a non-exclusive license to use Listing Data, Broker Agent Data, New Resident Data and/or Other Data. We have a right of first refusal to enter into an exclusive contract to receive this data from any Acquired Brands. Beginning with the fifth anniversary of the effective date of the agreement, we will retain an exclusive license to listing data for so long as our websites maintain their position in the real estate website market with respect to unique visitors.

   Cendant, the Brands and the Acquired Brands will actively promote their relationship with us, endorse some of our products, participate in co-branded marketing campaigns, provide us with promotional opportunities at Cendant-sponsored trade shows, conferences and conventions, promote us in online and non-Internet advertising materials and provide us with favorable pricing for advertising in Brand publications. For three years, Cendant, the Brands and the Acquired Brands may not directly or indirectly participate in any business that operates a real property listing service or similarly competitive business and we may not directly or indirectly participate in any business whose gross revenues primarily come from the ownership or operation of a residential real property brokerage or real estate franchise system.

   The initial term of the master operating agreement is 40 years, unless terminated earlier. Either party may terminate the agreement for any material breach that a defaulting party fails to cure. If any party engages in a competitive business in violation of the agreement, we may not terminate the agreement, but the other may terminate its corresponding obligations not to participate in a competitive business.

NRT Listing Agreement

   We and NRT entered into an agreement in which we agreed to display on our websites listing data provided by NRT and any real estate franchiser or brokerage acquired or created by NRT, which we collectively refer to as the NRT entities. The NRT entities agreed to give us an exclusive license to use Listing Data. The NRT entities agreed to give us a non-exclusive license to use Broker Agent Data, New Resident Data and Other Data. Beginning with the fifth anniversary of the effective date of the agreement, our license to the listing data will be exclusive for so long as our websites maintain their position in the real estate website market with respect to unique visitors.

   The NRT entities will actively promote their relationship with us, endorse some of our products, participate in co-branded marketing campaigns, provide us with promotional opportunities at NRT-sponsored trade shows, conferences and conventions, promote us in non-Internet advertising materials and provide us with favorable pricing for advertising in NRT publications. For three years, the NRT entities may not directly or indirectly participate in any business that operates a real property listing service or similarly competitive business. For three years, we may not directly or indirectly participate in any business whose gross revenues primarily come from the ownership or operation of a residential real property brokerage or real estate franchise system.

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

   The term of the NRT Agreement shall initially expire on June 28, 2008, unless terminated earlier. Either party may terminate the agreement for any material breach that a defaulting party fails to cure. If any of the NRT entities or us engages in a competitive business in violation of the agreement, neither party may terminate the agreement, but may terminate the corresponding obligations not to participate in a competitive business. We have a right of first negotiation up until 90 days before the expiration of the agreement, and after that time, NRT Agreement will negotiate with us on a non-exclusive basis for 30 days regarding entering into a new agreement.

Corporate Services Transition Agreement

   We and Cendant entered into a Corporate Services Transition Agreement for the delivery of specified transitional and other services by Cendant to us and from us to Cendant. Unless otherwise noted, each party will provide these transitional services for a period of up to three months after the effectiveness of the mergers, with an option to renew on a month-to-month basis, as mutually agreed upon by both parties.

   Services to be Provided by Cendant. Cendant agreed to provide the following services to us for the Move.com and Welcome Wagon businesses:

  . corporate payroll and human resources processing and tax compliance and planning services, for a payroll processing fee per employee and a fee for each manual check provided, and any one time costs associated with the ownership change. Any additional fees will be charged based on Cendant's actual cost plus a specified percentage;

  . accounts payable and time and expense report processing services, for a fee based on each invoice, report or form reissued, with any additional fees to be charged based on Cendant's actual cost plus a specified percentage; and

  . fixed asset administration, corporate financial systems, general accounting, general ledger and financial reporting and data center support services for a fee based on Cendant's actual cost plus a specified percentage.

   Services to be Provided by Us. We agreed to provide services to National Home Connections, LLC, which was owned by Move.com prior to the mergers, but will be transferred to Cendant prior to the mergers. We agreed to provide general accounting procedures and IT consulting for website design. The fees charged will be based on our actual cost plus a specified percentage.

   The agreement provides that the parties may agree to provide additional services for a fee equal to the estimated fee plus 10%, or if not estimated, at the other party's cost plus a specified percentage. This agreement may be terminated if both parties agree. It may also be terminated by either party if the other party breaches its obligations under the agreement, the other party becomes insolvent or performance becomes impossible or impractical for a period of one month by reason of the occurrence of events beyond the reasonable control of the party.

Web Marketing Agreement

   We and Cendant entered into a web marketing agreement, in which we agreed to display Cendant advertisements on our websites over a three year period.

   Either party may terminate the agreement at any time in the event that the other party materially breaches the agreement and the breach remains uncured for 30 days, or if the other party becomes insolvent or unable to pay its debts.

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

Transaction Platform Marketing Agreements

   We entered into a Transaction Platform Marketing Agreement with Cendant and other entities affiliated with Cendant and a Transaction Platform Marketing Agreement with NRT. These agreements will provide that the parties to the agreements will promote, endorse, recommend and market our real estate transaction management platform technologies, which will provide transaction processing and support services to aid real estate brokers in assisting real estate purchasers and sellers in fulfilling the closing conditions of a real estate purchase contract. In addition, Cendant, some of its affiliates and NRT will also agree to exclusively install, implement and use the platform and key system components. Pricing under these agreements will be negotiated between us and Cendant and us and NRT, respectively, and if pricing terms are not agreed to by April 1, 2001, the pricing terms shall be settled by arbitration.

   These agreements have three-year terms, which will commence on the earlier to occur of April 1, 2001 or the date upon which substantially all of the transaction platform is first made generally commercially available by us. The agreements may be terminated earlier by either party if: (1) the other materially breaches the terms of the agreements; (2) the other becomes voluntarily subject to bankruptcy or other similar proceedings; (3) an order for the dissolution of the other remains unstayed and in effect for more than 60 days; (4) any involuntary bankruptcy or similar petition or application is filed and the other party consents or acquiesces to the filing; or (5) an order appointing a trustee, receiver, custodian, liquidator or similar official or approving such a petition remains unstayed and in effect for more than 60 days.

Software License Agreement

   We and RETT entered into a software license agreement under which we, through our subsidiary Top Producer Systems Company, or Top Producer, will develop and provide to RETT an automated sales associate and broker system. We or Top Producer will provide updates and/or upgrades to RETT under the terms of a maintenance and support agreement, the terms of which shall be agreed at a later date. The agreement will become effective on the later of (1) January 2, 2001 or (2) the effective date of the Master Operating Agreement, and will remain in force for a term of two years, however, the license granted under the license agreement will be a perpetual license, subject to revocation. The agreement may be terminated by a party if the other party (A) breaches agreement in any material respect and fails to cure the violation within 60 days after receiving written notice of such violation or (B) undergoes a dissolution, liquidation or other insolvency event.

Marketplace Agreements

   We entered into Marketplace Agreements with Cendant and each of the Brands. These agreements provide us (1) the right to act as the exclusive advertising agent for Brand websites and Cendant websites, (2) the option to include a marketplace on the Brand websites and the Cendant websites and (3) an option to host these websites.

   We will also have the exclusive right to sell some types of advertising space on the Brand websites and the Cendant websites. The parties agreed to share any advertising revenues that may be derived from the sale of advertisements on these websites. The parties will also share any profits derived from sales to customers linked to the marketplace from the Brands' websites.

   If we exercise our option to host the Brand websites and the Cendant websites, the terms of the hosting arrangement will be negotiated between the parties. These agreements will have 40 year terms. If a party materially breaches the agreement, then within ten days of receipt of written notice of the breach, an executive of each party will meet to determine whether a breach occurred and the appropriate remedy for the breach. If the executives cannot agree on whether a breach occurred or the appropriate remedy, then within 30 days of their initial meeting, the parties will submit the dispute to arbitration if the parties' chief executive officers are unable to resolve the dispute. Upon determination of an appropriate remedy by the parties or the arbitrator, the breaching party will have 90 days, or such greater time as the parties agree, to cure the breach, or the other party may terminate the agreement.

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iLEAD Agent Services Agreement

   We and RETT entered into an agreement under which RETT will purchase from us our iLEAD services for Brand sales associates. The agreement will become effective on the later of (1) January 2, 2001 or (2) the effective date of the Master Operating Agreement and will remain in force for a term of one year from the date we actually begin providing services under the agreement.

Support Agreements

   Cendant required some of our stockholders to enter into support agreements. These stockholders were: America Online Inc.; Fannie Mae; Kleiner Perkins Caufield & Byers; National Association of Realtors; Richard Janssen; and Stuart Wolff, Ph.D. These support agreements require these stockholders to vote the shares of our common stock owned by them in favor of the merger agreement and the mergers and against any proposal in opposition to or competition with the mergers. These stockholders also granted Cendant an irrevocable proxy to vote their shares of our common stock at the special meeting. As of the record date, these stockholders beneficially owned 24,465,675 shares of our common stock, which represented approximately 29.6% of our outstanding common stock. These stockholders also agreed not to sell or transfer the Homestore.com common stock they own until the termination of the support agreements. The support agreements will terminate upon the earlier of the termination of the merger agreement or the completion of the mergers.

Purchase Agreement

   We and RETT entered into a Purchase Agreement under which it will purchase some of our products and services for Cendant franchisees. RETT agreed to purchase these products and services through 2002. The agreement may be terminated if either party materially breaches a material term of the agreement and fails to remedy the breach within 60 days of receiving notification of the breach.

Combined Value of Related Agreements

   The combined value of the commitments to purchase professional products from us is approximately $176 million on a net present value basis. The net present value was determined using the following assumptions: (1) projected cash flows,
(2) calculated terminal value, (3) discount rate of 20% and (4) a terminal forward revenue multiple of 3.0x.

Registration Rights Agreement

   We entered into a registration rights agreement with Cendant. On up to three occasions, Cendant can request that we file a registration statement with the SEC, registering for public resale of no more than 10% of the shares of our common stock it receives in the mergers. We will only be required to effect one registration in any 12-month period and shall not be required to keep a registration statement effective for more than 120 days. Cendant will also be entitled to "piggyback" registration rights after the first anniversary of the closing of the mergers entitling it, subject to limitations, to include the shares of our common stock it receives in the mergers in a registration statement filed with the SEC by us.

   In addition, no earlier than the earlier of 90 days after the closing of the mergers, or May 31, 2001, we must file a registration statement on Form S-3 and maintain the effectiveness of the registration statement for one (1) year for a public offering of shares of our common stock held by holders of Tracking Stock. The registration rights agreement will terminate ten years from the effective date of the mergers or earlier if the shares may be publicly resold in ninety (90) day period without registration under the Securities Act under Rule 144 of the Securities Act.

Stockholder Agreement

   We and Cendant will enter into a Stockholder Agreement.

   Standstill Provisions. For a period of ten years, Cendant will not be permitted to acquire additional shares of our common stock or other of our voting securities if the acquisition would increase the number of our voting securities beneficially owned by Cendant in excess of the number of shares Cendant receives in the mergers plus the shares of our common stock Cendant currently owns. This restriction does not apply to additional shares of our voting stock acquired as a result of a stock split, stock dividend, recapitalization or similar event. During that same ten year period, Cendant will also be prohibited from:

  . soliciting proxies or from acting in concert with any person soliciting proxies with respect to any of our voting securities;

  . depositing its shares of our stock into a voting trust;

  . joining a group for the purposes of acquiring, holding, voting or disposing of our stock; and

  . either alone or in concert with others, seeking to control our management, board of directors or policies.

   Restrictions on Transfer. Cendant will be prohibited from transferring any of our voting stock or any of our non-voting convertible securities to any person who is currently, or will after the transfer, beneficially own more than 5% of our outstanding voting stock or voting power. This restriction will not apply to transfers to institutional mutual funds that are only in the business of passively holding and trading shares of publicly traded companies and are not required to report its holdings with SEC on a Schedule 13D.

   Between the first and third anniversary of the mergers, Cendant will be permitted to transfer no more than 3.2 million shares and these shares may only be transferred during four 90-day periods, with only 800,000 shares being able to be transferred during any one ninety day period. In addition, any of these sales must be made in compliance with the volume and manner of sale requirements of Rule 144 of the Securities Act, or as a result of the exercise of Cendant's piggyback registration rights. After the third anniversary of the mergers, Cendant will be required to transfer its shares only in sales made in compliance with the volume and manner of sale requirements of Rule 144 of the Securities Act or upon exercise of its three (3) demand registration rights.

   Cendant may not directly or indirectly, sell, offer to sell, contract to sell, loan, grant an option to purchase or otherwise dispose of any shares it holds immediately prior to the mergers for a period of 180 days after the closing the mergers. If requested by any underwriter of our securities, Cendant has agreed to be bound by similar restrictions on transfer for a period of 90 days after the effective date of the registration statement of that underwritten offering, provided that a majority of our board of directors agrees to be similarly bound.

   Voting Restrictions. For a period ending on the later of five years from the date of the mergers, or the earlier of (1) when Cendant transfers more than 50% of its shares of our stock to persons not affiliated with Cendant or (2) when Cendant ceases to beneficially own more than 5% of our outstanding voting stock, which we refer to as the Proportionate Voting Period, Cendant will be obligated to vote the shares of our stock it holds in the same manner and proportion as cast by the holders of our voting stock other than Cendant or its affiliates. Cendant will also be required to be present in person or proxy at all meetings of our stockholders. In addition, Cendant will not be permitted to exercise any dissenter's rights in connection with any merger, consolidation or other reorganization approved by our board of directors. It has also agreed to be bound by any standard pooling affiliate lock up agreement if requested by us if required to maintain pooling-of-interests treatment with respect to a merger, consolidation or reorganization transaction.

   If, after the termination of the Proportionate Voting Period, Cendant beneficially owns 5% or more of our voting stock, then the Proportionate Voting Period will be reinstated. However, the Proportionate Voting Period will terminate if the Master Operating Agreement is terminated or upon the fifteenth anniversary of the Stockholder Agreement.

                             STOCKHOLDER PROPOSALS

   Under Rule 14a-8 of the Exchange Act, a stockholder may present one proposal for inclusion in our proxy statement and for consideration at a special meeting of our stockholders if the stockholder is eligible under Rule 14a-8 and if that stockholder complies with the procedural requirements of Rule 14a-8. Generally, to be eligible, a stockholder must have held at least $2,000 in market value of our common stock for at least one year before the date the stockholder submits the proposal and must establish proof of ownership of these securities. The proposal must clearly state the proposed course of action the stockholder believes we should adopt, but may not exceed 500 words in length.

   Proposals of stockholders which are intended to be presented by such stockholders at our 2001 annual meeting must be received by us no later than December 1, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

   We advise stockholders that, until further notice, notice of a stockholder-sponsored proposal submitted outside of the process of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e., a proposal to be presented at the next annual meeting of stockholders but not submitted for inclusion in Homestore.com's proxy statement) will be considered untimely under Homestore.com's bylaws unless it is received between January 12 and February 11, 2001.

                                 OTHER BUSINESS

   Our board of directors does not presently intend to bring any other business before the special meeting of stockholders, and, so far as is known to the board, no matters are to be brought before the special meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting those proxies.

   Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

   This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "forecasts," "may," "might," "could," "will" and "should" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include those described in the "Risks Relating to the Mergers" section and in the section entitled "The Mergers--Our reasons for the mergers."

   You should not place undue reliance on forward looking statements contained in the proxy statement, which reflect the analysis of our management as of the date of this proxy statement. We do not undertake any obligation to release publicly the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

          DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT

   This proxy statement incorporates documents by reference that are not presented in or delivered with it. All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this proxy statement and before the date of the special meeting of stockholders, are incorporated into this proxy statement by reference and will constitute a part of this proxy statement from the date of filing of those documents. You should rely only on the information contained in this proxy statement or that we have referred you to. We have not authorized anyone to provide you with information that is different.

   The following documents, which have been filed by us with the Securities and Exchange Commission, are incorporated into this proxy statement by reference:

  . Our Annual Report on Form 10-K for the fiscal year ended December 31,
    1999;

  . Our Quarterly Report on Form 10-Q for the three-month period ended March
    31, 2000;

  . Our Quarterly Report on Form 10-Q for the three-month period ended June
    30, 2000;

  . Our Quarterly Report on Form 10-Q for the three-month period ended
    September 30, 2000;

  . Our Definitive Proxy Statement relating to our 2000 Annual Meeting of
    Stockholders filed with the Securities and Exchange Commission on March 10, 2000;

  . Our Current Report on Form 8-K filed with the Securities and Exchange
    Commission on November 15, 1999;

  . Our Amended Current Report on Form 8-K/A filed with the Securities and
    Exchange Commission on December 7, 1999;

  . Our Current Report on Form 8-K filed with the Securities and Exchange
    Commission on October 27, 2000; and

  . The description of our common stock contained in our registration statement on Form 8-A, effective August 6, 1999, and any amendment or report filed for the purpose of updating that description.

   To the extent that any statement in this proxy statement is inconsistent with any statement that is incorporated by reference, the statement in this proxy statement will control. The incorporated statement will not be deemed, except as modified or superseded, to be a part of this proxy statement or the registration statement of which this proxy statement is a part.

                      WHERE YOU CAN FIND MORE INFORMATION

   The documents incorporated by reference into this proxy statement are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this proxy statement, not including exhibits to the information, unless those exhibits are specifically incorporated by reference into this proxy statement, to you, without charge, upon written or oral request. You should make any request for documents by December 15, 2000 to ensure timely delivery of the documents.

   We file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission:

Judiciary Plaza            Citicorp Center          Seven World Trade Center
Room 1024                  500 West Madison Street  13th Floor
450 Fifth Street, N.W.     Suite 1400               New York, New York 10048
Washington, D.C. 20549     Chicago, Illinois 60661

   Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding us. The address of this website is http://www.sec.gov.

   This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock of Homestore.com or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make the offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this document nor any distribution of securities means, under any circumstances, that there has been no change in the information set forth in this document or in the affairs of Homestore.com since the date of this document. The information contained in this document with respect to the Move.com Group was provided by Move.com, Welcome Wagon and Cendant, and the information contained in this document with respect to and the information contained in this document with respect to Homestore.com was provided by Homestore.com.

          INDEX TO COMBINED FINANCIAL STATEMENTS OF THE MOVE.COM GROUP

                                                                            Page
                                                                            ----
Independent Auditors' Report..............................................  F-2

Combined Statements of Operations for the Nine Month Period Ended
 September 30, 2000 and the Years Ended December 31, 1999 and 1998........  F-3

Combined Balance Sheets as of September 30, 2000 and December 31, 1999 and
 1998.....................................................................  F-4

Combined Statements of Cash Flows for the Nine Month Period Ended
 September 30, 2000 and the Years Ended December 31, 1999 and 1998........  F-5

Combined Statements of Group Equity for the Nine Month Period Ended
 September 30, 2000 and the Years Ended December 31, 1999 and 1998........  F-6

Notes to Combined Financial Statements....................................  F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Cendant Corporation
Parsippany, New Jersey

   We have audited the accompanying combined balance sheets of Move.com Group (the "Group"), as defined in Note 1, as of September 30, 2000, December 31, 1999 and 1998, and the related combined statements of operations, cash flows and group equity for the periods then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Group as of September 30, 2000, December 31, 1999 and 1998, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE, LLP

October 23, 2000
(October 27, 2000 as to Note 14)

                                 MOVE.COM GROUP

                       COMBINED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                 Nine Months    Years Ended
                                                    Ended       December 31,
                                                September 30, -----------------
                                                    2000        1999     1998
                                                ------------- --------  -------
Net revenue....................................   $ 67,875    $ 79,826  $83,509
Cost of revenue................................     21,909      13,935    8,497
                                                  --------    --------  -------
  Gross profit.................................     45,966      65,891   75,012
                                                  --------    --------  -------
Expenses
  Selling and marketing........................     80,260      44,010   50,543
  General and administrative...................     30,459      36,279   25,815
  Product development..........................      6,496       3,922      193
  Depreciation and amortization................      5,058       4,465    3,599
  Restructuring and other unusual charges......      3,313         --       --
  Interest, net................................       (479)        --       --
                                                  --------    --------  -------
    Total expenses.............................    125,107      88,676   80,150
                                                  --------    --------  -------
Loss before income tax benefit.................    (79,141)    (22,785)  (5,138)
Income tax benefit.............................    (31,464)     (8,817)  (1,725)
                                                  --------    --------  -------
Net loss.......................................   $(47,677)   $(13,968) $(3,413)
                                                  ========    ========  =======




                  See Notes to Combined Financial Statements.

                                 MOVE.COM GROUP

                            COMBINED BALANCE SHEETS
                                 (In thousands)

                                                                 December 31,
                                                  September 30, ---------------
                                                      2000       1999    1998
                                                  ------------- ------- -------
Assets
Current assets
  Cash and cash equivalents......................    $ 3,779    $ 1,000 $   --
  Accounts receivable (net of allowance for
   doubtful accounts of $7,681, $5,547 and
   $4,522, respectively).........................     18,605     20,589  16,368
  Investment in marketable securities............      9,410        --      --
  Other current assets...........................      1,668      2,949     484
  Deferred income taxes..........................      6,223        491     --
                                                     -------    ------- -------
Total current assets.............................     39,685     25,029  16,852
                                                     -------    ------- -------
Investment in restricted securities..............     11,429        --      --
Property and equipment, net......................     19,787     10,536   9,573
Goodwill, net....................................     16,414     14,922  17,253
Deferred income taxes............................      2,743      1,199     802
Other assets.....................................      2,771      2,760   2,136
                                                     -------    ------- -------
Total assets.....................................    $92,829    $54,446 $46,616
                                                     =======    ======= =======
Liabilities and group equity
Current liabilities
  Accounts payable...............................    $ 4,961    $ 3,256 $ 2,805
  Accrued employee compensation..................      2,476      7,293   1,411
  Accrued expenses...............................     11,232      7,589   5,626
  Deferred income................................     11,057     12,492   5,339
  Deferred income taxes..........................        --         --      603
                                                     -------    ------- -------
Total current liabilities........................     29,726     30,630  15,784
                                                     -------    ------- -------
Noncurrent liabilities...........................      4,000      1,097   2,806
                                                     -------    ------- -------
Commitments and contingencies (Note 8)
Group equity.....................................     59,103     22,719  28,026
                                                     -------    ------- -------
Total liabilities and group equity...............    $92,829    $54,446 $46,616
                                                     =======    ======= =======


                  See Notes to Combined Financial Statements.

                                 MOVE.COM GROUP

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                 Nine Months    Years Ended
                                                    Ended       December 31,
                                                September 30, -----------------
                                                    2000        1999     1998
                                                ------------- --------  -------
Operating Activities
  Net loss....................................    $(47,677)   $(13,968) $(3,413)
  Adjustments to reconcile net loss to net
   cash provided by (used in) operating
   activities:
    Depreciation and amortization.............       5,058       4,465    3,599
    Provision for doubtful accounts...........       2,134       1,025      685
    Non-cash stock option compensation........       2,935         264      --
    (Gain) loss on disposal of assets.........         (99)        282      280
    Loss on sale of marketable securities.....       2,924         --       --
    Deferred income taxes.....................      (1,763)     (1,491)      23
    Net change in assets and liabilities from
     operations, net of acquisitions:
      Accounts receivable.....................          31      (5,246)  (3,872)
      Other current assets....................       1,281      (2,465)     (40)
      Accounts payable and other current
       liabilities............................         531       8,296    4,125
      Deferred income.........................      (1,435)      7,153   (1,777)
      Noncurrent liabilities..................       2,903      (1,709)   2,806
      Other assets............................         (11)       (624)     (39)
                                                  --------    --------  -------
Net cash provided by (used in) operating
 activities...................................     (33,188)     (4,018)   2,377
                                                  --------    --------  -------
Investing Activities
  Property and equipment additions............     (11,583)     (3,645)  (4,368)
  Acquisition related payments................      (4,157)        --      (240)
  Proceeds from sale of marketable
   securities.................................       2,790         --       --
  Proceeds from disposal of assets............         530         --       --
  Other, net..................................         --            2      --
                                                  --------    --------  -------
Net cash used in investing activities.........     (12,420)     (3,643)  (4,608)
                                                  --------    --------  -------
Financing Activities
  Net funding from Cendant....................      48,387       8,661    2,231
                                                  --------    --------  -------
Net increase in cash and cash equivalents.....       2,779       1,000      --
Cash and cash equivalents, beginning of year..       1,000         --       --
                                                  --------    --------  -------
Cash and cash equivalents, end of year........    $  3,779    $  1,000  $   --
                                                  ========    ========  =======
Supplemental Disclosure of Cash Flow
 Information
  Income tax payments.........................    $    --     $     44  $    71
                                                  ========    ========  =======
Supplemental Non-Cash Investing Activities
  Move.com common stock issued in conjunction
   with investment in marketable securities...    $ 40,000    $    --   $   --
                                                  ========    ========  =======
  Move.com common stock issued in conjunction
   with purchase business combinations........    $  3,608    $    --   $   --
                                                  ========    ========  =======

                  See Notes to Combined Financial Statements.

                                 MOVE.COM GROUP

                      COMBINED STATEMENTS OF GROUP EQUITY
                                 (In thousands)

Balance at January 1, 1998............................................ $ 29,208
Net loss..............................................................   (3,413)
Net funding from Cendant..............................................    2,231
                                                                       --------
Balance at December 31, 1998..........................................   28,026
Net loss..............................................................  (13,968)
Net funding from Cendant..............................................    8,661
                                                                       --------
Balance at December 31, 1999..........................................   22,719
Net loss..............................................................  (47,677)
Other comprehensive loss..............................................   (7,934)
Net funding from Cendant..............................................   91,995
                                                                       --------
Balance at September 30, 2000......................................... $ 59,103
                                                                       ========





                  See Notes to Combined Financial Statements.

                                 MOVE.COM GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                         (Dollar amounts in thousands)

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

   Move.com Group (the "Group") is a combined reporting entity comprised of Welcome Wagon International, Inc. and certain subsidiaries ("Welcome Wagon") and Move.com, Inc. and certain subsidiaries ("Move.com"). The Group operates as two segments, Welcome Wagon, which distributes welcoming packages to new homeowners that include discounts for local merchants through its online and offline resources, and Move.com, which provides a broad range of quality relocation, real estate and home-related products and services through its flagship portal site, move.com and the move.com network. The move.com website was launched on January 27, 2000.

   All entities within the Group are wholly-owned or majority-owned subsidiaries of Cendant Corporation ("Cendant" or the "Parent Company"). The combined financial statements of the Group represent the aggregation of the accounts and transactions of the following legal entities:

   Welcome Wagon International, Inc.
     GTKY Printing & Mailing Corp.
     Getko Direct Response Ltd.
   Move.com, Inc.
     Move.com Mortgage, Inc.
     Move.com Operations, Inc.
     Rent Net, Inc.
     Housenet, Inc.
     Move.com U.K. Ltd.

   The Group's operations exclude the results of Getko of Canada Ltd., National Home Connections, LLC and MetroRent.

   The accompanying Combined Financial Statements include the accounts and transactions of all of the above-mentioned legal entities. All inter-Group accounts and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

 Cash and Cash Equivalents

   The Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of Credit Risk

   Financial instruments that potentially subject the Group to concentrations of credit risk consist of accounts receivable. Management periodically performs credit evaluations of its customers' financial condition and generally does not require collateral on accounts receivable. During the periods ended September 30, 2000 and December 31, 1999 and 1998, no customers accounted for more than 10% of net revenue or net accounts receivable.

                                 MOVE.COM GROUP

                         (Dollar amounts in thousands)


 Fair Value of Financial Instruments

   The Group's financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value, because of the short-term maturity and the relatively stable interest rate environment.

 Investments

   Investment in marketable securities is classified as available for sale and is carried at fair value, which is determined based upon specific identification. The corresponding net unrealized gains or losses are reported in group equity. Investment in restricted securities is restricted as to its sale and, accordingly, is recorded at cost.

 Property and Equipment

   Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets of three, five and seven years. Amortization of leasehold improvements is computed using the straight-line method over the estimated useful lives of the related assets or the lease term, if shorter.

 Goodwill

   Goodwill, which represents the excess of cost over fair value of net assets acquired, is amortized on a straight-line basis over an estimated useful life of five years. At September 30, 2000 and December 31, 1999 and 1998, accumulated amortization amounted to $10,145, $8,603 and $5,758, respectively.

 Asset Impairment

   The Group periodically evaluates the recoverability of its investments, intangible assets and long-lived assets, comparing the respective carrying values to the current and expected future undiscounted cash flows, to be generated from such assets. Property and equipment is evaluated separately within each business. The recoverability of goodwill is evaluated on a separate basis for each acquisition. Any enterprise goodwill is also evaluated using the undiscounted cash flow method.

 Insurance Contracts

   Under the terms of a purchase agreement, the Group made premium payments for various insurance contracts in which the Group retains a residual interest. The Group's residual interest in these contracts approximates their respective cash surrender value.

 Revenue Recognition

   Welcome Wagon recognizes revenues from advertising contracts with local merchants and professionals to be distributed as complimentary welcoming packages to new homeowners and other consumers throughout the United States at the time of sale of these advertisements or at the time the Group fulfills its obligation under the contract (by distributing the packages to the consumers), depending on the terms of the sale or sales contract.

   Move.com revenue sources include revenue from listing subscription fees (paid by various apartment, senior housing, corporate housing and self storage managers), banner advertising commitments and sponsorship advertising contracts. Revenue from the listing subscription fees, including any up-front payments, is

                                 MOVE.COM GROUP

                         (Dollar amounts in thousands)

recognized on a straight-line basis over the contract period, which is generally one year. Banner advertising commitments (ranging from one week to one year) and sponsorship advertising contracts (ranging from three months to three years), including any up-front payments, are recognized ratably over the period in which the advertisement is displayed, provided that no significant Group obligations remain at the end of a period and collection of the resulting receivable is probable. The Group obligations may include guarantees of minimum number of "impressions", or times that an advertisement appears in pages viewed by users. To the extent minimum guaranteed impressions are not met, the Group defers recognition of revenues until the remaining guaranteed impression levels are achieved.

   Revenue is recorded net of price adjustments.

   Deferred income represents the unearned portion of listing and advertising fees received in advance.

 Product Development Expenses

   Product development expenses are expensed as incurred and include costs incurred by the Group to develop and enhance the move.com network.

 Advertising Expenses

   Advertising expenses are expensed in the period incurred. For the periods ended September 30, 2000 and December 31, 1999 and 1998, advertising expenses were $46,895, $13,176 and $6,919, respectively.

 Commission Expenses

   Commission expenses are expensed in the period incurred. For the periods ended September 30, 2000 and December 31, 1999 and 1998, commission expenses were $7,404, $10,239 and $8,538, respectively.

 Income Taxes

   The Group is included in the consolidated federal income tax return of Cendant. In addition, the Group files unitary and combined state income tax returns with Cendant in jurisdictions where required. As such, income tax expense is allocated to the Group, and reflected in the Group's financial statements, in accordance with Cendant's tax allocation policy.

   Cendant's tax allocation policy provides that the financial statement expense or benefit, as the case may be, will be allocated to the Group in an amount equal to the difference between (x) the consolidated income tax expense or benefit of Cendant for financial statement purposes, and (y) the consolidated income tax expense or benefit of Cendant for financial statement purposes computed without including the Group's financial statement pretax income and any other relevant amounts properly allocable to the Group. If the above computation results in a positive amount, such amount will be allocated to the Group as a tax expense. If the above computation results in a negative amount, such amount will be allocated to the Group as a tax benefit.

   Valuation of the tax assets is not considered necessary by the Group based on the Parent Company's ability to utilize such tax assets.

                                 MOVE.COM GROUP

                         (Dollar amounts in thousands)


 Recent Accounting Pronouncements

   In June 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 was previously amended by SFAS No. 137 "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," which deferred the effective date of SFAS No. 133 to fiscal years commencing after June 15, 2000. SFAS No. 133 requires that all derivatives be recorded in the balance sheet as assets or liabilities and measured at fair value. If the derivative does not qualify as a hedging instrument, changes in fair value are to be recognized in net income. If the derivative does qualify as a hedging instrument, changes in fair value are to be recognized either in net income or other comprehensive income consistent with the asset or liability being hedged. At September 30, 2000 and December 31, 1999 and 1998, the Group did not have any significant derivative financial instruments or hedging activities. Accordingly, the Group expects that there will be no material impact as a result of the implementation of these standards.

   In March 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. The adoption of SOP 98-1 in the first quarter of 1999 did not have a significant impact on the Group's financial position, results of operations or cash flows.

3. COMPREHENSIVE INCOME

   The components of comprehensive income are summarized as follows:

                                                            Nine Months Ended
                                                            September 30, 2000
                                                            ------------------
   Net loss................................................      $(47,677)
   Unrealized loss on marketable securities, net of tax of
    $5,513.................................................        (7,934)
                                                                 --------
   Total comprehensive income..............................      $(55,611)
                                                                 ========

   The after tax components of accumulated other comprehensive loss for the nine months ended September 30, 2000 are as follows:

                                                                 Unrealized Loss
                                                                  on Marketable
                                                                   Securities
                                                                 ---------------
   Balance, January 1, 2000.....................................     $  --
   Current period change........................................     (7,934)
                                                                     ------
   Balance, September 30, 2000..................................     (7,934)
                                                                     ======

4. RESTRUCTURING AND OTHER UNUSUAL CHARGES

   During the nine months ended September 30, 2000, the Group's management, with the appropriate level of authority, formally committed to various strategic initiatives. As a result of such initiatives, during the nine months ended September 30, 2000, the Group incurred restructuring and other unusual charges ("Unusual Charges") of $3,313, all of which were personnel related charges. The restructuring initiatives were aimed at improving the overall level of organizational efficiency, consolidating and rationalizing existing processes,

                                 MOVE.COM GROUP

                         (Dollar amounts in thousands)

reducing cost structures in the Group's underlying businesses and other related efforts. Through September 30, 2000, the Group paid out $2,451 of the Unusual Charges. The remaining liability associated with the Unusual Charges of $862 at September 30, 2000, is classified as a component of accrued expenses. These initiatives are expected to be substantially completed over the next six months. The personnel related costs include severance resulting from the consolidation and relocation of business operations and certain corporate functions as well as other related costs. The Group formally communicated to 38 employees, representing a wide range of employee groups, as to their separation from the Group. As of September 30, 2000, approximately 24 employees were terminated from the Group.

5. PROPERTY AND EQUIPMENT, NET

   Property and equipment, net, consisted of:

                                                               December 31,
                                                September 30, ---------------
                                                    2000       1999    1998
                                                ------------- ------- -------
   Building....................................   $  4,131    $ 4,134 $ 4,095
   Leasehold improvements......................      8,420      1,473     --
   Computer and telephone equipment............     13,103     10,665   9,284
   Office furniture............................      2,174        992     673
                                                  --------    ------- -------
                                                    27,828     17,264  14,052
   Less accumulated depreciation and
    amortization...............................      8,041      6,728   4,479
                                                  --------    ------- -------
                                                  $ 19,787    $10,536 $ 9,573
                                                  ========    ======= =======

6. INCOME TAXES

   The income tax benefit (expense) consisted of:

                                                 Nine Months    Years Ended
                                                    Ended      December 31,
                                                September 30, ---------------
                                                    2000       1999    1998
                                                ------------- ------- -------
   Current:
     Federal...................................   $ 23,660    $ 5,758 $ 1,402
     State.....................................      6,041      1,568     346
                                                  --------    ------- -------
                                                    29,701      7,326   1,748
                                                  --------    ------- -------
   Deferred:
     Federal...................................      1,543      1,305     (20)
     State.....................................        220        186      (3)
                                                  --------    ------- -------
                                                     1,763      1,491     (23)
                                                  --------    ------- -------
                                                  $ 31,464    $ 8,817 $ 1,725
                                                  ========    ======= =======

                                 MOVE.COM GROUP

                         (Dollar amounts in thousands)


   Deferred income tax assets and liabilities consisted of:

                                                               December 31,
                                                 September 30, --------------
                                                     2000       1999    1998
                                                 ------------- ------  ------
   Current deferred tax asset (liability):
     Accrued expenses...........................    $   409    $   84  $  103
     Prepaid expenses...........................     (2,771)   (1,811) (2,514)
     Unrealized loss on marketable securities...      5,513        --      --
     Provision for doubtful accounts............      3,072     2,218   1,808
   Noncurrent deferred tax asset (liability):
     Depreciation and amortization..............      1,355     1,106     648
     Stock option compensation..................      1,281       105      --
     Other......................................        107       (12)    154
                                                    -------    ------  ------
                                                    $ 8,966    $1,690  $  199
                                                    =======    ======  ======

   The Group's effective income tax rate differs from the statutory federal rate as follows:

                                                               December 31,
                                                 September 30, --------------
                                                     2000       1999    1998
                                                 ------------- ------  ------
   Federal statutory rate.......................       35.0%     35.0%   35.0%
   State and local income taxes, net of federal
    tax benefit.................................        5.2       5.0     4.3
   Amortization of nondeductible goodwill.......       (0.3)     (1.0)   (4.6)
   Other, net...................................       (0.1)     (0.3)   (1.1)
                                                    -------    ------  ------
                                                      39.8%      38.7%   33.6%
                                                    =======    ======  ======

7. RELATED PARTY TRANSACTIONS

   The Group maintains several related party agreements with its Parent Company and/or its affiliates.

   During 1999 and 1998, the Group had an Internet engineering services agreement with Cendant, whereby services were charged to the Group based upon usage volume. Such charges were $1,773 and $795 for the years ended December 31, 1999 and 1998, respectively. During 2000, Cendant provided similar Internet engineering services to the Group without a formal agreement between the Group and Cendant. Charges for such services were $3,287 for the nine months ended September 30, 2000.

   On October 1, 1999, the Group entered into a 40-year Internet Cooperation Agreement with each of Cendant's three real estate franchise systems. Under the terms of these agreements, the Group receives fees for website management. Such fees were $3,653 during 2000 and $429 during 1999.

   On February 15, 1999, the Group entered into a one-year advertising agreement with Cendant Mortgage Corporation, whereby the Group provides advertising space and links to various mortgage programs and products on its website. The agreement is renewable every six months commencing after the first year until cancelled by either party. The Group received $1,931 and $360 of revenue under this agreement during the periods ended September 30, 2000 and December 31, 1999, respectively.

   On January 1, 1999, Cendant entered into a four-year agreement with a telecommunications service provider (the "Provider"), which permits the Group to use the voice telecommunication services available to

                                 MOVE.COM GROUP

                         (Dollar amounts in thousands)

Cendant pursuant to a Cendant agreement that is shared with the Group. The Group receives bills directly from the Provider and is obligated under the service agreement to meet its affiliate guarantee of $300 of annual billings. Any shortfalls in meeting that guarantee will be reimbursed to Cendant by the Group. No such shortfall existed in 2000 or 1999.

   Cendant and its subsidiaries also provide various services to the Group, including certain general and administrative services and employee benefit services. Such general and administrative services are accounted for as general and administrative costs ("G&A") and are included in the Combined Statements of Operations. Such charges include legal, accounting (tax and financial), information and telecommunications services, marketing, intellectual property, public relations, corporate offices and travel costs. Cendant allocates the cost of its G&A services to the Group generally based on utilization. Where determinations based on utilization are impracticable, Cendant uses percentage of revenues or other methods and criteria. Allocated charges for G&A totaled $469, $1,787 and $1,634 for the periods ended September 30, 2000 and December 31, 1999 and 1998, respectively. In addition, the Group paid $6,424 and $6,945 for the periods ended December 31, 1999 and 1998, respectively, to another subsidiary of Cendant for the use of certain trademarks. These agreements were terminated as of December 31, 1999.

   The Group's employees participate in Cendant sponsored medical and defined contribution benefit plans. The cost of such plans is allocated to the Group based on a percentage of total payroll dollars. These allocations were $1,504, $2,189 and $2,102 for the periods ended September 30, 2000 and December 31, 1999 and 1998, respectively.

   Cendant has provided necessary funding for the operations and investments of the Group and such funding has been accounted for as capital contributions from Cendant and recorded as group equity along with the Group's accumulated net income or loss and other comprehensive loss.

8. COMMITMENTS AND CONTINGENCIES

 Leases

   The Group leases its office facilities under operating leases. During the fourth quarter of 1999, the Group entered into a lease for a larger facility that was occupied during January 2000 to accommodate the operations of its flagship portal site, move.com and the move.com network. Rental expense was $3,729, $1,376 and $987 for the periods ended September 30, 2000 and December 31, 1999 and 1998, respectively.

   Future minimum rental payments required under non-cancelable operating leases as of September 30, 2000, including the January 2000 facility lease, are as follows:

   October 1, 2000 through December 31, 2000.......................... $  1,095
   2001...............................................................    4,147
   2002...............................................................    4,190
   2003...............................................................    3,787
   2004...............................................................    3,869
   Thereafter.........................................................    7,670
                                                                       --------
                                                                       $ 24,758
                                                                       ========

                                 MOVE.COM GROUP

                         (Dollar amounts in thousands)


 Class Action Litigation and Government Investigations

   Since the April 15, 1998 announcement of the discovery of accounting irregularities in the former business units of CUC International Inc. ("CUC"), approximately 70 lawsuits claiming to be class actions, two lawsuits claiming to be brought derivatively on Cendant's behalf and several individual lawsuits and arbitration proceedings have commenced in various courts and other forums against Cendant and other defendants by or on behalf of persons claiming to have purchased or otherwise acquired securities or options issued by CUC or Cendant between May 1995 and August 1998.

   The Securities and Exchange Commission ("SEC") and the United States Attorney for the District of New Jersey are also conducting investigations relating to the matters referenced above. As a result of the findings from Cendant's internal investigations, Cendant made all adjustments considered necessary by Cendant, which are reflected in its previously filed restated financial statements for the years ended December 31, 1997, 1996, and 1995 and for the six months ended June 30, 1998. On June 14, 2000, pursuant to an offer of settlement made by Cendant, the SEC issued an Order Instituting Public Administrative Proceedings Pursuant to Section 21C of the Securities and Exchange Act of 1934, Making Findings and Imposing a Cease and Desist Order. In such Order, the SEC found that Cendant had violated certain financial reporting provisions of the Securities and Exchange Act of 1934 and ordered Cendant to cease and desist from committing any future violations of such provisions. No financial penalties were imposed against Cendant.

   On December 7, 1999, Cendant announced that it reached a preliminary agreement to settle the principal securities class action pending against Cendant in the U.S. District Court in Newark, New Jersey ("District Court") brought on behalf of purchasers of all Cendant and CUC publicly traded securities, other than PRIDES, between May 1995 and August 1998. Under the agreement, Cendant would pay the class members approximately $2.85 billion in cash. The definitive settlement document was approved by the District Court by order dated August 14, 2000. Certain parties in the class action have appealed the District Court's order approving the settlement and its related orders approving the plan of allocation of the settlement fund and awarding attorneys' fees and expenses to counsel for the lead plaintiffs. The U.S. Court of Appeals for the Third Circuit has not issued a briefing schedule for the appeals.

   The settlement does not encompass all litigation asserting claims associated with the accounting irregularities. Cendant does not believe that it is feasible to predict or determine the final outcome or resolution of these unresolved proceedings. The Group is currently not a party to such litigation and management does not believe that there is any basis for asserting a claim thereunder against the group. As such, Cendant and the Group do not believe that the impact of such unresolved proceedings should result in a material liability to the Group in relation to its combined financial position or liquidity.

 Other Pending Litigation

   The Group is involved in pending litigation in the usual course of business. In the opinion of management, such other litigation will not have a material adverse effect on the Group's combined financial position, results of operations or cash flows.

 Employee retention bonus

   In connection with Cendant's announcement during May 1999 to create a real estate Internet portal, later named move.com, Cendant made commitments to pay one-time, broad-based retention bonuses to certain Group employees aggregating approximately $10,400. The costs associated with the bonuses were attributed to the Group. Bonus payments during 1999 were approximately $5,240 and all remaining payments were made by March 31, 2000.

                                 MOVE.COM GROUP

                         (Dollar amounts in thousands)


9. ACQUISITION

   On May 12, 2000, Cendant acquired all of the stock of Housenet, Inc. for 159,795 shares of the Cendant tracking stock ("Move.com Group common stock") with an estimated fair value of $3,608, which is exclusive of other acquisition related costs, and attributed the net assets to the Group. The acquisition has been accounted for as a purchase. The acquisition cost has been allocated to the assets acquired and liabilities assumed based on fair values. The excess of purchase consideration over net tangible assets acquired of $3,472 has been allocated to goodwill and is being amortized on a straight-line basis over 5 years.

10. LIBERTY DIGITAL, INC. INVESTMENT

   On March 31, 2000, Liberty Digital, Inc. ("Liberty Digital") purchased 1,598,030 shares of Move.com Group common stock from Cendant for $31.29 per share in exchange for consideration consisting of $10 million in cash and 813,215 shares of Liberty Digital Class A common stock valued at approximately $40 million. Cendant contributed the proceeds of this transaction to the Move.com Group.

   Based on a contractual agreement with Liberty Digital, the Group can sell up to one-seventh of the Liberty Digital shares per quarter. As of September 30, 2000, 232,347 shares are considered restricted and are recorded as a noncurrent investment at cost. Had the noncurrent portion of the investment been recorded as an available-for-sale security with corresponding unrealized gains or losses reported as a component of other comprehensive loss, the additional net unrealized loss on the noncurrent investment would have been $3,967, net of tax.

   As of September 30, 2000, there are 464,694 shares that are considered an available-for-sale investment. The Group has reported unrealized losses of $7,934, net of tax, as a component of group equity through September 30, 2000. During the nine months ended September 30, 2000, the Group sold 116,174 shares of its investment in Liberty Digital, reporting a loss of $2,924, net of tax.

   At September 30, 2000, the Group reviewed its restricted and unrestricted Liberty Digital shares to determine if the decline in fair value from inception was other than temporary and therefore needed to be recognized in earnings. Based upon the factors considered, including financial condition and near-term prospects of the issuer, it was determined that such recognition was not necessary.

11. MOVE.COM GROUP STOCK OPTION PLAN

   On October 29, 1999, the Board of Directors of Move.com, Inc. adopted the Move.com, Inc. 1999 Stock Option Plan (as amended January 13, 2000, the "Option Plan"), which authorizes the granting of up to 6 million shares of Move.com, Inc. common stock. Certain active employees of the Group and its affiliates are eligible to be granted options under the Option Plan. Options under the plan generally have a 10-year term and are exercisable at 33% per year commencing one year from the grant date. On March 21, 2000, Cendant's stockholders approved the amendment and restatement of Cendant's certificate of incorporation to authorize a new series of Cendant common stock called Move.com Group common stock and the assumption by Cendant of the Option Plan. In connection with the assumption of the Option Plan by Cendant, all options granted thereunder were adjusted to become options to acquire Move.com Group common stock. The granting of an additional 5 million shares of Move.com Group common stock are authorized under Cendant's Amended and Restated 1997 Stock Incentive Plan.

   During the nine months ended September 30, 2000, 4,041,000 options to purchase shares of Move.com common stock were granted to certain employees of the Group under the Option Plan (the "Existing Grants") at a weighted average exercise price of $22.76. Although the Company generally grants employee stock options at fair value, certain options were granted below fair value during 1999. As such, compensation expense is

                                 MOVE.COM GROUP

                         (Dollar amounts in thousands)

being recognized over the applicable vesting period. Compensation expense of $2,935 and $264 has been recognized in general and administrative expense in the Combined Statement of Operations during the nine months ended September 30, 2000 and the year to acquire Move.com Group common stock ended December 31, 1999, respectively. At September 30, 2000, there were 6,282,000 options outstanding to acquire Move.com Group common stock, which were held by Move.com employees, at a weighted average exercise price of $18.48.

   In accordance with Cendant's Broad-Based Employee Stock Option Plan (the "Cendant Plan"), 80,400 options to purchase shares of Cendant common stock were granted to employees of Welcome Wagon during the nine months ended September 30, 2000, at fair value. At September 30, 2000, there were 356,332 options outstanding, which were held by Welcome Wagon employees, at a weighted average exercise price of $14.74.

   The Group utilizes the intrinsic value method under Accounting Principles Board ("APB") Opinion No. 25 and related interpretations in accounting for the Option Plan. Under APB No. 25, compensation expense is recognized when the exercise prices of Move.com Group's employee stock options are less than the estimated fair value of the underlying Move.com stock on the date of grant.

12. STRATEGIC ALLIANCE WITH ALTAVISTA

   On January 27, 2000, the Group announced a strategic alliance with AltaVista, a new-media and commerce network, to create a co-branded real estate channel on the AltaVista website. Under the terms of the three-year agreement, the Group will pay AltaVista up to $40,000 to be an exclusive real estate content provider of the new AltaVista Real Estate Channel. In addition, the move.com network will be exclusively featured through banners and links on keyword searches for most real estate and moving related terms. During the nine months ended September 30, 2000, the Group recognized $8,879 in expense related to such alliance.

13. SEGMENT INFORMATION

   Management evaluates each segment's performance based upon an earnings before interest, income taxes and depreciation and amortization calculation. For this purpose, Adjusted EBITDA is defined as earnings before non-operating interest, income taxes and depreciation and amortization, adjusted to exclude items which are of a non-recurring or unusual nature and are not measured in assessing segment performance.

   In 2000, Welcome Wagon entered into an agreement with Move.com, whereby it was agreed that 25% of Welcome Wagon's revenues and 30% of Welcome Wagon's expenses would be allocated to Move.com. During the nine months ended September 30, 2000, Welcome Wagon allocated $9,911 and $11,889 of revenues and expenses, respectively, to Move.com. No such agreement existed prior to 2000 and, as such, no allocation was made for the years ended December 31, 1999 and 1998.

                                 MOVE.COM GROUP

                         (Dollar amounts in thousands)


   Segment information is as follows:

                        Nine Months Ended   Twelve Months Ended December 31,
                          September 30,    ------------------------------------
                              2000               1999               1998
                        -----------------  -----------------  -----------------
                          Net    Adjusted    Net    Adjusted    Net    Adjusted
                        Revenues  EBITDA   Revenues  EBITDA   Revenues  EBITDA
                        -------- --------  -------- --------  -------- --------
Welcome Wagon.......... $ 29,312 $    360  $62,204  $  2,874  $73,835  $(1,950)
Move.com...............   38,563  (71,609)  17,622   (21,194)   9,674      411
                        -------- --------  -------  --------  -------  -------
                        $ 67,875 $(71,249) $79,826  $(18,320) $83,509  $(1,539)
                        ======== ========  =======  ========  =======  =======

   A reconciliation of Adjusted EBITDA to combined loss before income taxes is as follows:

                                                               December 31,
                                               September 30, -----------------
                                                   2000        1999     1998
                                               ------------- --------  -------
   Adjusted EBITDA............................   $ (71,249)  $(18,320) $(1,539)
   Depreciation and amortization..............       5,058      4,465    3,599
   Restructuring and other unusual charges....       3,313        --       --
   Interest, net..............................        (479)       --       --
                                                 ---------   --------  -------
                                                 $ (79,141)  $(22,785) $(5,138)
                                                 =========   ========  =======

   Segment assets are as follows:

                                                               December 31,
                                               September 30, -----------------
                                                   2000        1999     1998
                                               ------------- --------  -------
   Welcome Wagon..............................   $  35,475   $ 36,958  $38,002
   Move.com...................................      57,354     17,488    8,614
                                                 ---------   --------  -------
                                                 $  92,829   $ 54,446  $46,616
                                                 =========   ========  =======

14. SUBSEQUENT EVENT

   On October 27, 2000, Cendant announced that it had entered into a definitive agreement to sell Move.com Group to Homestore.com, Inc. Consummation of the transaction is subject to certain customary closing conditions including Hart-Scott-Rodino anti-trust approval. Although no assurances can be given, Cendant expects to complete the transaction during the first quarter of 2001.

                                                                         ANNEX A
                      AGREEMENT AND PLAN OF REORGANIZATION

   This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of October 26, 2000 by and among homestore.com, Inc., a Delaware corporation ("Parent"), Metal Acquisition Corp., a Delaware corporation and a wholly-owned Parent Subsidiary ("Metal Merger Sub"), WW Acquisition Corp., a New York corporation and a wholly-owned Parent Subsidiary ("WW Merger Sub"), Move.com, Inc., a Delaware corporation (the "Company"), Welcome Wagon International Inc., a New York corporation ("WW"), Cendant Membership Services Holdings, Inc., a Delaware corporation ("CMS"), and Cendant Corporation, a Delaware corporation (the "Stockholder").

                                    RECITALS

   A. The Company is engaged in the Business (as defined in Section 1.6(a) of this Agreement).

   B. The Boards of Directors of each of the Stockholder, the Company, Parent, Metal Merger Sub and WW Merger Sub believe it is in the best interests of each company and its respective stockholders that Parent acquire (i) the Company through the statutory merger of Metal Merger Sub with and into the Company with the Company continuing as the surviving corporation (the "Metal Merger") and
(ii) WW through the statutory merger of WW Merger Sub with and into WW with WW continuing as the surviving corporation (the "WW Merger" and, together with the Metal Merger, the "Mergers") and, in furtherance thereof, have approved this Agreement, the Mergers and the other transactions contemplated hereby.

   C. The Board of Directors of the Stockholder has authorized the Stockholder to approve this Agreement, the Mergers and the other transactions contemplated hereby and the Stockholder has approved, and all subsidiaries of the Stockholder that have any beneficial ownership of the Company or WW have approved, the Mergers.

   D. The Board of Directors of Parent has authorized the approval of this Agreement, the Merger, the issuance of Parent Common Stock (as defined below) and the other transactions contemplated hereby.

   E. Pursuant to the Mergers, among other things, and subject to the terms and conditions of this Agreement (i) all of the issued and outstanding capital stock of the Company and WW immediately prior to the Mergers will be converted into shares of the common stock of Parent, and (ii) all issued and outstanding options, warrants and other rights to acquire or receive shares of the capital stock of the Company and of the Stockholder which is designed to reflect the performance of the Company (the "Tracking Stock") and (to the extent such options for Tracking Stock are beneficially owned by employees of the Company or WW immediately prior to the Mergers) shall be assumed by Parent, and shall thereafter represent options, warrants or other rights to acquire or receive common stock of Parent.

   F. Concurrently with the execution and delivery of this Agreement, the Stockholder, Parent and the Company are entering into certain of the operating agreements and other agreements which are attached hereto as Exhibits A-1 through A-10 (collectively, the "Commercial Agreements").

   G. Concurrently with the execution and delivery of this Agreement, the Stockholder and Parent are executing and delivering a Stockholder Agreement in the form attached hereto as Exhibit B hereto (the "Stockholder Agreement") and a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement" and, together with the Stockholder Agreement and the Commercial Agreements, the "Ancillary Agreements").

   H. Concurrently with the execution of this Agreement, each of the persons set forth on Exhibit D hereto is entering into a support agreement with the Stockholder in the form attached hereto as Exhibit E (collectively, the "Support Agreements").

   I. The Stockholder, Parent, Metal Merger Sub and WW Merger Sub desire to make certain representations and warranties and other agreements in connection with the Mergers.

   J. For U.S. federal income tax purposes, it is intended by the parties hereto that each of the Mergers shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement with respect to each of the Mergers constitutes a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

   NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements, covenants, promises and representations set forth herein, the mutual benefits to be gained by the performance of the terms hereof, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                  THE MERGERS

   1.1 The Metal Merger. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Metal Merger Sub shall be merged with and into the Company, the separate corporate existence of Metal Merger Sub shall cease and the Company shall continue as the surviving corporation and shall become a wholly-owned subsidiary of Parent. The surviving corporation after the Metal Merger is sometimes referred to hereinafter as the "Metal Surviving Corporation."

   1.2 The WW Merger. At the Effective Time and subject to the terms and conditions of this Agreement and the applicable provisions of the New York Business Corporation Law ("New York Law"), WW Merger Sub shall be merged with and into WW, the separate corporation existence of WW Merger Sub shall cease and WW shall continue as the surviving corporation (the "WW Surviving Corporation") and shall become a wholly-owned subsidiary of Parent.

   1.3 Effective Time. Unless this Agreement is earlier terminated pursuant to
Section 8.1 hereof, the closing of the Mergers and the other transactions contemplated by this Agreement (the "Closing") will take place as promptly as practicable following the execution and delivery of this Agreement by each of the parties hereto, but in no event later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place and/or time is agreed to in writing by Parent and the Stockholder. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause each of the Mergers to be consummated by filing a Certificate of Merger (or like instrument) (each, a "Certificate of Merger" with respect to one of the Mergers, and collectively with respect to both Mergers, the "Certificates of Merger") with the Secretaries of State of the State of Delaware and the State of New York, respectively, in accordance with the relevant provisions of Delaware Law and New York Law (the times at which both Mergers have become fully effective (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificates of Merger) is referred to herein as the "Effective Time").

   1.4 Effect of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in the applicable provisions of Delaware Law and New York Law, as the case may be. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, (i) all the property, rights, privileges, powers and franchises of the Company and Metal Merger Sub shall vest in the Metal Surviving Corporation, and all debts, liabilities and duties of the Company and Metal Merger Sub shall become the debts, liabilities and duties of the Metal Surviving Corporation and (ii) all of the property, rights, privileges, powers and franchises of WW and WW Merger Sub shall vest in the WW Surviving Corporation, and all debts, liabilities and duties of WW and WW Merger Sub shall become the debts, liabilities and duties of the WW Surviving Corporation.

   1.5 Certificates of Incorporation; Bylaws.

     (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, (i) the Certificate of Incorporation of Metal Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Metal Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the Delaware Law and the terms of such Certificate of Incorporation; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Metal Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Move.com, Inc." and (ii) the Certificate of Incorporation of WW Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the WW Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the New York Law and the terms of such Certificate of Incorporation; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the WW Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the Corporation is Welcome Wagon International Inc."

     (b) Unless otherwise determined by Parent prior to the Effective Time,
  (i) the Bylaws of Metal Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Metal Surviving Corporation at and after the Effective Time, until thereafter amended in accordance with Delaware Law and the terms of Certificate of Incorporation of the Metal Surviving Corporation and such Bylaws and (ii) the Bylaws of WW Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the WW Surviving Corporation at and after the Effective Time, until thereafter amended in accordance with New York Law and the terms of the Certificate of Incorporation of the WW Surviving Corporation and such Bylaws.

   1.6 Metal Directors and Officers.

     (a) Unless otherwise determined by Parent prior to the Effective Time, the directors of Metal Merger Sub immediately prior to the Effective Time shall be the directors of the Metal Surviving Corporation at and after the Effective Time, each to hold the office of a director of the Metal Surviving Corporation in accordance with the provisions of Delaware Law and the Certificate of Incorporation and Bylaws of the Metal Surviving Corporation until their successors are duly elected and qualified.

     (b) Unless otherwise determined by Parent prior to the Effective Time, the officers of Metal Merger Sub immediately prior to the Effective Time shall be the officers of the Metal Surviving Corporation at and after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Metal Surviving Corporation.

   1.7 WW Directors and Officers.

     (a) Unless otherwise determined by Parent prior to the Effective Time, the directors of WW Merger Sub immediately prior to the Effective Time shall be the directors of the WW Surviving Corporation at and after the Effective Time, each to hold the office of a director of the WW Surviving Corporation in accordance with the provisions of New York Law and the Certificate of Incorporation and Bylaws of the WW Surviving Corporation until their successors are duly elected and qualified.

     (b) Unless otherwise determined by Parent prior to the Effective Time, the officers of WW Merger Sub immediately prior to the Effective Time shall be the officers of the WW Surviving Corporation at and after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the WW Surviving Corporation.

   1.8 Merger Consideration.

     (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

       "Additional Options" shall mean the number of Company Options reserved but unissued under the 2000 Option Plan such that, immediately prior to the Effective Time and after giving effect to any acceleration of vesting to the Company Options that occurs as a result of the Mergers and any additional grants of Company Options required to be granted as a result of the Mergers, the sum of (i) the number of unvested Continuing Employee Options issued and outstanding and (ii) such Additional Options equals no less than 10.7% of the Fully Converted Shares (inclusive of the Additional Options).

       "Business" shall mean, subject to the last paragraph of Section 4.1 of this Agreement, the business conducted by Move.com, Inc., RentNet, Inc., HouseNet, Inc. and Welcome Wagon International Inc., and all of their respective subsidiaries and business divisions, including without limitation, SeniorHousingNet, CorporateHousingNet, SelfStorageNet and Movedotcom(U.K.) Ltd. ("Move.com U.K."), and excluding the hosting of websites for Century 21, Coldwell Banker and ERA.

       "Company Capital Stock" shall mean shares of Company Common Stock and any other shares of other capital stock of the Company.

       "Company Common Stock" shall mean shares of the voting common stock of Company, par value $.01 per share and the non-voting common stock of the Company, par value $.01 per share.

       "Company Convertible Securities" shall mean the Company Options together with any other rights to acquire or receive shares of Company Capital Stock, including all options, warrants and convertible preferred stock.

       "Company Options" shall mean (i) all, if any, issued and outstanding options to purchase or otherwise acquire Company Capital Stock (whether or not vested), (ii) all issued and outstanding options to purchase or otherwise acquire Tracking Stock (whether or not vested) granted under the Options Plans and held by Continuing Employees and (iii) all reserved but unissued shares under the 2000 Option Plan.

       "Continuing Employee" shall mean those employees who are, as of the Closing, employed by the Company or WW or any of the Subsidiaries.

       "Continuing Employee Option" shall mean each Company Option issued to and held by a Continuing Employee.

       "Fully Converted Shares" shall mean the sum of (i) all issued and outstanding shares of Tracking Stock, (ii) all shares of Tracking Stock issuable upon the exercise of all options or other rights to acquire Tracking Stock, (iii) the Stockholder's notional interest in Tracking Stock, (iv) all Company Options (without double counting any options or other rights to acquire Tracking Stock), and (v) all Additional Options.

       "Knowledge" shall mean, with respect to the Stockholder, what is within the actual knowledge of any of the directors or officers of the Stockholder, the Company or WW, and in the case of Parent, what is within the actual knowledge of any of the directors or officers of Parent or any of the Parent Subsidiaries.

       "Metal Consideration" shall mean that number of shares of Parent Common Stock set forth on Schedule 1.8(a).

        "Metal Exchange Ratio" shall mean a number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the Metal Consideration by (ii) the Metal Outstanding Shares (with the result rounded to four decimal places).

       "Metal Outstanding Shares" shall mean the aggregate number of shares of Company Capital Stock outstanding immediately prior to the Effective Time, including the aggregate number of shares of Company Capital Stock, if any, issuable (with or without the passage of time or satisfaction of other conditions) upon exercise or conversion of any Company Convertible Securities outstanding or issuable (with or without the passage of time or satisfaction of other conditions) immediately prior to the Effective Time.

       "1997 Option Plan" shall mean the Cendant Corporation amended and restated 1997 Stock Incentive Plan.

       "1999 Option Plan" shall mean the Cendant Corporation Move.com Group 1999 Stock Option Plan.

       "Option Exchange Ratio" shall mean a number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the Total Consideration by (ii) the Fully Converted Shares (with the result rounded to four decimal places).

       "Option Plans" shall mean the 1999 Option Plan, the 1997 Option Plan and the 2000 Option Plan.

       "Options Assumed" shall mean the sum of the Company Options and the Additional Options.

       "Parent Common Stock" shall mean the common stock of Parent, $0.001 par value per share.

       "Parent Closing Price" shall mean the average of the closing prices of Parent Common Stock as quoted on the Nasdaq National Market for the ten (10) days prior to the Closing Date.

       "RentNet" shall mean RentNet, Inc., a Delaware corporation and a Metal Subsidiary.

       "SpringStreet" shall mean SpringStreet, Inc., a California corporation and a Parent Subsidiary.

       "Total Consideration" shall mean 26,275,602 shares of Parent Common
    Stock.

       "Total Option Consideration" shall mean a number of shares of Parent Common Stock equal to the product obtained by multiplying (i) Options Assumed by (ii) the Option Exchange Ratio.

       "Total Outstanding Shares" shall mean the sum of the Metal
    Outstanding Shares and the WW Outstanding Shares.

       "2000 Option Plan" shall mean the Move.com, Inc. 2000 Stock Option
    Plan.

       "WW Capital Stock" shall mean shares of common stock of WW, par value $.01 per share and any other shares of other capital stock of WW.

       "WW Consideration" shall mean that number of shares of Parent Common Stock equal to the Total Consideration minus the Total Option
    Consideration minus the Metal Consideration.

       "WW Convertible Securities" shall mean any other rights to acquire or receive shares of WW Capital Stock, including all options, warrants and convertible preferred stock.

       "WW Exchange Ratio" shall mean a number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the WW
    Consideration by (ii) the WW Outstanding Shares (with the result rounded to four decimal places).

       "WW Outstanding Shares" shall mean the aggregate number of shares of WW Capital Stock outstanding immediately prior to the Effective Time, including the aggregate number of shares of WW Capital Stock issuable (with or without the passage of time or satisfaction of other conditions) upon exercise or conversion of any WW Convertible Securities outstanding or issuable (with or without the passage of time or satisfaction of other conditions) immediately prior to the Effective Time.

     (b) Shares to be Issued; Effect on Capital Stock. The number of shares of Parent Common Stock issuable (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company Options to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all outstanding WW Capital Stock and the assumption of all (if any) unexpired and unexercised Company Convertible Securities shall be equal to the Total Consideration minus the Total Option Consideration. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Mergers and without any action on the part of Metal Merger Sub, WW Merger Sub, the Company, WW or the holder of any shares of the Company Capital Stock, WW Capital Stock or Company Convertible Securities, the following shall occur:

       (i) Effect on Company Capital Stock. At the Effective Time, by virtue of the Metal Merger and without any action on the part of Company or the Stockholder, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and shall be converted automatically into the right to receive, upon the terms and subject to conditions set forth below and throughout this Agreement, a number of shares of Parent Common Stock equal to the Metal Exchange Ratio (the "Metal Merger Consideration").

       (ii) Effect on WW Capital Stock. At the Effective Time, by virtue of the WW Merger and without any action on the part of WW or the Stockholder, each share of WW Capital Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and shall be converted automatically into the right to receive, upon the terms and subject to the conditions set forth below and throughout this Agreement, a number of shares of Parent Common Stock equal to the WW Exchange Ratio (the "WW Merger Consideration" and together with the Metal Merger Consideration, the "Merger Consideration").

       (iii) Assumption of Certain Company Options. Effective as of the Effective Time, each outstanding Continuing Employee Option issued to and held by Continuing Employees pursuant to the Option Plans (including any Company Options required to be issued to a Continuing Employee as a result of the Mergers) and each Additional Option, in each case whether vested or unvested and in the case of Additional Options whether issued or unissued, will be assumed by Parent in connection with the Mergers. Each Continuing Employee Option and Additional Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plans and/or as provided in the respective option or similar agreement immediately prior to the Effective Time (including any vesting schedule or repurchase rights), except that (i) each Continuing Employee Option and Additional Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Tracking Stock or Company Common Stock, as applicable, that were issuable upon exercise of such Continuing Employee Option or Additional Option, as applicable, immediately prior to the Effective Time multiplied by the Option Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Continuing Employee Option or Additional Option, as applicable, will be equal to the quotient determined by dividing the exercise price per share of Tracking Stock or Company Common Stock, as applicable, at which such Continuing Employee Option or Additional Option, as applicable, was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent. The Stockholder shall be responsible for, and shall indemnify and hold harmless Parent and its affiliates and their officers, directors, employees, affiliates and agents from and against any and all claims, losses, damages, costs and expenses (including attorneys' fees, costs and expenses) and other liabilities and obligations relating to or arising out of Parent's assumption of Continuing Employee Options under this Agreement or failure of Parent to assume any options, rights or other securities of the Stockholder, the Company or any of their respective affiliates in connection with the transactions contemplated by this Agreement; provided that this indemnity shall not apply to (i) Parent's failure to issue Parent Common Stock in accordance with the Option Exchange Ratio upon the due exercise of such Continuing Employee Options held by Continuing Employees and assumed by Parent pursuant to this Section, (ii) Parent's other obligations under the Option Plans with respect to the Continuing Employee Options or the agreements governing such Continuing Employee Options by virtue of such assumption, (iii) any actions taken by Parent after the Closing with respect to the termination of employment of any Continuing Employee who holds a Continuing Employee Option, or (iv) any misstatement or omission in any Registration Statement on Form S-8 or prospectus or similar securities law document prepared by Parent and distributed to its employees with respect to the Continuing Employee Options.

       (iv) Fractional Shares. No fractional share of Parent Common Stock shall be issued in the Mergers. In lieu thereof, any fractional share shall be rounded to the nearest whole share of Parent Common Stock (with .5 being rounded up).

       (v) Cancellation of Company-Owned Stock. At the Effective Time, by virtue of the Metal Merger and without any action on the part of any of the parties hereto, each share of Company Capital Stock owned by, the Company or any Metal Subsidiary immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.

       (vi) Cancellation of WW-Owned Stock. At the Effective Time, by virtue of the WW Merger and without any action on the part of any of the parties hereto, each share of WW Capital Stock owned by WW or any WW Subsidiary immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.

       (vii) Capital Stock of Metal Merger Sub. At the Effective Time, by virtue of the Metal Merger and without any action on the part of any of the parties hereto, each share of capital stock of Metal Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Metal Surviving Corporation. Each stock certificate of Metal Merger Sub evidencing ownership of any such shares of Metal Merger Sub shall thereafter evidence ownership of an equivalent number of shares of capital stock of the Metal Surviving Corporation.

       (viii) Capital Stock of WW Merger Sub. At the Effective Time, by virtue of the WW Merger and without any action on the part of any of the parties hereto, each share of capital stock of WW Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the WW Surviving Corporation. Each stock certificate of WW Merger Sub evidencing ownership of any such shares of WW Merger Sub shall thereafter evidence ownership of an equivalent number of shares of capital stock of the WW Surviving Corporation.

   1.9 Surrender of Certificates.

     (a) At the Closing, the Stockholder shall surrender all certificates formerly representing shares of Company Capital Stock and WW Capital Stock (collectively, the "Certificates") for cancellation to Parent.

     (b) Upon proper presentation of the Certificates and in exchange therefor, the Stockholder shall be entitled to receive, and Parent shall deliver, a certificate representing the number of whole shares of Parent Common Stock to which Stockholder is entitled pursuant to this Article I, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the

  Effective Time, represented shares of Company Capital Stock and WW Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock and WW Capital Stock shall have been so converted.

     (c) No Liability. Notwithstanding anything to the contrary in this
  Section 1.9, neither Parent nor any party hereto shall be liable to a holder of shares of Parent Common Stock, Company Capital Stock or WW Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (d) No Further Ownership Rights in Company Capital Stock. The shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of each of Company Capital Stock and WW Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of (i) the Metal Surviving Corporation of shares of Company Capital Stock or (ii) the WW Surviving Corporation of shares of WW Capital Stock that were outstanding prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent, Metal Surviving Corporation or the WW Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     (e) Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Metal Surviving Corporation or the WW Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Business, then Parent, Merger Sub and the Company, and the officers and directors of the Company, WW, Parent, Metal Merger Sub and WW Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

   1.10 Treatment of Stockholder Guaranty. Following the Closing, Parent shall use commercially reasonable efforts to release and cancel (or, to the extent that it cannot be so released and cancelled, to cause Parent to be substituted for the Stockholder with respect to) the guaranty of Stockholder in the agreement set forth in Schedule 1.10 of the Stockholder Disclosure Letter (the "Stockholder Guaranty") (or if not possible added as the primary obligor with respect thereto). Parent shall indemnify and hold harmless Stockholder against liabilities incurred by Stockholder arising as a result of events following the Closing Date with respect to the guaranty of Stockholder in the agreement set forth in Schedule 1.10 of the Stockholder Disclosure Letter after the Closing.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

   As of the date hereof, the Stockholder represents and warrants to Parent and Metal Merger Sub and WW Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter supplied by the Stockholder to Parent (the "Stockholder Disclosure Letter") and dated as of the date hereof, as follows:

   2.1 Organization of the Company.

     (a) Each of the Company and each Metal Subsidiary (as defined in Section
  2.3 hereof) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and each Metal Subsidiary has the corporate power to own its respective properties and to carry on its respective businesses as conducted. Each of the Company and each Metal Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified (either individually or collectively) would have a Material Adverse Effect on the Company. The Stockholder has delivered to Parent a true and correct copy of the certificate of incorporation and bylaws of each of the Company and the Metal Subsidiaries, each as amended to date and in full force and effect on the date hereof. There are no proposed or considered amendments to the certificate of incorporation or bylaws of any of the Company or any Metal Subsidiary. Schedule 2.1(a) of the Stockholder Disclosure Letter lists the directors and officers of the Company and each Metal Subsidiary and each jurisdiction in which the Company is qualified to do business.

     (b) Each of WW and each WW Subsidiary (as defined in Section 2.3 hereof) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of WW and each WW Subsidiary has the corporate power to own its respective properties and to carry on its respective businesses as now being conducted and as proposed to be conducted. Each of WW and each WW Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified (either individually or collectively) would have a Material Adverse Effect on WW. The Stockholder has delivered to Parent a true and correct copy of the certificate of incorporation and bylaws of each of WW and the WW Subsidiaries, each as amended to date and in full force and effect on the date hereof. There are no proposed or considered amendments to the certificate of incorporation or bylaws of any of the Company or any WW Subsidiary. Schedule 2.1(b) of the Stockholder Disclosure Letter lists the directors and officers of each WW Subsidiary and each jurisdiction in which WW is qualified to do business.

   2.2 Company Capital Structure.

     (a) The authorized Company Capital Stock consists of (i) 37,500,000 shares of common stock, par value $.01 per share, of which 22,500,000 shares are issued and outstanding as of the date hereof, (ii) 12,500,000 shares of non-voting common stock, par value $.01 per share, none of which are issued and outstanding as of the date hereof; and (iii) 5,000,000 shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding as of the date hereof. The total number of shares of Company Capital Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all Company Convertible Securities) will be as set forth in Schedule 2.2(a) of the Stockholder Disclosure Letter. All outstanding shares of the Company Capital Stock are held (and as of immediately prior to the Effective Time will be held) of record and beneficially by CMS. All of the capital stock of CMS is held (and as of immediately prior to the Effective Time will be held) of record and beneficially by the Stockholder. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company or any of its Metal Subsidiaries is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock. The Company has no other capital stock authorized, issued or outstanding.

  The Company has no obligation to redeem or repurchase any capital stock of any corporation or other entity, and has no liability in respect of any capital stock of any corporation or other entity.

     (b) The authorized WW Capital Stock consists of (i) 1,000 shares of Common Stock, par value $.01 per share, of which 1,000 shares are issued and outstanding as of the date hereof, and (ii) no shares of Preferred Stock, par value $.01 per share, none of which are issued and outstanding as of the date hereof. The total number of shares of WW Capital Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all WW Convertible Securities) will be as set forth in Schedule 2.2(b) of the Stockholder Disclosure Letter. All of the outstanding shares of the WW Capital Stock is held (and as of immediately prior to the Effective Time will be held) of record and beneficially by CMS. All outstanding shares of WW Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of WW or any agreement to which WW or any of its WW Subsidiaries is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of WW Common Stock. WW has no other capital stock authorized, issued or outstanding. WW has no obligation to redeem or repurchase any capital stock of any corporation or other entity, and has no liability in respect of any capital stock of any corporation or other entity.

     (c) Except for the Option Plans, neither the Company, WW nor any of their respective Subsidiaries nor the Stockholder on behalf of the Company, WW or any of its Subsidiaries has ever adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Stockholder has reserved an aggregate of 11,000,000 shares of Tracking Stock for issuance to employees, directors and consultants upon the exercise of Company Options pursuant to the Option Plans, of which (i) 573,250 and 5,768,946 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised Company Options granted under the 1997 Option Plan and 1999 Option Plan, respectively and (ii) 4,426,750 and 231,054 shares remain available for future grant under the 1997 Option Plan and 1999 Option Plan, respectively. The Stockholder has reserved an aggregate of 1,586,000 shares of Tracking Stock for future issuance pursuant to the exercise of outstanding warrants. Schedule 2.2(c) of the Stockholder Disclosure Letter sets forth for each outstanding Company Convertible Security and each Fully Converted Share, the name of the holder of such Company Convertible Security or Fully Converted Share, the number and type of shares subject to such Convertible Security or Fully Converted Share, the exercise price of such Convertible Security or Fully Converted Share, the vesting schedule for such Convertible Security or Fully Converted Share, including the extent vested to date and whether the vesting exercisability of such Convertible Security or Fully Converted Share will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement and whether such Convertible Security or Fully Converted Share is intended to qualify as an incentive stock option as defined in Section 422 of the Code. All Company Options are held by employees of the Company or its Subsidiaries and have been issued in compliance with federal and state securities laws. Except for the Company Convertible Securities described in Schedule 2.2(c) of the Stockholder Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company, WW or any of their respective Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock, WW Capital Stock or Fully Converted Shares or the capital stock of any of the Subsidiaries or obligating the Company, WW or any of their respective Subsidiaries to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company, WW or any of their respective Subsidiaries. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company Capital Stock, WW Capital Stock or the Fully Converted Shares. The holders of Company Convertible Securities, WW Convertible Securities and Fully Converted Shares have been or will be given, or shall have properly waived, any required notice prior to the Mergers, and all such rights will be terminated at or prior to the Effective Time. Without limiting the foregoing, neither the Company nor WW is, and nor will either of them be obligated, to issue any Company Capital Stock or WW Capital Stock in connection with any Tracking Stock or any obligation to issue any Tracking Stock. As a result of the Mergers, Parent will be, upon the Effective Time, the sole record holder and sole beneficial owner of all capital stock of the Company, WW and their respective Subsidiaries and rights to acquire or receive such capital stock. As a result of the Mergers and following the Mergers, other than Continuing Employee Options, Parent shall have no liabilities or obligations to any holders of Tracking Stock or options, warrants or other convertible securities to acquire Tracking Stock.

     (d) Under the terms of this agreement, the sum of (i) the WW Consideration plus (ii) the Metal Consideration is equal to the sum of (x) the product obtained by multiplying Stockholder's notional interest in the Tracking Stock (as expressed in shares of Tracking Stock) times the Option Exchange Ratio plus (y) the product obtained by multiplying the aggregate number of outstanding shares of Tracking Stock held by persons other than Stockholder plus the aggregate number of outstanding options or other rights to purchase Tracking Stock held by persons other than Stockholder times the Option Exchange Ratio, such that each holder of a Continuing Employee Option would receive upon exercise of such Continuing Employee Option an equivalent proportional amount of Parent Common Stock in respect of such holder's interest in the Business as Stockholder is receiving in respect of Stockholder's interest in the Company and WW in satisfaction of the Stockholder's notional interest in the Tracking Stock.

   2.3 Subsidiaries. Except for the subsidiaries of each of the Company and WW listed in Schedule 2.3 of the Stockholder Disclosure Letter (each subsidiary of the Company, a "Metal Subsidiary" and each subsidiary of WW, a "WW Subsidiary" and together with Metal Subsidiaries, the "Subsidiaries"), each of which are wholly owned by the Company or WW, as the case may be, and except as set forth on Schedule 2.3 of the Stockholder Disclosure Letter, each of the Company and WW does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. Schedule 2.3 of the Stockholder Disclosure Letter sets forth the capitalization of each Subsidiary. The Company or WW, as the case may be, is the record and beneficial owner of all of the outstanding capital stock of each Subsidiary. Schedule 2.3 of the Stockholder Disclosure Letter also sets forth the names of the directors and officers of each Subsidiary. Each of the Company and WW has provided Parent with true and correct copies of each Subsidiary's certificate of incorporation, bylaws or other applicable charter documents. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which either the Company, WW or any Subsidiary is a party or by which it is bound obligating any Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of any Subsidiary or obligating any Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any Subsidiary. Getko Canada has no interest in any asset, property or right of any type or description, real, personal, tangible and intangible.

   2.4 Authority. Each of the Company, WW, CMS and the Stockholder (and each subsidiary of the Stockholder, as appropriate) has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is party and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the Company, WW, CMS and the Stockholder (and each subsidiary of the Stockholder, as appropriate), as the case may be, in accordance with applicable law and the Certificate of Incorporation of the Company, WW, CMS and the Stockholder (and each subsidiary of the Stockholder, as appropriate), as the case may be. The respective Boards of Directors of the Company, WW, CMS and the Stockholder have approved and adopted the Mergers, this Agreement and the Ancillary Agreements to which it (and/or a subsidiary of it) is a party. This Agreement and the Ancillary Agreements to which it is party have been duly executed and delivered by each of the Company, WW, CMS and the Stockholder (and each subsidiary of the Stockholder, as appropriate) and, assuming the due execution and delivery by Parent, Metal Merger Sub and WW Merger Sub, constitute the valid and binding obligations of the Company, WW, CMS and the Stockholder (and each subsidiary of the Stockholder, as appropriate), as the case may be, enforceable in accordance with their respective terms. Except as set forth in
Schedule 2.4 of the Stockholder Disclosure Letter, the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by the Company, WW, CMS and the Stockholder (and each subsidiary of the Stockholder, as appropriate), as the case may be, does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of the Company, WW, CMS or the Stockholder, as the case may be, or (ii) any agreement that would be required to be disclosed pursuant to Section 2.11 or 2.12 of this Agreement or any instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, WW, CMS or the Stockholder or their respective properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company, WW, CMS or the Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (i) the filing of the Certificates of Merger with the Secretaries of State for the State of Delaware and the State of New York, respectively; (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws;
(iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4 of the Stockholder Disclosure Letter. Each of the Stockholder and CMS has approved the Mergers in its capacity as stockholder of the Company and WW.

   2.5 Company Financial Statements. Schedule 2.5 of the Stockholder Disclosure Letter sets forth the audited combined balance sheets of the Company (together with WW and the WW Subsidiaries as though WW and the WW Subsidiaries were subsidiaries of the Company) as of December 31, 1999 and December 31, 1998 and the unaudited combined balance sheet of the Company (together with WW and the WW Subsidiaries as though WW and the WW Subsidiaries were subsidiaries of the Company) as of September 30, 2000 (the "Balance Sheet") and the related audited combined statements of operations and cash flows for each of the two one-year periods ended December 31, 1998 and December 31, 1999, respectively, and the related unaudited combined statements of operations and cash flows for the nine-month period ended September 30, 2000 (collectively, the "Company Financials"). The Company Financials, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (subject, in the case of unaudited statements, to normal audit adjustments). The Company Financials, including the related schedules and notes thereto, present fairly the financial condition and operating results of the Company, WW, their respective Subsidiaries and the Business as of the dates and during the periods indicated therein. Except as disclosed on Schedule 2.5 of the Stockholder Disclosure Letter, (i) there are no asset or revenue items that are included in the Company Financials that would not be included in financial statements prepared in accordance with GAAP of the Company, WW and the Subsidiaries on a stand-alone basis for the same amounts and for the same periods, and (ii) there are no liabilities or expenses that would be included in financial statements prepared in accordance with GAAP of the Company, WW and their respective Subsidiaries on a stand alone basis that are not included in the Company Financials for the same amounts and for the same periods. At no time has the Company, WW or any Subsidiary factored its accounts receivable or otherwise sold or transferred the right to collect any of its accounts receivable. In addition, at no time has the Company, WW or any Subsidiary, or any assets of the Company, WW or any Subsidiary, been placed in receivership or otherwise been subject to any bankruptcy, insolvency or liquidation proceeding.

   2.6 No Undisclosed Liabilities. The Company, WW, the Subsidiaries and the Business do not have any liability, indebtedness, obligation, expense, claim, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, of a nature required to be reflected in financial statements (including the notes thereto) in accordance with GAAP ("Liabilities"), which individually or in the aggregate (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's or WW's business since the date of the Balance Sheet, consistent with past practices, and does not reflect a material change to the business (as previously conducted), results of operations or financial condition of the Company, WW or any of the Subsidiaries (taking into account any growth in revenues and commensurate growth in expenses).

   2.7 No Changes. (i) Since June 30, 2000 and through the date hereof, there has not been, occurred or arisen any:

     (a) transaction by the Company, WW or any Subsidiary except in the ordinary course of business as conducted on June 30, 2000;

     (b) transfer in, sale, lease, license or allocation of any assets (including intangible assets), Liabilities or employees to the Company, WW or any Subsidiary by the Stockholder or any of its subsidiaries (other than the Company, WW and its Subsidiaries);

     (c) amendments or changes to the certificate of incorporation or bylaws or other applicable charter documents of the Company, WW or any Subsidiary;

     (d) use by the Business of any assets owned by or licensed to the Stockholder or any of its subsidiaries (other than the Company, WW and its Subsidiaries);

     (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

     (f) addition to or modification of the employee benefit plans, arrangements or practices described in Section 2.20 of this Agreement (other than as described in Section 5.19 hereof);

     (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company, WW or any Subsidiary;

     (h) revaluation by the Company, WW or any Subsidiary of any of its assets;

     (i) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, WW or any Subsidiary, or any split, combination or reclassification with respect to the capital stock of the Company, WW or any Subsidiary, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, WW or any Subsidiary or any direct or indirect redemption, purchase or other acquisition by the Company, WW or any Subsidiary of any of its capital stock (or options, warrants or rights convertible into, exercisable or exchangeable therefor);

     (j) increase in the salary or other compensation payable or to become payable to any of its officers or directors of the Company, WW or any Subsidiary other than increases made in the ordinary course of business consistent with past practices and in no event in excess of ten percent (10%) of such officer's or director's base salary, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person, other than bonuses or additional salary or compensation paid in the ordinary course of business consistent with past practices;

     (k) waiver or release of any right or claim of the Company, WW or any Subsidiary in excess of $50,000 in the aggregate, including any write-off or other compromise of any account receivable of the Company, WW or any Subsidiary;

     (l) except as contemplated by this Agreement, issuance, sale, or contract to issue or sell, by the Company, WW or any Subsidiary of any shares of Company Capital Stock or WW Capital Stock or shares of capital stock of any Subsidiary or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock or WW Capital Stock or shares of capital stock of any Subsidiary, or any securities, warrants, options or rights to purchase any of the foregoing;

     (m) commencement or written notice or, to the Stockholder's Knowledge, threat of any lawsuit or, to the Stockholder's Knowledge, proceeding or investigation against the Company, WW or its affairs;

     (n) agreement, understanding or commitment, or any modification to or amendment of any such agreement, understanding or commitment, between the Stockholder and any of its subsidiaries or affiliates on the one hand, and the Company or WW, on the other hand;

     (o) adoption of a plan of or resolutions providing for the liquidation, dissolution, merger, consolidation or other arrangement of the Company, WW or the Subsidiaries (except for the transactions contemplated hereby); or

     (p) negotiation or agreement by the Company, WW or any Subsidiary or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (o) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

   (ii) Since September 30, 2000 and through the date hereof, there has not been, occurred or arisen any:

     (a) material adverse change in the Company's or WW's condition (financial or otherwise), results of operations, assets, liabilities, working capital or reserves, except for changes contemplated hereby or set forth in the Company Financials;

     (b) payment, discharge or satisfaction, in any amount in excess of $100,000 in any one case, or $250,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) of the Company, WW or any Subsidiary, other than payment, discharge or satisfaction of Liabilities in the ordinary course of business consistent with past practices;

     (c) capital expenditure or commitment by or on behalf of the Company, WW or any Subsidiary or the Business, either individually or in the aggregate, exceeding $100,000, other than, in the case of the Company and the Metal Subsidiaries only, in the ordinary course of business consistent with past practices;

     (d) event or condition that has had or would be reasonably expected to have a Material Adverse Effect (as defined in Section 10.2 hereof) on the Company, WW or any Subsidiary;

     (e) loan by the Company, WW or any Subsidiary to any person or entity, incurring by the Company, WW of any indebtedness, guaranteeing by the Company, WW or any Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any Subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

     (f) cancellation of any material indebtedness owed to the Company, WW or its Subsidiaries relating to any of the Company's or WW's business activities or properties (or the business activities or properties of the Subsidiaries), whether or not in the ordinary course of business;

     (g) making or changing in any election in respect of Taxes (as defined in Section 2.8 hereof) of the Company, WW or any Subsidiary, adoption or change in any accounting method in respect of Taxes of the Company, WW or any Subsidiary, agreement or settlement of any claim or assessment in respect of Taxes of the Company, WW or any Subsidiary, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes of the Company, WW or any Subsidiary; or

     (h) negotiation or agreement by the Company, WW or any Subsidiary or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (g) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

   (iii) Since March 31, 2000 and through the date hereof, there has not been, occurred or arisen any transfer out, sale, lease or license of any assets (including intangible assets and URLs), Liabilities or employees of the Company, WW or any Subsidiary to (with respect to material assets only) a third party or to (with respect to all assets) the Stockholder or any of its subsidiaries (other than the Company, WW and the Subsidiaries).

   2.8 Tax and Other Returns and Reports

     (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause
  (i) of this Section 2.8(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses
  (i) or (ii) of this Section 2.8(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) Tax Returns and Audits. Except as set forth in Schedule 2.8(b) of the Stockholder Disclosure Letter:

       (i) Each of the Company, WW and each Subsidiary has prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to it or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

       (ii) Each of the Company, WW and each Subsidiary (A) has paid or accrued all Taxes it is required to pay or accrue and (B) has reported and withheld with respect to employees of the Company, WW and each Subsidiary all federal and state income taxes, Federal Income Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA"), and other Taxes required to be reported and withheld.

       (iii) Neither the Company, WW nor any Subsidiary has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, WW or any Subsidiary, nor has the Company, WW or any Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

       (iv) No audit or other examination of any Return of the Company, WW or any Subsidiary is currently in progress, nor has the Company, WW or any Subsidiary been notified of any request for such an audit or other examination.

       (v) Neither the Company, WW nor any Subsidiary has any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Stockholder has no Knowledge of any basis for the assertion of any such liability attributable to the Company, WW or any Subsidiary, or any of their respective assets or operations.

       (vi) The Stockholder has provided to Parent copies of all foreign, federal, state and local income and all state and local sales and use Tax Returns relating to any and all Taxes concerning or attributable to the Company, WW or any Subsidiary for the past two (2) years.

       (vii) There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort except for liens for Taxes not yet due and payable ("Liens") on the assets of the Company, WW or any Subsidiary relating to or attributable to Taxes.

       (viii) The Stockholder has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company, WW or any Subsidiary.

       (ix) None of the Company's, WW's or any Subsidiary's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

       (x) There is not any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company, WW or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

       (xi) Neither the Company, WW nor any Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have
    Section 341(f)(2) of the Code apply to any disposition of a Subsection
    (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company, WW or any Subsidiary.

       (xii) Neither the Company, WW nor any Subsidiary is a party to a tax sharing or allocation agreement nor does the Company, WW or any Subsidiary owe any amount under any such agreement.

       (xiii) No adjustment relating to any Return filed by the Company, WW or any Subsidiary has been proposed formally or, to the Knowledge of the Stockholder, informally by any tax authority to the Company, WW or any Subsidiary or any representative thereof.

       (xiv) Neither the Company, WW nor any Subsidiary has ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

       (xv) Neither the Company, WW nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution prior to the Mergers which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Mergers.

   2.9 Restrictions on Business Activities. Except as set forth in Schedule 2.9(a) of the Stockholder Disclosure Letter, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company, WW or any Subsidiary is a party or otherwise binding upon the Company, WW or any Subsidiary or the Business which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, WW or any Subsidiary, any acquisition of property (tangible or intangible) by the Company, WW or any Subsidiary. Without limiting the foregoing, except as set forth in Schedule 2.9(b) of the Stockholder Disclosure Letter, neither the Company, WW nor any Subsidiary has entered into or is bound by any agreement under which any of them is restricted from selling, licensing or otherwise distributing any of its technology to any class of customers during any period of time or in any segment of the market.

   2.10 Title to Properties; Absence of Liens and Encumbrances

     (a) Except as set forth in Schedule 2.10 of the Stockholder Disclosure Letter, neither the Company, WW nor any Subsidiary owns any real property.
  Schedule 2.10(a) of the Stockholder Disclosure Letter sets forth a list of all real property currently leased by the Company, WW or any Subsidiary. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

     (b) Each of the Company, WW and each Subsidiary has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets

  (including accounts receivable), real, personal and mixed, used or held for use in the Business, free and clear of any Liens, except as reflected in the Company Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     (c) Other than as set forth in Schedule 2.10(c) of the Stockholder Disclosure Letter, all material items of equipment (the "Equipment") (including all of the Equipment contained in the San Francisco location of the Business) used in or by the Business are owned or leased by the Company, WW or a Subsidiary.

     (d) All of the assets, properties and rights of every type and description, real, personal, tangible and intangible, used in the conduct of the Business are licensed by third parties to or owned by the Company or WW or the Company or WW otherwise has the right to use such assets properties and rights. Neither the Stockholder nor any subsidiary or affiliate of Stockholder (including NRT) has any ownership, license or similar interest to any of the assets, properties or rights of any type and description, real, personal, tangible and intangible, used in the conduct of the Business. Except as provided for in Exhibit A to the Transition Services Agreement or Schedule 2.10(d) of the Stockholder Disclosure Letter, (i) the Stockholder and its subsidiaries (other than the Company, WW and the Subsidiaries) do not provide any products or services used in the conduct of the Business, and (ii) there is no other agreement or understanding between the Stockholder or any of its affiliates and the Company, WW or any Subsidiary.

   2.11 Intellectual Property

   For the purposes of this Agreement, the following terms have the following definitions:

   "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all proprietary inventions (whether patentable or not), proprietary invention disclosures, proprietary improvements, proprietary trade secrets, proprietary information (insofar as such proprietary information relates to intellectual property), proprietary know how, proprietary technology, proprietary technical data and proprietary customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, domain names, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (except that trade names, common law trademarks and service marks and trademark and service mark registrations and applications therefor shall be limited to those arising in the United States and the United Kingdom); (vi) all databases and data compilations and collections and all rights therein throughout the world; (vii) all software in object code and source code form and related documentation; (viii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (ix) any similar or equivalent rights to any of the foregoing anywhere in the world; and (x) all tangible embodiments of any of the foregoing.

   "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company, WW or any of the Subsidiaries.

   "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

     (a) No Company Intellectual Property or product or service of the Company, WW or any Subsidiary is party to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, WW or any Subsidiary, or which may affect the validity, use or enforceability of such Company Intellectual Property.

     (b) Schedule 2.11(b) of the Stockholder Disclosure Letter is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers. Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property in the jurisdictions where the Business is conducted.

     (c) Each of the Company, WW and each of its Subsidiaries owns and has good and exclusive title to, or has license (sufficient for the conduct of the Business as conducted) to, each item of Company Intellectual Property or other Intellectual Property used by the Company, WW or any Subsidiary, as applicable, in the Business as conducted free and clear of any lien or encumbrance; and the Company, WW or one of the Subsidiaries is the exclusive owner of all URLs, domain names, trademarks and trade names used in connection with the operation or conduct of the Business as conducted, including the sale of any products or the provision of any services by the Company, WW or any of the Subsidiaries.

     (d) Neither Stockholder nor any of its subsidiaries (other than the Company, WW and the Subsidiaries) owns or licenses to the Company, WW or the Subsidiaries any Intellectual Property that is used in the Business as conducted or otherwise permits the Company to use any Intellectual Property that is licensed by the Stockholder or its subsidiaries (other than the Company, WW and the Subsidiaries).

     (e) The Company, WW and the Subsidiaries own exclusively, and have good title to, all copyrighted works that are the products of the Company, WW or any of the Subsidiaries or which the Company, WW or any of the Subsidiaries otherwise expressly purports to own. The Company, WW and the Subsidiaries own exclusively, and have good title to or a license to use (which license is disclosed on Schedule 2.11(i) of the Stockholder Disclosure Letter), all source-code and object-code used in or incorporated in the products or services of the Company, WW or any of the Subsidiaries.

     (f) The Company, WW and the Subsidiaries own, and have good title to and all necessary rights for the use of, all Intellectual Property used in the operation of the websites listed on Schedule 2.11(f), and no such right will terminate or be adversely affected by virtue of the Mergers and the transactions contemplated hereby.

     (g) To the extent that any Intellectual Property has been developed or created by a third party for the Company, WW or any Subsidiary, the Company, WW or such Subsidiary, as the case may be, has a written agreement with such third party (each of which agreements is in full force and effect and is binding and enforceable against the parties thereto) with respect thereto and the Company, WW or such Subsidiary, as the case may be, thereby either (i) has obtained ownership of, and is the exclusive owner of or (ii) has obtained a license (sufficient for the conduct of its business) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

     (h) Neither the Company, WW nor any Subsidiary has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to the Company Intellectual Property, to any third party (including Stockholder and its subsidiaries other than the Company, WW and the Subsidiaries).

     (i) Schedule 2.11(i) lists all material contracts, licenses and agreements to which the Company, WW or any Subsidiary is a party (i) with respect to the Company Intellectual Property licensed or transferred to any third party, including without limitation, any agreement pursuant to which the Company, WW or any Subsidiary has granted or may grant in the future to any party a source-code license or option or other rights to use or acquire source code; or (ii) pursuant to which a third party or the Stockholder and its subsidiaries (other than the Company, WW and the Subsidiaries) has licensed or transferred any material Intellectual Property to the Company, WW or any Subsidiary.

     (j) The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements or the loss of, or any adverse effect on, any ownership or license rights of the Company or WW in any Company Intellectual Property. The Company, WW and the Subsidiaries are in compliance with, and have not breached any material term of any of such contracts, licenses and agreements and, to the Knowledge of the Stockholder, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of the rights of the Company, WW and the Subsidiaries under such contracts, licenses and agreements to the same extent the Company, WW or the Subsidiaries, as the case may be, would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company, WW or the Subsidiaries would otherwise be required to pay.

     (k) The operation of the Business as conducted in the jurisdictions conducted, including the design, development, manufacture, marketing and sale of the products or services of the Company, WW or any Subsidiary (including with respect to products and services currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or the Stockholder or any of its subsidiaries (other than the Company, WW and the Subsidiaries), or constitute unfair competition or trade practices under the laws of any jurisdiction in which the Business is conducted.

     (l) Neither the Company, WW nor any Subsidiary has received notice from any third party that the operation of the Business or any act, product or service of the Company, WW or any Subsidiary, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

     (m) To the Knowledge of the Stockholder, no person has or is infringing or misappropriating, any Company Intellectual Property or engaging in any unfair competition or trade practice against the Company, WW or any Subsidiary under the laws of any jurisdiction.

     (n) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent, Metal Merger Sub or WW Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company or WW is a party, will result in (i) either Parent, Metal Merger Sub or WW Merger Sub granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (ii) the Company, WW, Parent, Metal Merger Sub or WW Merger Sub being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either Parent, Metal Merger Sub or WW Merger Sub being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent, Metal Merger Sub, WW Merger Sub, WW or the Company or any of the Subsidiaries, respectively, prior to the Closing.

     (o) Each of the Company and WW has taken all reasonable steps to protect the rights of the Company, WW and the Subsidiaries in the rights of the Company, WW and the Subsidiaries in confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, WW or any Subsidiary, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality and invention assignment agreement with the Company, and all current and former employees and contractors of the Company, WW an the Subsidiaries have executed such an agreement with the Company or WW, as applicable, except where the failure to do so is not reasonably expected to be material to the Company, WW or any of its Subsidiaries.

     (p) No (i) product, technology, service or publication of the Company, WW or any Subsidiary, (ii) material published or distributed by the Company, WW or any Subsidiary, or (iii) conduct or statement of the Company, WW or any Subsidiary constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation in the jurisdictions where the Business is conducted.

     (q) The Company licenses all right, title and interest to the assets and Intellectual Property related to the development by Stockholder, the Company and/or WW of real estate transaction management platform technologies which will provide transaction processing and support services designed to aid real estate brokers in assisting real estate purchasers and sellers in fulfilling the closing conditions of a real estate purchase contract as described by Stockholder to Parent as Project Red Head ("Project Red Head").

   2.12 Agreements, Contracts and Commitments

     (a) Except as set forth in Schedule 2.12(a) of the Stockholder Disclosure Letter, as of the date hereof, neither the Company, WW nor any Subsidiary has, is a party to, is bound by, and the Business is not the beneficiary of, or subject to, any of the following (those agreements, arrangements, contracts or commitments to which the Business is subject, but to which the Company, WW or the Subsidiaries is not, as between the Stockholder or its subsidiaries (other than the Company, WW and the Subsidiaries) and the Company, WW and the Subsidiaries, are clearly marked as such on Schedule 2.12(a)):

       (i) any collective bargaining agreements,

       (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

       (ii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

       (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company, WW or any Subsidiary,

       (v) any agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

       (vi) any agreement or plan to issue, grant, deliver or sell or authorize, or that proposes the issuance, grant, delivery or sale of, or to purchase or that proposes the purchase of, any shares, or any rights attached to any shares, in the Company, WW or any Subsidiary or any securities convertible into or exchangeable for shares in the Company, WW or any Subsidiary, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any shares in the Company, WW or any Subsidiary or other convertible securities,

       (vii) any fidelity or surety bond or completion bond,

       (viii) any lease of personal property requiring payments over the term of such lease or series of related leases individually in excess of $200,000 or any lease of real property,

       (ix) any agreement of indemnification or guaranty,

       (x) any agreement, contract or commitment containing any covenant limiting the freedom of the Company, WW or any Subsidiary to engage in any line of business or to compete with any person,

       (xi) any agreement, contract or commitment relating to capital expenditures or involving future payments or a series of related payments in excess of $100,000,

       (xii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's or WW's business, as applicable,

       (xiii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (ix) hereof,

       (xiv) any purchase order or contract for the purchase of raw materials involving $50,000 or more,

       (xv) any construction contracts involving future payments or a series of related payments in excess of $50,000,

       (xvi) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use of distribution of the Company's or WW's products, technologies or services,

       (xvii) any distribution, joint marketing or development agreement that includes any provision granting any person a right of first refusal, right of first negotiation or exclusive, "most favored nation" or preferential placement or other preferential rights,

       (xviii) any agreement pursuant to which the Company, WW or any Subsidiary has developed for and/or delivered to or has received funds from any Governmental Entity to develop and/or deliver any Intellectual Property,

       (xix) any agreement, contract or commitment for the purchase of advertising,

       (xx) any other agreement, contract or commitment that involves $100,000 or more or is not cancelable without penalty within thirty
    (30) days.

     (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b) of the Stockholder Disclosure Letter, neither the Company, WW nor any Subsidiary nor the Stockholder nor any of its subsidiaries has materially breached, violated or defaulted under, or received written notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) of the Stockholder Disclosure Letter or Schedule 2.11(g) of the Stockholder Disclosure Letter (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect (assuming the Contracts have been duly authorized, executed and delivered by the respective other parties thereto) and is not subject to any default thereunder of which the Stockholder has Knowledge by any party obligated to the Company, WW or any Subsidiary pursuant thereto.

   2.13 Interested Party Transactions. Other than as contemplated by this Agreement, none of the Stockholder or any trust, partnership or corporation in which the Stockholder has an interest or is affiliated, any subsidiary of the Stockholder or any officer or director of the Company, WW or any Subsidiary, has directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company, WW or any Subsidiary furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, or licenses to or licenses from, the Company, WW or any Subsidiary, any goods or services or Intellectual Property or (iii) a material pecuniary interest in any contract or agreement set forth in Schedule 2.12(a) of the Stockholder Disclosure Letter or Schedule 2.11(i) of the Stockholder Disclosure Letter; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

   2.14 Governmental Authorization. Schedule 2.14 of the Stockholder Disclosure Letter accurately lists each material consent, license, permit, grant or other authorization issued to the Company or WW relating to the Business by a Governmental Entity (herein collectively referred to as "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and WW to operate or conduct the Business or hold any interest in their respective properties or assets.

   2.15 Litigation. Except as set forth in Schedule 2.15 of the Stockholder Disclosure Letter, there is no action, suit or proceeding of any nature pending or to Knowledge of the Stockholder, threatened against the Company, WW or any of its Subsidiaries or Stockholder or any of its subsidiaries, their respective properties or any of their respective officers or directors, in their respective capacities as such. To the Knowledge of the Stockholder, there is no investigation pending or threatened against the Company, WW or any Subsidiary or the Stockholder or any of its subsidiaries, their respective properties or any of their respective officers or directors by or before any Governmental Entity. Schedule 2.15 of the Stockholder Disclosure Letter sets forth, with respect to any such pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company, WW or any Subsidiary or the Stockholder or any of its subsidiaries to conduct the Business or offer or sell any of its products or services.

   2.16 Insurance. Schedule 2.16 of the Stockholder Disclosure Letter contains a true and complete list of all current policies or insurance binders of fire, property, title, business interruption, general liability, workers' compensation and errors or omissions insurance (showing as to each policy or binder as are applicable to the Business, the carrier, policy number, coverage limits (including without limitation, retentions and deductibles), expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company or WW on the Business, property or employees within the last three years. All of such policies are sufficient for compliance with all material contracts or leases to which the Company, WW or any Subsidiary is a party and, to the Knowledge of the Stockholder, all material requirements of applicable law. Neither the Company nor WW has not failed to give any written notice or to present any material claim under any such policy or binder in a due and timely fashion. There are no outstanding unpaid claims under any such policies or binders for which adequate reserves have not been established. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by the Company and WW through the Closing Date. True and complete copies of the documents described above have been delivered or made available to Parent.

   2.17 Minute Books. The minute books of the Company, WW and each of the Subsidiaries made available to counsel for Parent are the only minute books of the Company, WW and such Subsidiaries and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the incorporation of the Company, WW or such Subsidiary, as the case may be.

   2.18 Environmental Matters

     (a) Definitions:

       (i) "Hazardous Material" is any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

       (ii) "Governmental Authority" is any local, state, provincial, federal, or international governmental authority or agency which has had or now has jurisdiction over any portion of the subject matter of this Agreement, any Business Facility, the Company, WW or any Subsidiary.

       (iii) "Business Facility" is any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by the Company, WW or any Subsidiary in connection with the operation of the Business.

       (iv) "Disposal Site" is a landfill, disposal site, disposal agent, waste hauler or recycler of Hazardous Materials, or any real property other than a Business Facility receiving Hazardous Materials used or generated by a Business Facility.

       (v) "Environmental Laws" are all applicable laws, directives, guidance, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, all as amended at any time.

       (vi) "Hazardous Materials Activity" is the transportation, transfer, disposal, discharge, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances.

       (vii) "Environmental Permit" is any approval, permit, registration, certification, license, clearance or consent required to be obtained from any private person or any Governmental Authority with respect to a Hazardous Materials Activity which is or was conducted by the Company, WW or any Subsidiary.

     (b) Condition of Property: As of the Closing, except in compliance with Environmental Laws in a manner that could not reasonably be expected to subject the Company, WW or any Subsidiary to liability, no Hazardous Materials are present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company, WW or any Subsidiary or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Company, WW or any Subsidiary. Except as set forth in Schedule 2.18(b) of the Stockholder Disclosure Schedule, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company, WW or any Subsidiary or as a consequence of the acts of the Company, WW or any Subsidiary or their respective agents.

     (c) Hazardous Materials Activities: Each of the Company, WW and each Subsidiary has conducted all Hazardous Material Activities relating to its business in compliance in all material respects with all applicable Environmental Laws. The Hazardous Materials Activities of the Company, WW and each Subsidiary prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

     (d) Permits: Schedule 2.18(d) of the Stockholder Disclosure Schedule accurately describes all of the Environmental Permits currently held by the Company, WW or any Subsidiary and relating to the Business and the listed Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of the Company, WW or any Subsidiary relating to the Business as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. The Company, WW or the Subsidiary, as applicable, has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All Environmental Permits and all other consent and clearances required by any Environmental Law or any agreement to which the Company, WW or any Subsidiary is bound as a condition to the performance and enforcement of this Agreement, have been obtained or will be obtained prior to the Closing at no cost to Parent.

     (e) Environmental Litigation: Except as set forth in Schedule 2.18(e) of the Stockholder Disclosure Schedule, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best of the Stockholder's knowledge, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Company, WW or any Subsidiary relating to the Business or any Business Facility.

     (f) Offsite Hazardous Material Disposal: Each of the Company, WW and each Subsidiary has transferred or released Hazardous Materials only to those Disposal Sites set forth in Schedule 2.18(f) of the Stockholder Disclosure Schedule; and no action, proceeding, liability or claim exists or is threatened against any Disposal Site or against the Company, WW or any Subsidiary with respect to any transfer or release of Hazardous Materials relating to the Business to a Disposal Site which could reasonably be expected to subject the Company, WW or any Subsidiary to liability.

     (g) Environmental Liabilities: The Stockholder is not aware of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to harm the Business or financial status of the Company, WW or any Subsidiary.

     (h) Reports and Records: Each of the Company and WW, as applicable, has delivered to Parent or made available for inspection by Parent and its agents, representatives and employees all records in the Stockholder's, the Company's and WW's possession concerning the Hazardous Materials Activities of the Company, WW or any Subsidiary relating to the Business and all environmental audits and environmental assessments of any Business Facility conducted at the request of, or otherwise in the possession of the Stockholder, the Company and WW. Each of the Company, WW and each Subsidiary has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

   2.19 Brokers' and Finders' Fees; Third Party Expenses. Neither the Company, WW nor any Subsidiary has incurred, nor will any of them incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges or any other transaction expenses in connection with this Agreement, the Commercial Agreements or any transaction contemplated hereby and thereby.

   2.20 Employee Matters and Benefit Plans

     (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

       (i) "Affiliate" shall mean any other person or entity under common control with the Company or WW within the meaning of Section 414(b),
    (c), (m) or (o) of the Code and the regulations thereunder;

       (ii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including each "employee benefit plan", within the meaning of
    Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by the Stockholder or the Company or WW or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Stockholder or the Company or WW or any Affiliate has or is reasonably expected to have any material liability contingent or otherwise;

       (iii) "DOL" means the Department of Labor;

       (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company, WW or any Subsidiary;

       (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Stockholder, the Company, WW or any Subsidiary and any Employee or consultant of the Company, WW or any Subsidiary;

       (vi) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

       (vii) "IRS" shall mean the Internal Revenue Service;

       (viii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

       (ix) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

     (b) Schedule. Schedule 2.20(b) of the Stockholder Disclosure Letter contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Except as set forth in Schedule 2.20(b) of the Stockholder Disclosure Letter, none of the Stockholder, the Company, WW nor any Subsidiary has any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

     (c) Documents. The Stockholder has made available to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) the most recent IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and material correspondence to or from the IRS or DOL with respect to any Company Employee Plan; and (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

     (d) Employee Plan Compliance. (i) Each of the Company, WW and each Subsidiary has performed all material obligations required to be performed by it under each Company Employee Plan, is not in material default or violation of, and the Stockholder has no Knowledge of any material default or violation by any party to any Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under
  Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of
  Section 4975 of the Code or Section 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the Knowledge of the Stockholder, the Company, WW or any Affiliates, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, WW, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Stockholder, the Company, WW or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) none of the Company, WW, the Stockholder nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Section 4975 through 4980 of the Code.

     (e) Pension Plans. Neither the Company, WW nor any Subsidiary has, nor has the Stockholder on behalf of the Company, WW or any Subsidiary, ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

     (f) Multiemployer Plans. At no time has the Stockholder (on behalf of the Company, WW or any Subsidiary), the Company, WW or any Subsidiary contributed to or been requested to contribute to any Multiemployer Plan.

     (g) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute.

     (h) COBRA. The Company and each Affiliate has, prior to the Effective Time, complied in all material respects with the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     (i) Effect of Transaction.

       (i) Except as set forth on Schedule 2.20(i) of the Stockholder Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

       (ii) No payment or benefit which will or may be made by the Company, WW or any Subsidiary with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

     (j) Employment Matters. Each of the Company, WW and each Subsidiary: (i) is in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to the wages, salaries and other payments to Employees by virtue of their employment; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the Knowledge of the Stockholder, threatened claims or actions against the Company, WW or any Subsidiary under any worker's compensation policy or long-term disability policy.

     (k) Labor. No work stoppage or labor strike against the Company or any Subsidiary is pending or, to the Knowledge of the Stockholder or any Affiliate, threatened. None of the Stockholder, the Company, WW nor any Subsidiary is involved in or, to the Knowledge of the Stockholder, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company or WW. None of the Stockholder, Company, WW nor any Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company, WW or any Subsidiary. Neither the Stockholder, the Company nor WW is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Stockholder (with respect to the Company, WW or any Subsidiary), the Company, WW or any Subsidiary.

     (l) No Interference or Conflict. No director, stockholder, manager, officer, employee or consultant of the Company, WW or any of their respective Subsidiaries is obligated under any Contract or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of the Company, WW or any of the Subsidiaries. To the Knowledge of the Stockholder, neither the execution nor delivery of this Agreement, nor the carrying on of the Business, as presently conducted, nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such officers, directors, employees or consultants is now obligated.

   2.21 Compliance with Laws. Each of Company, WW and each Subsidiary has complied in all material respects with, is not in violation of, and has not received any written notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

   2.22 Investment Representations

     (a) Stockholder is aware of Parent's business affairs and financial condition and has acquired sufficient information about Parent to reach an informed and knowledgeable decision to acquire the shares of Parent Common Stock constituting the Merger Consideration. Stockholder is receiving the shares of Parent Common Stock constituting the Merger Consideration for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     (b) Stockholder understands that the shares of Parent Common Stock constituting the Merger Consideration have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent and other representations as expressed herein.

     (c) Stockholder further acknowledges and understands that the shares of Parent Common Stock constituting the Merger Consideration must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Stockholder understands that the certificate evidencing the shares of Parent Common Stock constituting the Merger Consideration will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or Parent receives an opinion of counsel, reasonably acceptable to it, to the effect that such registration is not required.

     (d) Stockholder, by reason of Stockholder's business or financial experience has the capacity to protect its own interests in connection with the receipt of the shares of Parent Common Stock constituting the Merger Consideration.

     (e) Stockholder is aware of the adoption of Rule 144 by the Securities and Exchange Commission (the "SEC"), promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions set forth therein, including, among other things, a one-year holding period, the availability of certain public information about the issuer, the requirement that the sale be effected through a "broker's transaction" or in transactions directly with a "market maker" (as defined in Rule 144) and the number of shares being sold in any three-month period not exceeding specific limitations.

     (f) Stockholder further acknowledges that in the event all of the requirements of Rule 144 are not met, some other registration exemption will be required; and that although Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

     (g) Stockholder is an "accredited investor" as defined in Rule 501 of the Rules and Regulations promulgated under the Securities Act.

   2.23 Bank Accounts. Schedule 2.23 of the Stockholder Disclosure Letter contains a true and complete listing of all bank accounts or other depositary accounts maintained by the Company or WW and the authorized signatories thereto.

   2.24 No Other Agreements. Except as contemplated hereby, each of the Company and WW has no legal obligation, absolute or contingent, to any other person or entity to sell any material portion of the assets of the Company or WW, as applicable, to sell Company Capital Stock or WW Capital Stock, as applicable, to effect any merger, consolidation or reorganization of the Company or WW, or to enter into any agreement with respect thereto.

   2.25 Liberty Digital Stock. As of the date hereof, the Company owns an aggregate of 697,041 shares of common stock of Liberty Digital, Inc. ("Liberty Digital Stock"), and since August 14, 2000, the Company has disposed of only 116,174 shares of Liberty Digital Stock for aggregate proceeds of $2,700,000 (the "Liberty Digital Proceeds").

   2.26 Representations Complete. None of the representations or warranties made by the Stockholder (as modified by the Stockholder Disclosure Letter) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PARENT,
                       METAL MERGER SUB AND WW MERGER SUB

   As of the date hereof, Parent, Metal Merger Sub and WW Merger Sub represent and warrant to the Stockholder, subject to such exceptions as are specifically disclosed in the disclosure letter supplied by the Parent to the Stockholder (the "Parent Disclosure Letter") and dated as of the date hereof, as follows:

     3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Metal Merger Sub and WW Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of New York, respectively. Each of Parent, Metal Merger Sub and WW Merger Sub has the corporate power to own its respective properties and to carry on its respective business as now being conducted. Each of Parent, Metal Merger Sub and WW Merger Sub is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified (either individually or collectively) would have a Material Adverse Effect on Parent. Each of the subsidiaries required to be listed in the periodic reports of Parent pursuant Item 601(b) of Regulation S-K of the Rules and Regulations promulgated under the Securities Act (the "Parent Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the corporate or other applicable power to owns its property and carry on its business as now being conducted. Each of the Parent Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction outside of the jurisdiction of formation in which the failure to be so qualified (either individually or collectively) would have a Material Adverse Effect on Parent.

     3.2 Authority. Parent, Metal Merger Sub and WW Merger Sub have all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Parent, Metal Merger Sub and WW Merger Sub, subject only to the approval of the stockholders of Parent of the issuance of the Parent Common Stock in connection with the Mergers pursuant to the rules of the Nasdaq Stock Market. The respective Boards of Directors of Parent, Metal Merger Sub and WW Merger Sub have approved the Mergers, this Agreement and the Ancillary Agreements to which Parent, Metal Merger Sub or WW Merger Sub, as applicable, is a party. This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by each of Parent, Metal Merger Sub and WW Merger Sub and, assuming the due execution and deliver by the Company, WW, CMS and the Stockholder, constitute the valid and binding obligations of Parent, Metal Merger Sub and WW Merger Sub, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by Parent, Metal Merger Sub and WW Merger Sub does not, and as of the Effective Time, will not result in any Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Parent, Metal Merger Sub or WW Merger Sub; or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute law, ordinance, rule or regulation applicable to Parent, Metal Merger Sub or WW Merger Sub, as applicable, or their respective properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to the Parent, Metal Merger Sub or WW Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger with the Secretaries of State for the State of Delaware and the State of New York, respectively, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws; (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act; (iv) approval of the stockholders of Parent of the issuance of the shares of Parent Common Stock in connection with the Mergers pursuant to the rules of the Nasdaq Stock Market; and (v) such other consents, waivers, authorizations, filings, approvals and registrations as would not have a Material Adverse Effect on Parent. Parent has approved the Mergers in its capacity as stockholder of Metal Merger Sub and WW Merger Sub.

     3.3 Capital Structure. The authorized stock of Parent consists of 500,000,000 shares of Common Stock, $0.001 par value per share, of which 83,245,513 shares were issued and outstanding as of October 23, 2000, and 5,000,000 shares of Preferred Stock, $0.001 par value per share, one share of which was issued or outstanding. As of October 23, 2000, there were unvested options to purchase 11,826,574 shares of Parent Common Stock. The authorized capital stock of Metal Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. The authorized capital stock of WW Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Parent or any agreement to which Parent or any Parent Subsidiary is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Parent Common Stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Parent. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of Parent.

     3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") since August 7, 1999, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act") as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements; provided, however, Parent may have restated or may restate one or more of the Parent Financial Statements to reflect acquisitions entered into subsequent to the respective dates thereof. The SEC Documents contained an audited consolidated balance sheet of Parent as of December 31, 1999 (the "Parent Balance Sheet") and the related audited consolidated statements of income and cash flow for the year then ended (collectively, the "Parent Financials").

     3.5 No Undisclosed Liabilities. Parent does not have any Liabilities, except for those that, (i) have been reflected in the Parent Balance Sheet, or (ii) have arisen in the ordinary course of the Parent's business since the date of the Parent Balance Sheet, or (iii) do not have a Material Adverse Effect on Parent.

     3.6 No Material Adverse Effect. Since the date of the Parent Balance Sheet and through the date hereof, there has not occurred any event or condition of any character that has had a Material Adverse Effect on Parent.

     3.7 Tax and Other Returns and Reports

       (a) Tax Returns and Audits.

         (i) Except as set forth on Schedule 3.7(a)(i) of the Parent Disclosure Letter, Parent has prepared and filed all material (as to Parent) required federal, state, local and foreign Returns, relating to any and all Taxes concerning or attributable to Parent or its operations and such Returns shall be true and correct in all material respects and have been completed in all material respects in accordance with applicable law. Notwithstanding the foregoing, no representation or warranty is hereby made regarding the amount or availability of the net operating losses of Parent.

         (ii) Parent, (A) has paid or accrued all material (as to Parent) Taxes that Parent is required to pay or accrue and (B) has reported and withheld with respect to employees of the Parent all material federal and state income taxes, FICA, FUTA, and other Taxes required to be reported and withheld.

         (iii) Parent has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Parent, nor has Parent executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (iv) No audit or other examination of any Return of Parent is currently in progress, nor has Parent been notified of any request for such an audit or other examination.

         (v) There are no Liens on the assets of Parent relating to or attributable to Taxes.

         (vi) Parent is not a party to a tax sharing or allocation agreement nor does Parent owe any amount under any such agreement.

       (b) No material adjustment relating to any Return filed by Parent has been proposed formally, or, to Parent's Knowledge, informally by any tax authority to Parent or any representative thereof.

     3.8 Agreements, Contracts, Commitments. Parent and each Parent Subsidiary is in compliance in all material respects with and has not, in any material respects, breached, violated or defaulted under or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment that is included in any Securities Act or Exchange Act filing a "Material Contract" pursuant to
  Item 601(b)(10) of Regulation S-K of the Rules and Regulations promulgated under the Securities Act. Except as set forth on Schedule 3.8 of the Parent Disclosure Letter, Parent has no agreement regarding the repurchase from any person of a number of shares of Parent Common Stock in excess of 200,000 shares.

     3.9 Interested Party Transactions. To Parent's Knowledge, no executive officer or director of Parent is a party to any transaction required to be disclosed under Item 404 of Regulation S-K of the Rules and Regulations promulgated under the Securities Act in the SEC Documents that has not been disclosed in the SEC Documents.

     3.10 Environmental Matters

       (a) Hazardous Material. Neither Parent nor any Parent Subsidiary has operated any underground storage tanks, and neither Parent has no Knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that Parent or any Parent Subsidiary has at any time owned, operated, occupied or leased. Neither Parent nor any Parent Subsidiary has released any amount of any Hazardous Materials. No Hazardous Materials are present as a result of the actions or omissions of Parent, or, to the Knowledge of Parent, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Parent or any Parent Subsidiary has at any time owned, operated, occupied or leased.

       (b) Hazardous Materials Activities. Neither Parent nor any Parent Subsidiary has engaged in Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

       (c) Permits. Parent and each Parent Subsidiary currently hold all Environmental Permits necessary for the conduct of the Hazardous Material Activities of Parent or any Parent Subsidiary and other businesses of Parent or any Parent Subsidiary as such activities and businesses are currently being conducted.

       (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of Parent, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Parent or any Parent Subsidiary. Parent is not aware of any fact or circumstance which could involve Parent or any Parent Subsidiary in any environmental litigation or impose upon Parent or any Parent Subsidiary any environmental liability.

     3.11 Brokers' and Finders' Fees; Third Party Expenses. Except for fees payable to Morgan Stanley & Co. Incorporated, neither Parent nor any Parent Subsidiary has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Commercial Agreements or any transaction contemplated hereby or thereby.

     3.12 Representations Complete. None of the representations or warranties made by Parent, Metal Merger Sub or WW Merger Sub (as modified by the Parent Disclosure Letter) contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except for those matters set forth in Schedule
4.1 of the Stockholder Disclosure Letter, each of the Company and WW agrees and the Stockholder agrees to cause the Company and WW (except to the extent that Parent shall otherwise consent in writing) to carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company, WW and the Subsidiaries when due, to pay or perform other obligations when due, and, to the extent consistent with the Business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses as of the Effective Time. Except as expressly contemplated by this Agreement, neither the Company, WW nor any Subsidiary will, nor will the Stockholder permit the Company, WW or any of the Subsidiaries to, without the prior written consent of Parent:

     (a) Enter into any commitment, activity or transaction that would have been an exception to the representations or warranties set forth in Section 2.7, had such commitment, activity or transaction occurred on or after March 31, 2000, June 30, 2000 or August 31, 2000, as the case may be, and prior to the date of this Agreement;

     (b) Transfer or license to the Stockholder or any of its subsidiaries (other than the Company, WW or any of the Subsidiaries) any rights to any Company Intellectual Property or any other asset (other than cash (except for the Liberty Digital Proceeds) and assets as of the date hereof of National Home Connection, MetroRent or Getko Canada) or enter into any agreement with respect to Company

  Intellectual Property or any other asset (other than assets relating to National Home Connection) with Stockholder or its subsidiaries (other than the Company, WW and the Subsidiaries);

     (c) Transfer to the Stockholder or any of its subsidiaries (other than the Company, WW or any of the Subsidiaries) any employee engaged in the Business;

     (d) Hire or terminate any employees other than for cause or encourage any employees to resign from the Company, WW or any Subsidiary;

     (e) Enter into or amend any agreement pursuant to which any party is granted marketing, distribution, development or similar rights of any type or scope which includes any provision granting any person a right of first refusal, right of first negotiation or exclusive, "most favored nation" or preferential placement or other preferential rights, except for agreements regarding sponsorship or the sale of advertising to third parties for placement on the Company's website with no payment or other obligations on the part of the Company or any Subsidiary outside the ordinary course of business and that are terminable within sixty (60) days without penalty;

     (f) Adversely amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the material terms of, any agreement set forth or described in the Stockholder Disclosure Letter;

     (g) Commence or settle any litigation involving claims or payments in excess of $100,000 or which seeks equitable relief; provided, however, that this restriction shall not apply to the commencement of (i) any litigation regarding accounts receivable in the ordinary course of business or other litigation relating to the ordinary course enforcement of contractual rights generally or (ii) any litigation regarding a breach of this Agreement;

     (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, WW or any Subsidiary, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

     (i) Issue, sell, grant, contract to issue, grant or sell, or authorize the issuance, delivery, sale or purchase of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing;

     (j) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

     (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire or divest any assets which are material, individually or in the aggregate, to the Business;

     (l) Sell, lease, license or otherwise dispose of any of the assets or properties of Company, WW or any Subsidiary except in the ordinary course of business consistent with past practices or create any security interest in such assets or properties;

     (m) Grant any loan to any person or entity, incur any indebtedness or guarantee any indebtedness, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

     (n) Grant any severance or termination pay (i) to any director or officer or (ii) to any employee or consultant, except payments made pursuant to standard written agreements outstanding as of the date hereof and disclosed on Schedule 4.1(n) of the Stockholder Disclosure Letter, or increase in the salary or other compensation payable or to become payable by Company or any of their respective Subsidiaries to any of their officers, directors, employees or advisors other than increases made in the ordinary course of business consistent with past practices and in no event in excess of ten percent (10%) of such individual's base salary, or declare, pay or make any commitment or obligation of any kind for the payment by the Company, WW or any of their respective Subsidiaries of a bonus or other additional salary or compensation to any such person other than bonuses or additional salary or compensation paid in the ordinary course of business consistent with past practices, or adopt or amend any employee benefit plan or enter into any employment contract;

     (o) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

     (p) Other than the acceleration of not more than twenty-five percent (25%) of the shares underlying Company Options (or acceleration of such greater amount as disclosed in the Employment Agreements set forth on
  Schedule 4.1(p)) outstanding as of the date hereof in connection with the transactions contemplated by this Agreement, take any action to accelerate the vesting schedule of any of the outstanding Company Options, Company Capital Stock or WW Capital Stock;

     (q) Pay, discharge or satisfy, in an amount in excess of $100,000 (in any one case) or $250,000 (in the aggregate) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities;

     (r) Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement or settle any claim or assessment in respect of Taxes;

     (s) Enter into any agreement of the type described in Section 2.12 hereof except, with respect to 2.12(a)(xvii), for agreements regarding sponsorship or the sale of advertising to third parties for placement on the Company's website with no payment or other obligations on the part of the Company or any Subsidiary outside the ordinary course of business and that are terminable within sixty (60) days without penalty and, with respect to 2.12(a)(xix), for agreements that are cancelable without penalty within thirty (30) days and for which, if such agreement is in effect after the Closing, (i) Stockholder shall be the sole obligor under such agreement after the Closing and (ii) Parent has no liability after the Closing under the agreement, by operation of law or otherwise;

     (t) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

     (u) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

     (v) Except as contemplated by this Agreement, alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company, WW or any Subsidiary directly or indirectly holds any interest on the date hereof; or

     (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any other action that would prevent the Company, WW or the Subsidiaries from performing or cause the Company, WW or the Subsidiaries not to perform its covenants hereunder.

   Notwithstanding the foregoing, Stockholder will cause the transfer prior to the Closing, and shall be permitted without receiving the prior written consent of Parent to transfer, out of the Company the business of National Home Connections, LLC, Getko Canada and MetroRent and the employees set forth on
Schedule 4.1(x), such that neither the Company, WW nor any Subsidiary has any Liabilities with respect to such business or employees following the Closing.

   4.2 No Solicitation. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Stockholder will not permit (nor will it permit any of the respective officers, directors, employees, stockholders, agents, representatives or affiliates of) the Company, WW or any of the Subsidiaries to directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or WW, any of its subsidiaries or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, WW, any of the Subsidiaries or the Business, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company, WW, any of the Subsidiaries or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, WW, any of the Subsidiaries or the Business, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company, WW, any of the Subsidiaries or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, WW, any of the Subsidiaries or the Business, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company, WW, any of the Subsidiaries or the Business (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company, WW, any of the Subsidiaries or the Business by any person, other than by Parent. The Stockholder shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company, WW or the Stockholder receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Stockholder shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company, WW or Stockholder of the terms hereof (other than the prohibition of this Section 4.2) shall be deemed to be a violation of this Section 4.2. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section
4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

   4.3 Conduct of Business of Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Parent agrees it shall not, without the prior written consent of the Stockholder, enter into any transaction which would (i) require the approval of the stockholders of Parent under the rules of the Nasdaq Stock Market, or Delaware Law, or its Certificate of Incorporation, or (ii) both (A) require a pre-merger notification filing to be made under the HSR Act (without respect to whether the "size of the person" test pertaining to the entity to be acquired is met) and (B) be reasonably likely to materially delay or impede approval of the Mergers under the HSR Act. If Parent intends to enter into any transaction which would require a pre-merger notification filing to be made under the HSR Act (without respect to whether the "size of the person" test pertaining to the entity to be acquired is met), then it shall, prior entering into such transaction, consult with the Stockholder to discuss the reasonable likely effects of such transaction on approval of the Mergers under the HSR Act. Parent shall instruct and provide training to its sales force and the sales force of Spring Street and Parent not to use the existence of the proposed Mergers as a means of persuading potential customers and advertisers of RentNet or the Company not to sign up with RentNet or the Company but to sign up with Spring Street or Parent instead.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   5.1 Stockholder Approval; Proxy Statement; Delivery of Financials

     (a) As promptly as practicable after the execution of this Agreement, Parent will prepare and file, with the cooperation of the Company, WW and the Stockholder, a proxy statement (the "Proxy Statement") relating to approval of the issuance of the shares of Parent Common Stock in connection with the Mergers pursuant to the rules and regulations of the Nasdaq Stock Market and the SEC. The Company, WW and Stockholder shall provide promptly to Parent such information concerning their respective business and financial statements and affairs, as, in the reasonably judgment of Parent or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Parent's counsel and auditors in the preparation of the Proxy Statement, including, without limitation, that each of the Company and WW agrees, and the Stockholder agrees to cause the Company and WW, to deliver an audited combined consolidated balance sheet of the Company (together with WW and the WW Subsidiaries as though WW and the WW Subsidiaries were subsidiaries of the Company) as of September 30, 2000 and the related audited combined consolidated statements of operations and cash flows for the nine-month period ended September 30, 2000 as soon as practicable after the date of this Agreement and in no event later than November 15, 2000. Without limiting the generality of the foregoing, in particular, the Stockholder, the Company and WW will cause its management and its independent auditors to facilitate on a timely basis (and no later than fifteen (15) business days after the date of this Agreement) (i) the preparation and delivery to Parent for inclusion in the Proxy Statement of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable rules and regulations of the SEC, (ii) the review of any Company or WW audit or review work papers for up to the past three (3) complete fiscal years, including the examination of selected interim financial statements and data and (iii) the delivery of such consents and representations from the Stockholder's, the Company's and WW's independent accountants as may be required by applicable laws or the rules or regulations promulgated thereunder.

     Parent shall use commercially reasonable efforts to respond after consultation with the other parties hereto to any comments of the SEC as promptly as promptly practicable after such filing. Parent shall give the Stockholder and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give the Stockholder and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all written responses to requests for additional information and written replies to comments prior to their being filed with, or sent to, the SEC. Parent will cause the Proxy Statement to be mailed to all stockholders of Parent, at the earliest practicable time after the expiration of the period of time prescribed by Rule 14a-6(a) of the Exchange Act or if comments are received by the SEC prior to the expiration of such period of time, upon receipt of written notice from the SEC advising Parent of the SEC's permission to file the Proxy Statement in definitive form. As promptly as practicable after the date of this Agreement, Parent, the Company, WW and Stockholder will prepare and file any other filings required under the Securities Act, Exchange Act or any other federal, foreign, or state "Blue Sky" laws relating to the Mergers and the transactions contemplated by this Agreement (the "Other Filings"). The Proxy Statement will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs that is required to be set forth in amendment or supplement to the Proxy Statement or any Other Filing, as the case may be, Parent, the Company, WW or Stockholder, as the case may be, will promptly inform the others of such occurrence and cooperate in filing with the SEC or its staff or any other government officers, and/or mailing to the stockholders of Parent, such amendment or supplement as promptly as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of Parent in favor of the issuance of shares of Parent Common Stock in connection with the Mergers; provided, however, that such recommendation may be withdrawn or amended in the event (i) of termination of this Agreement pursuant to Section 8.1 or (ii) that the Stockholder, the Company or WW has engaged in fraudulent behavior with respect to this Agreement, the Mergers or the transactions contemplated hereby.

     (b) At the earliest practicable date after the expiration of the period of time prescribed by Rule 14a-6(a) of the Exchange Act or if comments are received by Parent from the SEC prior to the expiration of such period of time, upon receipt of written notice from the SEC advising Parent of the SEC's permission to file the Proxy Statement in definitive form, Parent will use its good faith reasonable efforts to take all action necessary in accordance with Delaware Law, the Certificate of Incorporation and Bylaws of Parent, and the rules and regulations of the Nasdaq Stock Market to duly call, give notice of and convene and hold a special meeting of stockholders for purposes of voting on a proposal to approve the issuance of the shares of Parent Common Stock in connection with the Mergers. Parent will, subject to federal and state securities laws and the rules and regulations promulgated thereunder, solicit from its stockholders proxies in favor of the issuance of the shares of Parent Common Stock in connection with the Mergers.

   5.2 Nasdaq Listing. Parent shall use commercially reasonable efforts to ensure that at the Effective Time, the shares of Parent Common Stock to be delivered to the Stockholder pursuant to this Agreement shall have been accepted for quotation on the Nasdaq National Market.

   5.3 Restrictions on Transfer. Except for certificates representing those shares of Parent Common Stock which are subject to an effective registration statement on Form S-3 filed by Parent pursuant to Section 5.12, all certificates representing Parent Common Stock deliverable to the Stockholder or any of its Subsidiaries pursuant to this Agreement in connection with the Mergers and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split stock dividend, recapitalization, or similar event) shall bear the following legends:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING CONTAINED IN STOCKHOLDER AGREEMENT WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST OF THE HOLDER OR RECORD OF THIS SECURITY TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL OFFICES OF THE CORPORATION.

   If, and to the extent shares of Parent Common Stock held by the Stockholder are no longer subject to the restrictions described in the legends set forth above, upon the request of the Stockholder, Parent shall cause its transfer agent to remove the appropriate legend set forth above from the certificates evidencing the shares of Parent Common Stock or issue to the Stockholder new certificates therefor free of such legend.

   Such certificate shall also bear any legend required by any federal, state, local or foreign law governing such securities.

   5.4 Access to Information. The Company and WW shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all properties, books, contracts, commitments, records and auditors of the Company, WW and the Subsidiaries, and (b) all other information concerning the Business and the properties and personnel of the Company, WW and the Subsidiaries (subject to restrictions imposed by applicable law) as Parent may reasonably request; provided that any photocopying or similar costs of such access shall be incurred at Parent's expense and that such access will conducted at a reasonable time, under the supervision of the Stockholder's, the Company's or WW's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the normal operation of the business of the Company or WW. Parent shall afford Stockholder, the Company and WW, and their respective accountants, counsel and other representatives, access during normal business hours during the period prior to the Effective Time to the senior executive management team of Parent to the same extent as such access was provided prior to the date of this Agreement; provided that any photocopying or similar costs of such access shall be incurred at Stockholder's expense and that such access will conducted at a reasonable time, under the supervision of Parent's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the normal operation of the business of Parent. Parent and the Stockholder acknowledge and agree that all information received from or on behalf of the Parent, Company, WW or any Subsidiary in connection with the transactions contemplated hereby prior to the Closing shall be deemed to be received pursuant to the Confidentiality Agreement dated as of May 19, 2000 and Parent, Metal Merger Sub, WW Merger Sub, the Stockholder, the Company and WW shall, and shall cause their respective affiliates and representatives, to comply with the provisions of such Confidentiality Agreement with respect to such information. No information or knowledge obtained in any investigation pursuant to this
Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein.

   5.5 Expenses. Except as set forth in Section 5.13 hereof, whether or not the Mergers are consummated, all fees and expenses incurred in connection with the Mergers including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, all Third Party Expenses incurred by the Company, WW or any Subsidiary in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the sole obligation of the Stockholder.

   5.6 Public Disclosure. Parent and the Stockholder shall consult with and provide each other the reasonable opportunity to review and comment upon any public disclosure prior to the public disclosure relating to this Agreement or the transactions contemplated hereby, provided, that neither Parent nor the Stockholder shall issue any such public disclosure prior to such consultation and mutual agreement by the other party except as may be otherwise required by law (including federal and state securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc. or the Nasdaq Marketplace Rules. Parent and Stockholder further agree that for the first twelve (12) months the key messaging to the public will be that of the initial public disclosures made by and agreed to by the parties.

   5.7 Consents. The Stockholder shall use all commercially reasonable efforts and shall cause the Company and WW to use all commercially reasonable efforts to obtain the consents, waivers and approvals and to give the notices under any of the Contracts as may be required in connection with the Mergers (all of such consents, waivers and approvals are set forth in Stockholder Disclosure Letter) so as to preserve all rights of and benefits to the Company, WW and Parent thereunder.

   5.8 FIRPTA Compliance. On or prior to the Closing Date, the Stockholder shall deliver to Parent an affidavit in a form reasonably satisfactory to Parent stating under penalties of perjury Stockholder's taxpayer identification number and that Stockholder is not a foreign person within the meaning of
Section 1445 of the Code.

   5.9 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable good faith efforts (subject to, and in accordance with, applicable law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement, subject to the limitations on divestiture set forth in Section 5.13 hereof.

   5.10 Notification of Certain Matters. The Stockholder shall give prompt notice to Parent, and Parent shall give prompt notice to the Stockholder, of
(i) the occurrence or non-occurrence of any event of which such party has Knowledge, the occurrence or non-occurrence of which causes any representation or warranty of the Company, WW and the Stockholder, on the one hand, and Parent, on the other hand, contained in this Agreement to be untrue or inaccurate such that the conditions set forth in Section 6.3(a) hereof or
Section 6.2(a) hereof, as the case may be, would not be satisfied, and (ii) any failure of the Company, WW and the Stockholder, on the one hand, or Parent, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

   5.11 S-8 Registration. At the Closing Date, if possible, and subject to obtaining any necessary consents or approvals, which consents and approvals Parent will use commercially reasonable efforts to obtain, Parent agrees to file, if available for use by Parent, with the SEC a registration statement on Form S-8 registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options assumed by Parent pursuant to Section 1.6(b) hereof.

   5.12 S-3 Registration Statement. As promptly as practicable after the Closing, but in any event not later than the later of (i) May 31, 2001 or (ii) ninety (90) days following the Closing, Parent agrees to prepare and file with the SEC a registration statement on Form S-3, or any successor form, registering for distribution to holders of Tracking Stock (other than in respect of the Stockholder's notional interest therein) and holders of options to acquire Tracking Stock (other than Continuing Employee Options) (such holders collectively, the "Distributees") such number of shares of Parent Common Stock equal to the product obtained by multiplying (x) the Option Exchange Ratio times (y) the number of Fully Converted Shares held by such holders and issuable upon exercise of such options, provided that in no event shall such number of shares of Parent Common Stock so registered exceed 5,316,930 (the "Distributable Shares").

   5.13 HSR Act. Each party agrees to provide the other party with copies of any documentation or written materials provided to or by governmental authorities with respect to the HSR approval process. Notwithstanding anything to the contrary in this Agreement, Parent shall not be required to agree to any divestiture by Parent, the Company or WW or any of their respective subsidiaries or affiliates (i) of shares of capital stock, (ii) of any of their respective businesses, assets or properties or (iii) the imposition of any material limitation on the ability of any of them to conduct their respective businesses (including the Business) or to own or exercise control of such assets, properties and stock. All expenses incurred by the Company, WW, Parent and the Stockholder (including expenses of counsel) in connection with obtaining termination of the waiting period under the HSR Act shall be borne solely by the party incurring such expense.

   5.14 Transfer of Assets.

     (a) Subject to the provisions of the last paragraph of Section 4.1 of this Agreement, prior to the Closing, the Stockholder shall transfer, assign or license (on a worldwide, perpetual, royalty-free and non-exclusive basis to conduct the Business) to the Company and WW, as applicable, all tangible, intangible, real and personal property assets used in the Business, including all Intellectual Property, owned by or licensed to Stockholder or any of its subsidiaries that are used in the conduct of the Business, including any assets which are necessary to the continued realization of any revenues of the Business as conducted; provided, however, that to the extent that the transfer, assignment or license of any such assets is provided for in any of the Commercial Agreements, then the terms of such Commercial Agreement shall govern such transfer, assignment or license.

     (b) Following the Closing, the Stockholder shall assist Parent, the Company and WW with perfecting the Company's and WW's title in any such assets. Such assistance shall include the following: (i) executing all documents prepared by the Company, WW or Parent necessary to perfect the Company's or WW's title in any such assets; (ii) making available to Parent, the Company, WW or their counsel, inventors and other persons employed by Stockholder for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation of any registrations or applications involving any such assets, including Registered Intellectual Property; (iii) forwarding copies of all correspondence sent and received concerning such assets within a reasonable time after receipt by Stockholder; and (iv) making all relevant documents in the possession or control of Stockholder and relating to such assets, available to Parent or its counsel.

   5.15 Trade Secret License. Without limiting anything set forth herein, including Company's and WW's ownership of its trade secrets, effective as of the Closing, the Stockholder hereby grants to Parent, and to the Company and WW after the Closing, a non-exclusive license to use all trade secrets and know-how owned by the Stockholder used in the conduct of the Business. Subject to the terms of this Agreement and the Commercial Agreements and the Ancillary Agreements, Parent, the Stockholder, the Company and WW shall treat such trade secrets in the same manner that they treat comparable other trade secrets owned by each of them.

   5.16 Equitable Remedy. The Stockholder agrees that it would be impossible or inadequate to measure and calculate Parent's damages from any breach of the covenants set forth in Sections 5.14 and 5.15. Accordingly, the Stockholder agrees that if it breaches any provision of Sections 5.14 or 5.15, Parent will have available, in addition to any right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. The Stockholder further agrees that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. The Stockholder hereby expressly consents to the issuance of such injunctive relief, whether in the form of a temporary restraining order or otherwise, and to the ordering of such specific performance.

   5.17 Stockholder Employee Plans

     (a) Liabilities Under Plans. From and after the Effective Time, except as otherwise specifically set forth in this Agreement, the Stockholder shall (a) sponsor and (b) assume or retain, as the case may be, and be solely responsible for all Benefits Liabilities (as defined herein) arising under, resulting from or relating to the Company Employee Plans of the Stockholder or any of its subsidiaries, whether incurred before, on or after the Effective Time; provided, however, that the Stockholder shall be under no obligation (except with respect to any obligation specifically described in this Agreement or one of the Company Employee Plans) to permit Continuing Employees to continue to participate in the Company Employee Plans of Stockholder after the Effective Time. "Benefits Liabilities" shall mean with respect to any Company Employee Plan of Stockholder, the Company or WW (if applicable) any and all claims, debts, liabilities, commitment and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever or however arising, including all costs and expenses relating thereto (except with respect to any obligations of Parent specifically described in this Agreement), and including those debts, liabilities and obligations arising under law, rule, regulation, permits, action or proceeding before any court or regulatory agency or administrative agency, order or consent decree or any award of any arbitrator of any kind, and those arising under contract, commitment or undertaking; provided, however, that "Benefits Liabilities" shall exclude any such liabilities arising under the plans listed on Schedule 5.17(a).

     (b) COBRA. The Stockholder assumes any and all Benefits Liabilities relating to, arising out of, or resulting from noncompliance with or violation of COBRA to the extent incurred prior to the Closing.

   5.18 Stay Bonuses. In the event that the Closing has occurred prior to June 1, 2001, Parent shall pay within ninety (90) days after the Closing bonuses to the employees of the Company and WW in the amounts set forth on Schedule 5.18, provided that such bonuses shall be paid to only those employees who remain employees of the Company or WW, as applicable, on the date of such bonus payments; provided, further, that Parent shall notify Stockholder at least six
(6) business days prior to the date of such bonus payments and Stockholder shall pay to Parent in cash any aggregate amount of such bonuses in excess of $4,000,000, such payment being due to Parent no fewer than three (3) business days prior to the date of such bonus payments. In the event that the Closing has not occurred prior to the June 1, 2001 (the "Bonus Payment Date"), Stockholder shall pay on the Bonus Payment Date bonuses to the employees of the Company and WW in the amounts set forth on Schedule 5.18, provided that such bonuses shall be paid to only those employees who remain employees of the Company or WW, as applicable, on the Bonus Payment Date; provided, further, that Stockholder shall notify Parent at least six (6) business days prior to the Bonus Payment Date and Parent shall pay Stockholder all of such bonuses if the bonuses aggregate to less than $4,000,000, but only a portion of such bonuses up to a maximum of $4,000,000 if the bonuses aggregate to more than $4,000,000, such payment being due to Stockholder no later than May 31, 2001; provided, that Parent shall not be obligated in any manner under this Section
5.18 if this Agreement is terminated by Parent pursuant to Section 8.1(d) or 8.1(f) hereof.

   5.19 Additional Option Grants. Immediately prior to and subject to the consummation of the Closing, the Company shall, and the Stockholder shall cause the Company to, adopt the 2000 Option Plan in form and substance as directed by Parent (which form and substance shall be substantially similar to Parent's option plan) and shall reserve under such 2000 Option Plan the Additional Options. The Additional Options shall not be subject to accelerated vesting upon the Mergers, and the Company shall not, and the Stockholder shall cause the Company not to, issue any Additional Options without Parent's prior written consent.

   5.20 Cancellation of Intercompany Obligations and Liberty Digital
Proceeds. Prior to the Closing, the Stockholder, the Company and WW shall take all necessary actions so that (i) all liabilities (contingent or other) and all ongoing obligations (other than pursuant to the Ancillary Agreements) of (x) the Company, WW or any Subsidiary to the Stockholder or any of its subsidiaries and (y) the Stockholder or any of its subsidiaries to the Company, WW or any Subsidiary (but in the case of clause (y), only to the extent that the Company, WW or any Subsidiary does not have a corresponding liability or obligation to any third party), in each case are cancelled as of the Closing and (ii) an amount equal to the Liberty Digital Proceeds is paid in cash by Stockholder to the Company.

   5.21 Tax Matters

     (a) None of the Stockholder, the Company, WW, Parent, Metal Merger Sub, WW Merger Sub or their respective affiliates shall take any action that would reasonably be expected to cause the Metal Merger or the WW Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. In addition, none of Parent, Metal Merger Sub or WW Merger Sub, or following the Effective Time, the Company or WW, shall breach any of the covenants included in the respective certificates delivered pursuant to
  Section 5.21(b) hereof to the extent that such breach causes the Metal Merger or the WW Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code

     (b) Officers of the Stockholder, on the one hand, and, Parent, Metal Merger Sub, WW Merger Sub, on the other hand, shall execute and deliver to Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden") certificates substantially in the form attached hereto as Exhibits F-1(a) and (b) and F-2(a) and (b), respectively, contemporaneously with the execution of this Agreement and at the Closing, respectively, in connection with the delivery by Skadden of its opinion pursuant to Section 6.2(f).

   5.22 Liberty Digital Stock. After the date hereof, the Company shall not, and the Stockholder shall cause the Company not to, sell, transfer or otherwise dispose of any Liberty Digital Stock. Prior to the Closing, Stockholder shall transfer an amount equal to the Liberty Digital Proceeds in cash to the Company, and such amount shall be held in the Company's accounts as of the Effective Time.

   5.23 Purchase of New GBR Collating Machine. Prior to the Closing, Stockholder shall order and pay for in WW's name (or, if full payment is not due until after Closing, then Stockholder shall transfer sufficient cash to make full payment to WW as of the Closing) one (1) new GBR custom-built collating machine according to the description set forth in Schedule 5.23, with such additional satisfactory specifications as are set forth in the purchase order for such machine, and, if delivered before Closing, shall take all necessary efforts to install and enable such collating machine in the WW facility located at 115 S. Service Road, Westbury, New York, including without limitation paying for (or reimbursing Parent if delivered after Closing) all associated labor costs and any capital improvements required to such facility in order to accommodate the ordinary use of such collating machine upon delivery.

   5.24 Employees. Parent agrees not to reduce the base salary of any Continuing Employee during the period beginning immediately after the Effective Time and ending on the six-month anniversary of the Effective Time; provided that Parent shall not be restricted from terminating the employment of any Continuing Employee.

   5.25 Termination of Broker Licenses. Prior to the Closing, (i) the Company shall, and Stockholder shall cause the Company and WW to, terminate all mortgage broker licenses and related surety bonds held by the Company or any Subsidiary; provided that Parent shall reimburse Stockholder for its documented out-of-pocket expenses in connection with such terminations up to a maximum of $25,000, and (ii) neither the Company nor any Subsidiary will perform any functions that would require it to be licensed as a mortgage broker in any jurisdiction. From and after the Effective Time, neither the Company, WW or Parent will have any liability related to mortgage broker operations conducted by the Company, WW or any Subsidiary prior to the Closing ("Broker Liabilities"), and Stockholder agrees to indemnify Parent for any such Broker Liabilities.

   5.26 Qualifications to Do Business. Until the Effective Time, the Company and WW, as applicable, shall, and the Stockholder shall cause the Company and WW to, cause the Company, WW and the Subsidiaries to be qualified to do business in all jurisdictions where such entities are required to be so qualified.

   5.27 Bifurcated Contracts. From and after the Effective Time, Parent and the Company, on the one hand, and Stockholder, on the other hand, shall cooperate to perform, or, in the case of Stockholder to cause its subsidiaries to cooperate with Parent and the Company to perform, the obligations of the Company or the subsidiaries of Parent, as the case may be, with respect to contracts numbers 52, 113, 138, 173, 199 and 217 on Exhibit 2.12(a) of the Stockholder Disclosure Letter (the "Bifurcated Contracts"). Parent shall collect all funds under the Bifurcated Contracts and shall cause a portion of the net proceeds derived from the Bifurcated Contracts which corresponds to the relative proportion and value of the services to be performed by the Stockholder and its subsidiaries under the Bifurcated Contracts to be remitted to Stockholder as soon as reasonably practicable after receipt of the funds representing such revenues by the Company or Parent. Neither Parent nor the Company nor any of their affiliates shall enter into any amendments, renewals, extensions, or in any way extend the Bifurcated Contracts in a manner that would extend the obligations of Stockholder and its subsidiaries under the Bifurcated Contracts past their respective current terms.

   5.28 Transfer of Ownership in Move.com U.K. Prior to the Closing, Stockholder shall cause all shares of Move.com U.K. not owned by the Company to be transferred to the Company (without payment or additional consideration on the part of Parent, the Company, WW or any Subsidiary other than the entering into of this Agreement and the transactions contemplated hereby) such that, as of the Effective Time, the Company is the sole and exclusive owner of all shares or interest in Move.com U.K. and there are no options or other preemptive rights to purchase any shares or interests of Move.com U.K. outstanding; provided, however, that so long as all agreements effecting such transfer are executed by all parties thereto and delivered to Parent at the Closing and the only remaining action required to be taken to effect such transfer is the filing by the Company of such executed agreements with the relevant Governmental Entity, this covenant shall be deemed satisfied as of the Closing. Parent agrees that, after the Effective Time, it will transfer one percent (1%) of the outstanding shares of Move.com U.K. to a trust or similar entity established and controlled by Parent in its discretion, the beneficiaries of which trust or similar entity shall be those estate agents of the HomeSale Network in the United Kingdom, from time to time, who have uploaded all of their respective real estate listings to www.move.com.uk.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

   6.1 Conditions to Obligations of Each Party to Effect the Mergers. The respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction at or prior to the Closing of the following conditions:

     (a) Stockholder Approval. The stockholders of Parent shall have approved the issuance of Parent Common Stock in connection with the Mergers in accordance with the rules and regulations of the Nasdaq Stock Market.

     (b) No Injunctions or Restraints; Illegality; HSR Act. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of either of the Mergers shall be in effect. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Mergers in connection with the transactions contemplated hereby shall have been obtained.

   6.2 Additional Conditions to Obligations of the Stockholder. The obligations of the Stockholder to consummate the Mergers and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Stockholder:

     (a) Representations and Warranties. The representations and warranties of Parent, Metal Merger Sub and WW Merger Sub contained in this Agreement shall have been true and correct in all material respects on and as of the date hereof, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct in all material respects as of such date), and notwithstanding the failure of the representations and warranties set forth in Sections 3.4, 3.5, 3.7,
  3.10 and 3.12 of this Agreement to be true and correct in all material respects, this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all material respects constitutes a Material Adverse Effect on Parent, as defined in
  Section 10.2 hereof). The Stockholder shall have received a certificate to such effect signed by an officer of Parent, on behalf of Parent.

     (b) Agreements and Covenants. Parent, Metal Merger Sub and WW Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Stockholder shall have received a certificate to such effect signed by an officer of Parent on behalf of Parent.

     (c) Material Adverse Effect. Since the date hereof and until the expiration or termination of any applicable waiting periods under the HSR Act for the transactions contemplated hereby, there has not been any Material Adverse Effect (as defined in Section 10.2 hereof) on Parent.

     (d) Stockholder Agreement. Parent shall have executed and delivered the Stockholder Agreement in the form attached hereto as Exhibit B.

     (e) Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C.

     (f) Tax Opinion of Skadden. The Stockholder shall have received the opinion of Skadden, in form and substance reasonably satisfactory to it, dated as of the Closing Date, on the basis of the facts, representations and assumptions set forth in such opinion and certificates obtained from officers of Parent, Metal Merger Sub or WW Merger Sub, as applicable, and the Stockholder, all of which are consistent with the state of facts existing as of the Effective Time, to the effect that, for U.S. federal income tax purposes, the Metal Merger and the WW Merger, in each case, will qualify as a reorganization within the meaning of Section 368(a) of the Code; provided, however, under all circumstances it is agreed that the condition set forth in this Section 6.2(g) shall be deemed to be satisfied even if such tax opinion of Skadden shall not have been delivered unless the sole reason that such opinion has not been delivered is because of a Change in Law (as defined below) that precludes the delivery of such an opinion. In rendering the opinion described above, Skadden shall rely upon the certificates and representations referred to in Section 6.2(h) hereof. For purposes of this Section 6.2(h), "Change in Law" shall mean a change after the execution of this Agreement in a statute, regulation, judicial authority, administrative interpretation or other authority that would prevent Skadden from issuing the opinion set forth in this Section 6.2(g).

     (g) Tax Certificates. Officers of Parent, Metal Merger Sub and WW Merger Sub shall have executed and delivered to Skadden certificates substantially in the forms attached hereto as Exhibit F-2(a) and (b) contemporaneously with the execution of this Agreement and at the Effective Time.

     (h) Commercial Agreements. Parent shall have executed and delivered each of the Commercial Agreements in the forms attached hereto as Exhibits A-1 through A-10, each of which agreements shall be in full force and effect.

   6.3 Additional Conditions to the Obligations of Parent, Metal Merger Sub and WW Merger Sub. The obligations of Parent, Metal Merger Sub and WW Merger Sub to consummate the Mergers and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

     (a) Representations and Warranties. The representations and warranties of the Company, WW and the Stockholder contained in this Agreement shall have been true and correct in all material respects on and as of the date hereof, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct in all material respects as of such date), and notwithstanding the failure of the representations and warranties set forth in Sections 2.6, 2.10(a), (b),
  (c), 2.14, 2.16, 2.18, 2.21 and 2.25 of this Agreement to be true and correct in all material respects, this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all material respects constitutes a Business Adverse Effect, as defined in Section 10.2 hereof. Parent, Metal Merger Sub and WW Merger Sub shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of the Stockholder.

     (b) Agreements and Covenants. The Company, WW and the Stockholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Effective Time, and Parent, Metal Merger Sub and WW Merger Sub shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of the Company, WW and the Stockholder, on behalf of the Company, WW and the Stockholder, respectively.

     (c) Material Adverse Effect. Since June 30, 2000 and until the expiration or termination of any applicable waiting periods under the HSR Act for the transactions contemplated hereby, there shall not have been any Material Adverse Effect (as defined in Section 10.2 hereof) on the Company, WW or any of their respective Subsidiaries or the Business (taken as a whole).

     (d) Stockholder Agreement. The Stockholder shall have executed and delivered the Stockholder Agreement in the form attached hereto as Exhibit B, which agreement shall be in full force and effect.

     (e) Commercial Agreements. All parties to the Commercial Agreements other than Parent shall have executed and delivered to Parent each of the Commercial Agreements in the forms attached hereto as Exhibits A-1 through A-10, each of which agreements shall be in full force and effect.

                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

   7.1 Survival of Representations and Warranties. Except as otherwise provided in Section 9.6(c) of this Agreement, all of the representations and warranties of the Stockholder and Parent, in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement (each as modified by the Stockholder Disclosure Letter or the Parent Disclosure Letter, as the case may be) shall survive the Mergers and continue until 5:00 p.m., Pacific Time, on the date which is twelve (12) months following the Closing Date; provided, however, that the representations and warranties of the Stockholder contained in Sections 2.2 and 2.18 hereof shall survive indefinitely (subject to any applicable statute of limitations); provided, further, that the representations and warranties of the Stockholder contained in Section 2.11(d) and the second and third sentences of Section 2.10(d) hereof shall survive until 5:00 p.m., Pacific Time, on the date which is thirty-six
(36) months following the Closing Date (the end date of such survival, as applicable, (or an indefinite period in the case of Sections 2.2 and 2.18) is hereinafter referred to as the "Expiration Date").

   7.2 Indemnification

     (a) In addition to the matters set forth in Article IX hereof, until the Expiration Date, the Stockholder agrees to indemnify and hold Parent and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, costs and expenses, including reasonable attorneys' fees (hereinafter individually a "Loss" and collectively "Losses"), incurred by Parent or its officers, directors, or affiliates: (i) as a result of any inaccuracy or breach of a representation or warranty of the Stockholder contained in this Agreement or any certificate, instrument or other document delivered pursuant to this Agreement; (ii) except as set forth in Section 7.3 below, relating to any liability, obligation, judgment, penalty, fine, cost or expense, of any kind or nature, or the duty to indemnify, defend or reimburse any Person with respect to: (1) the presence on or before the Closing Date of any Hazardous Materials in the soil, groundwater, surface water, air or building materials of any Business Facility ("Pre-Existing Contamination"); (2) the migration at any time prior to or after the Closing Date of Pre-Existing Contamination to any other real property, or the soil, groundwater, surface water, air or building materials thereof; (3) any Hazardous Materials Activity conducted on any Business Facility prior to the Closing Date or otherwise occurring prior to the Closing Date in connection with or to benefit the Business ("Pre-Closing Hazardous Materials Activities"); (4) the exposure of any person to Pre-Existing Contamination or to Hazardous Materials in the course of or as a consequence of any Pre-Closing Hazardous Materials Activities, without regard to whether any health effect of the exposure has been manifested as of the Closing Date; (5) the violation of any Environmental Laws by the Company, WW or any Subsidiary or its agents, employees, predecessors in interest, contractors, invitees or licensees prior to the Closing Date or in connection with any Pre-Closing Hazardous Materials Activities prior to the Closing Date; (6) any actions or proceedings brought or threatened by any third party with respect to any of the foregoing; and (7) any of the foregoing to the extent they continue after the Closing Date (collectively, "Seller's Retained Environmental Liabilities"); (iii) relating to or arising out of Parent's assumption of Continuing Employee Options and Additional Options under this Agreement or failure of Parent to assume any options, rights or other securities of the Stockholder, the Company or any of their respective affiliates in connection with the transactions contemplated by this Agreement, provided that this indemnity in clause (iii) shall not apply to: (w) Parent's failure to issue Parent Common Stock in accordance with the Option Exchange Ratio upon the due exercise of such Continuing Employee Options and Additional Options held by Continuing Employees and assumed by Parent pursuant to Section 1.6(b)(iii)of this Agreement, (x) Parent's other obligations under the Option Plans with respect to the Continuing Employee Options or the agreements governing such Continuing Employee Options by virtue of such assumption, (y) any actions taken by Parent after the Closing with respect to the termination of employment of any Continuing Employee who holds a Continuing Employee Option, or (z) any misstatement or omission in any Registration Statement on Form S-8 or prospectus or similar securities law document prepared by Parent and distributed to its employees with respect to the Continuing Employee Options; or (iv) Broker Liabilities. Notwithstanding the foregoing, there shall be no right to indemnification pursuant to this
  Article VII unless and until an Indemnification Certificate (as defined below) identifying aggregate Losses in excess of $5,000,000 (the "Threshold Amount") has been delivered to Stockholder, in which event Parent shall be entitled to recover all such amounts in excess of the Threshold Amount; provided, however, that such Threshold Amount shall not apply to any indemnification pursuant to Section 7.2(a)(i) above with respect to any inaccuracy or breach of a representation or warranty contained in Section 2.2, 2.4, the second and third sentences of 2.10(d), 2.11(d) or 2.18 or pursuant to Section 7.2(a)(ii), (iii) or (iv) above. In no event shall the Stockholder's aggregate obligation to indemnify Parent under this Section 7.2(a) exceed an amount of cash or Parent Common Stock equal to the value of fifty percent (50%) of the Total Consideration (based on the valuation of the Parent Common Stock at the Parent Closing Price) (the "Limit") ; provided, however, that such Limit shall not apply to any indemnification pursuant to Section 7.2(a)(i) above with respect to any inaccuracy or breach of a representation or warranty contained in Section 2.2, the second and third sentences of 2.10(d), 2.11(d) or 2.18 or pursuant to Section 7.2(a)(ii), (iii) or (iv) above. The amount of any Losses shall be reduced by the amount of any Tax Benefit Actually Realized by Parent, WW, the Company or their respective subsidiaries or affiliates relating thereto and any amount received by Parent with respect thereto under any insurance coverage (net of any reasonably expected premium adjustments). If Parent actually receives an amount under insurance coverage with respect to Losses at any time subsequent to any indemnification provided by the Stockholder pursuant to this Section 7.2, then Parent shall promptly reimburse the Stockholder for any payment made by the Stockholder to Parent in connection with providing the indemnification for a particular matter up to such amount received by Parent with respect to that matter, provided, however, that Parent may retain an amount from proceeds received under insurance coverage or from such other party with respect to Losses to the extent that the Stockholder has not indemnified Parent for the full amount of its claim. Stockholder shall not have any right of contribution from the Company or WW or any of their respective Subsidiaries with respect to any Loss claimed by an Indemnified Party after the Effective Time.

     (b) Claims. Upon receipt by the Stockholder at any time on or before the last day of the Indemnification Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Stockholder shall, subject to the provisions of Section 7.2(c) hereof, deliver to Parent, as promptly as practicable, funds in an amount equal to such Losses. The Stockholder shall, at its sole discretion, pay all claims for indemnification hereunder in (i) cash or (ii) shares of Parent Common Stock; provided, however that all claims for indemnification pursuant to Section 7.2(a)(i) (with respect to breaches or inaccuracies of the representations and warranties set forth in Section 2.18) or Section 7.2(a)(ii) above shall be paid in cash only. In the event the Stockholder determines to pay any claim, in whole or in part, in shares of Parent Common Stock, the Stockholder shall transfer to Parent the number of shares of Parent Common Stock having an aggregate value (based on the valuation of each share at 97% of the Parent Closing Price (adjusted for splits, combinations and the like)) equal to the Losses with respect to such claim.

     (c) Objections to Claims. No such payment or delivery may be required pursuant to Section 7.2(b) above if the Stockholder shall object in a written statement to the claim made in the Officer's Certificate with thirty (30) days of delivery of such Officer's Certificate, and such statement shall have been delivered to Parent prior to the expiration of such thirty (30)-day period.

     (d) Resolution of Conflicts.

       (i) In case the Stockholder shall so object in writing to any claim or claims made in any Officer's Certificate, the Stockholder and Parent shall attempt in good faith to agree upon the rights of the respective Parties with respect to each of such claims. If the Stockholder and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and

    Stockholder shall deliver to Parent, as promptly as practicable, an amount equal to such Losses in cash or shares of Parent Common Stock.

       (ii) If no such agreement can be reached after good faith negotiation and prior to sixty (60) days after delivery of an Officer's Certificate, either of Parent or the Stockholder may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Stockholder cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, Parent and the Stockholder shall each select one arbitrator within ten (10) additional days. The two arbitrators so selected shall select a third arbitrator. If the Stockholder does not select an arbitrator during this fifteen
    (15) day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by Parent.

       (iii) Any such arbitration shall be held under the expedited rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). Within five (5) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

       (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

     (e) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand for indemnification, Parent shall notify the Stockholder of such claim, and the Stockholder, shall be entitled, at its expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Stockholder, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim for indemnification if the settlement is unreasonable. Any dispute as to the reasonableness of such settlement shall be resolved pursuant to the terms of Section 7.2(d) above. To the extent that such settlement is determined after such dispute resolution to be unreasonable, then the arbitrator(s) shall determine the amount, if any, that Stockholder shall be required to indemnify Parent in respect of such settled claim. In the event that the Stockholder has consented to any such settlement, the Stockholder shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent for indemnification with respect to such settlement.

     (f) Sole Remedy. Parent's rights to indemnification as provided for in
  Section 7.2 for a breach of representations or warranties contained in this Agreement shall constitute Parent's sole remedy for such a breach and the Stockholder shall have no other liability or damages to the other party resulting from the breach; provided, however, that nothing contained herein shall prevent Parent from pursuing remedies, including equitable remedies, as may be available to it under applicable law or equitable principles in the event of the Stockholder's failure to comply with its indemnification obligations hereunder or in the event of a claim of fraud by Parent against the Stockholder.

   7.3 Further Conditions on Environmental Indemnity.

     (a) Stockholder's indemnification obligations under Section 7.2(a)(i) with respect to a breach of the representations and warranties contained in
  Section 2.18, and Stockholder's indemnification obligations set forth in
  Section 7.2(a)(ii) (collectively "Stockholder's Environmental Indemnity") shall be subject to the following limitations: (i) Stockholder's Environmental Indemnity for violations of Environmental Laws occurring in the course of ongoing operation of the Business, which violations continue after the Closing Date, shall not apply to any such violations to the extent they arise either from a change in operations of the Business after the Closing Date or from the continuation of the operations as they existed prior to the Closing Date for a period continuing beyond that date which is one year following the Closing Date; (ii) Stockholder shall not be liable for any diminution in property value of any real property owned by the Company as of the Closing Date; (iii) to the extent Stockholder's Environmental Indemnity applies to Cleanup, Stockholder's Environmental Indemnity shall only apply to Cleanup to the extent such Cleanup is required by a Governmental Entity under applicable Environmental Laws in effect and enforceable as of the Closing Date or is required to be undertaken under any applicable Environmental Laws in effect and enforceable as of the Closing Date; (iv) Stockholder's Environmental Indemnity shall not apply to that portion of the cost of a Cleanup to the extent (but only to the extent) that the Cleanup is not conducted using Cost-Effective Methods; (v) Stockholder's Environmental Indemnity shall not apply to costs to the extent such costs result from the application of more stringent Environmental Laws as a result of the change in use of a Business Facility to a use other than industrial, commercial or retail where such change in use results from the voluntary actions of Parent or its subsidiaries; and (vi) Stockholder's Environmental Indemnity shall not apply to any Cleanup costs to the extent caused by the exacerbation or worsening (excluding the mere discovery of contamination) of Pre-Existing Contamination as a result of the acts of Parent, its subsidiaries, employees or agents or the acts of any third parties on any property owned by Parent or its affiliates.

     (b) Parent or its affiliate shall promptly notify Stockholder in writing in the event of the discovery of Pre-Existing Contamination subject to Stockholder's Environmental Indemnity ("Contamination Notice"); provided, however, that a failure to so notify Stockholder shall not limit Stockholder's indemnification obligations hereunder except to the extent that Stockholder is prejudiced thereby. Such notice shall reasonably identify the location and information on the impacted media and the basis upon which the claimant seeks indemnification. For claims relating to Cleanup within the scope of this Section 7.3, the Stockholder shall have the right to assume responsibility for managing the Cleanup and related matters thereto, by providing notice to the Parent within sixty (60) days following receipt of the Contamination Notice. If the Stockholder assumes responsibility for management of a Cleanup under this subsection, the Stockholder shall perform such Cleanup using Cost-Effective Methods in compliance with all applicable legal requirements and in accordance with plans approved by Parent or its affiliate, and utilizing a consultant approved by Parent or its affiliate, which approvals shall not be unreasonably withheld. Where the Stockholder has assumed responsibility for management of a Cleanup under this subparagraph (b), the Parent or its affiliate shall have the right, at its sole cost and expense, to: (i) review and approve (which approval shall not be unreasonably withheld) all draft plans and reports, as well as correspondence to any Governmental Entity regarding the Cleanup, and (ii) participate in activities related to the Cleanup, including, but not limited to, participation in meetings with respect to the determination of applicable Remediation Standards or methods for conducting the Cleanup.

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

     (c) As used in this Section 7.3, the following terms have the meanings set forth below.

       (i) "Business Facility" means any property that is or at any time has been owned, operated, occupied, controlled or leased by the Company, WW or any Subsidiary in connection with the operation of the Business.

       (ii) "Remediation Standard" means a numerical standard that defines the concentrations of Hazardous Materials that may be permitted to remain in any environmental media after an investigation, remediation or containment of a release of Hazardous Materials.

       (iii) "Cleanup" means any Loss related to investigation, feasibility study, remediation, treatment, removal, transport, disposal, characterization, sampling, health assessment, risk assessment, encapsulation, monitoring, study, report, assessment or analysis with respect to any Pre-Existing Contamination.

       (iv) "Cost-Effective Methods" means the most cost-effective approach to remediation that is consistent with applicable Environmental Laws or the requirements of a Governmental Entity; provided, however, that Cost-Effective Methods shall not include those that (1) result in the interruption of Parent or its affiliates' business operations on a Business Facility periodically or for a period of more than twenty-four hours; (2) result in the imposition of a deed restriction or other restriction or limitation on the use or development of any property other than a Business Facility, or result in the imposition of a deed restriction or other restriction or limitation on the development of a Business Facility (or any portion thereof) for industrial, retail or commercial purposes; or (3) result in the diminution of the value of a Business Facility or any other property.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

   8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Mergers abandoned at any time prior to the Effective
Time:

     (a) by mutual consent of the Stockholder and Parent;

     (b) by Parent or the Stockholder if: (i) the Effective Time has not occurred prior to 5:00 p.m. Pacific Standard Time on April 2, 2001 (the "End Date"); provided that the End Date may be extended by any party for a period of thirty (30) days if such party reasonably believes that the expiration or termination of the waiting period under the HSR Act is likely to be obtained during such 30-day extension; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Mergers; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Mergers by any governmental entity that would make consummation of the Mergers illegal;

     (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Mergers, by any Governmental Entity, which would: (i) prohibit Parent's, the Company's or WW's ownership or operation of all or any portion of the Business or (ii) compel Parent, the Company or WW to dispose of or hold separate all or a portion of the business or assets of the Company, WW or Parent as a result of the Mergers;

     (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or the Stockholder set forth in this Agreement, such that the conditions set forth in Section 6.2(a) or
  Section 6.2(b) hereof would not be satisfied as of the time of such breach or as of the date hereof, as applicable, provided, that if such inaccuracy in the Stockholder representations and warranties or breach by the Company or the Stockholder is curable by the Stockholder through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 8.1(d) prior to 30 days following the date of the notice to the Stockholder of the breach, provided the Stockholder continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have be in material breach of this Agreement or if such breach by the Company or the Stockholder is cured prior to 30 days following notice to Parent or the Stockholder of the breach, provided, however, no cure period shall be required for a breach which by its nature cannot be cured);

     (e) by the Stockholder, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, such that the conditions set forth in Section 6.3(a) or Section 6.3(b) hereof would not be satisfied as of the time of such breach or as of the date hereof, as applicable, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then the Stockholder may not terminate this Agreement under this Section 8.1(e) prior to 30 days following the date of the notice to Parent of the breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Stockholder may not terminate this Agreement pursuant to this Section 8.1(e) if it shall be in material breach of this Agreement or if such breach by Parent is cured prior to 30 days following notice to Parent of the breach, provided, however, no cure period shall be required for a breach which by its nature cannot be cured);

     (f) by Parent, if prior to the expiration or termination of any applicable waiting periods under the HSR Act, there has been any Material Adverse Effect on the Company, any of its Subsidiaries or the Business (taken as a whole).

     (g) by the Stockholder, if prior to the expiration or termination of any applicable waiting periods under the HSR Act, there has been any Material Adverse Effect on Parent.

     (h) by either the Stockholder or Parent if the required approval of the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the stockholders of Parent duly convened therefor or at any adjournment thereof.

   Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

   8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Metal Merger Sub, WW Merger Sub, the Company, WW, CMS or the Stockholder, or their respective officers, directors or stockholders, provided that each party shall remain liable for any knowing or willful breaches of this Agreement prior to its termination; and provided further that, the provisions of Section 5.5, Section 5.6, Section 5.18 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

   8.3 Termination Fee. In the event that this Agreement is terminated pursuant to Section 8.1(h), then Parent shall promptly remit to the Stockholder payment in the amount of $50,000,000 (the "Termination Fee"); provided, however, that the Termination Fee shall not be paid to the Stockholder if the Stockholder (a) fails to vote all of the shares of Parent Common Stock it holds either beneficially or has the right to vote by proxy in favor of approval of the issuance of Parent Common Stock pursuant to this Agreement (the "Proposal") at the meeting of stockholders, or (b) otherwise takes action to cause stockholder approval of the Proposal not to be obtained.

   8.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

   8.5 Extension; Waiver. At any time prior to the Effective Time, Parent, Metal Merger Sub and WW Merger Sub, on the one hand, and the Stockholder, WW and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                  TAX MATTERS

   9.1 Indemnity

     (a) The Stockholder agrees to indemnify and hold harmless Parent, WW, the Company and each Subsidiary against the following Taxes (net of any Tax Benefit Actually Realized, as hereinafter defined, by Parent, WW, the Company or their respective Subsidiaries and affiliates as a result of the payment or accrual of any of the following) and against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants with respect to matters not controlled by the Stockholder, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Company, WW or any Subsidiary with respect to taxable periods ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Company, WW or any Subsidiary which are allocable, pursuant to Section 9.1(b) hereof, to the portion of such period ending on the Closing Date; (iii) Taxes imposed on any member of any affiliated group with which any of the Company, WW and any Subsidiary file or have filed a Return on a consolidated or combined basis for a taxable period ending on or before the Closing Date; and (iv) Taxes imposed on Parent or the Company, WW or any Subsidiary as a result of any breach of warranty or misrepresentation under Section 2.8 hereof; provided, however, that the Stockholder shall not be liable for and shall not indemnify the Parent, the Company, WW or any Subsidiary for (I) any Taxes resulting from transactions or actions taken by the Company, WW or any Subsidiary on the Closing Date (other than transactions contemplated by this Agreement) that are properly allocable to the portion of the Closing Date after the Closing except for transactions or actions undertaken in the ordinary course of business; or (II) any Transfer Taxes for which Parent is liable pursuant to Section 9.5 (Taxes referred to in this proviso are referred to hereinafter as "Excluded Taxes"). Parent shall indemnify and hold harmless the Stockholder (net of any Tax Benefit Actually Realized by the Stockholder or its affiliates as a result of the payment or accrual thereof) for (i) Taxes (including Excluded Taxes) and any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants ("Tax Related Losses") of Parent, the Company, WW or any Subsidiary not allocated to the Stockholder pursuant to the first sentence of this Section 9.1(a) and (ii) any Taxes or Tax Related Losses attributable to any breach by Parent, Metal Merger Sub or WW Merger Sub, or following the Effective Time, the Company or WW, of Section 5.21(a) hereof.

     (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

       (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than Transfer Taxes covered by Section 9.5 hereof), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

       (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company, WW or any Subsidiary, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

      (c) To the extent permitted or required by law or administrative practice, (A) the taxable year of the Company, WW and any Subsidiary which includes the Closing Date shall be treated as closing on (and including) the Closing Date and, notwithstanding the foregoing, (B) all transactions not in the ordinary course of business occurring after the Closing (other than transactions contemplated by this Agreement) shall be reported on Parent's consolidated United States federal income Tax Return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of the Parent or its affiliates to the extent permitted by law.

   9.2 Returns and Payments

     (a) From the date of this Agreement through and after the Closing Date, the Stockholder shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Returns relating to the Company, WW and the Subsidiaries that are due on or before or relate to any taxable period ending on or before the Closing Date (and Parent shall do the same with respect to any taxable period ending after the Closing Date); provided, however, that to the extent the Stockholder cannot file such Returns under applicable law, the Stockholder shall deliver (or cause to be delivered), within 20 days before the due date (including extensions) for the filing of such Returns, to Parent all such Returns, and Parent shall sign and file or cause to be signed and filed such Returns no later than such due date. Any such Return that is prepared by the Stockholder shall be prepared in accordance with past practice to the extent permitted by applicable law. Any Return required to be filed by Parent relating to any taxable year or period beginning on or before and ending after the Closing Date (the "Straddle Period") shall be submitted (with copies of any relevant schedules, work papers and other documentation then available) to the Stockholder for the Stockholder's approval not less than 30 days prior to the due date for the filing of such Return, which approval shall not be unreasonably withheld. Such Returns shall be prepared in accordance with past practice of the Company or WW (or the Subsidiaries), if any, to the extent permissible under applicable law.

     (b) The Stockholder shall pay or cause to be paid when due and payable all Taxes with respect to the Company, WW and the Subsidiaries for any taxable period ending on or before the Closing Date or otherwise described in Section 9.1(a)(i) through (iv) (except for Excluded Taxes) and Parent shall so pay or cause to be paid (i) Taxes for any taxable period ending after the Closing Date (subject to its right of indemnification from the Stockholder for Taxes attributable to the pre-closing portion of any Straddle Period pursuant to Section 9.1(a)(ii) and Section 9.1(b) hereof) and (ii) Excluded Taxes.

     (c) The Stockholder may amend any Return of the Company, WW or any Subsidiary filed or required to be filed for any taxable years or periods ending on or before the Closing Date, provided that any such amendment shall not adversely affect any of Parent, the Company, WW or their respective subsidiaries.

     (d) Neither Parent nor any affiliate of Parent shall (or shall cause or permit the Company, WW or any of their respective Subsidiaries to) amend, refile or otherwise modify any Return relating in whole or in part to the Company, WW or any Subsidiary with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of the Stockholder, which consent may be withheld by Stockholder in its sole discretion, subject to and in compliance with applicable law.

   9.3 Refunds. Any Tax refund (including any interest with respect thereto) relating to the Company, WW or any Subsidiary for any taxable period prior to the Closing Date shall be the property of the Stockholder, and if received by Parent or the Company, WW or any of their respective Subsidiaries shall be paid over promptly to the Stockholder. Notwithstanding the foregoing sentence, any Tax refund (or equivalent benefit to the Stockholder through a reduction in Tax liability) for a period before the Closing Date arising out of the carryback of a loss or credit incurred by the Company, WW or any Subsidiary in a taxable year beginning after the Closing Date shall be the property of Parent and, if received by the Stockholder, shall be paid over promptly to Parent. For purposes of this Section 9.3, where it is necessary to apportion a refund or credit between Parent and the Stockholder for a Straddle Period, such refund or credit shall be apportioned between the period deemed to end at the close of the Closing Date, and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that refunds or credits of Taxes imposed on a periodic basis (e.g., real property Taxes) shall be allocated on a daily basis. In addition, Parent shall cooperate, and cause the Company, WW and any Subsidiary to cooperate, in obtaining any refund that the Stockholder reasonably believes should be available, including through the filing of appropriate forms with the applicable taxing authorities.

   9.4 Contests

     (a) After the Closing, Parent shall promptly notify the Stockholder in writing of any written notice of any pending or threatened audits, notice of deficiency, proposed adjustment, assessment, examination or other administrative or court proceeding, suit, dispute or other claim (a "Tax Claim") of Parent or of any of the Company, WW and the Subsidiaries which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article IX; provided, however, that a failure to give such notice will not affect Parent's right to indemnification under this Article IX except to the extent, if any, that, but for such failure, the Stockholder could have avoided all or a portion of the Tax liability in question.

     (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, the Stockholder shall have the right at its expense to participate in and control the conduct of such audit or proceeding; Parent also may participate in any such audit or proceeding and, if the Stockholder does not assume the defense of any such audit or proceeding, Parent may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving ten days' prior written notice to the Stockholder setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which the Stockholder would be liable are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which Parent would be liable, Parent shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

     (c) With respect to any Tax Claim related to a Straddle Period for which both the Stockholder and Parent or the Company, WW or any Subsidiary could be liable, each party may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment based on the principles set forth in Section 9.1(b) hereof.

     (d) If as a result of any Tax Claim or amended Tax Return, there is any change after the Closing Date in an item of income, gain, loss, deduction or credit that results in an increase in a Tax liability for which the Stockholder would otherwise be liable pursuant to Section 9.1(a), and such change results in a decrease in the Tax liability of Parent or any affiliate or successor thereof for any taxable year or period beginning after the Closing Date or for the portion of any Straddle Period beginning after the Closing Date, the Stockholder shall not be liable pursuant to
  Section 9.1(a) with respect to such increase to the extent of such decrease. If as a result of any Tax Claim or amended Tax Return, there is any change after the Closing Date in an item of income, gain, loss, deduction or credit that results in an increase in a Tax liability for which Parent would otherwise be liable pursuant to Section 9.1(a), and such change results in a decrease in the Tax liability of the Stockholder or any affiliate or successor thereof for any taxable year or period ending on or before the Closing Date or for the portion of any Straddle Period ending on the Closing Date (other than by reason of a carryback of losses or deductions), Parent shall not be liable pursuant to Section 9.1(a) with respect to such increase to the extent of such decrease.

     (e) Neither Parent nor the Stockholder shall enter into any compromise or agree to settle any Tax Claim which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. Parent and the Stockholder agree to cooperate, and Parent agrees to cause the Company, WW and any Subsidiary to cooperate, in the defense against or compromise of any Tax Claim.

   9.5 Conveyance Taxes. The Stockholder and Parent shall each pay one-half of any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, other than transfers of assets contemplated by Section 5.14 hereof ("Transfer Taxes"). Notwithstanding Section 9.2, which shall not apply to Returns relating to Transfer Taxes, any Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Returns, and such party will use its reasonable efforts to provide such Returns to the other party at least 10 days prior to the due date of such Returns.

   9.6 Miscellaneous

     (a) Except as otherwise required by applicable law, the Stockholder and Parent agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Company, WW or any Subsidiary) under this Article IX and under other indemnity provisions of this Agreement as adjustments to the Purchase Price for Tax purposes.

     (b) Any tax sharing agreement, arrangement or policy (whether written or oral) between the Stockholder and the Company, WW or any Subsidiary shall be terminated immediately prior to the Closing.

     (c) Notwithstanding any provision in this Agreement to the contrary, the obligations of the Stockholder to indemnify and hold harmless Parent, the Company, WW and any Subsidiary pursuant to this Article IX, and the representations and warranties contained in Section 2.8 hereof shall terminate at the close of business on the 30th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof). The obligations of Parent to indemnify and hold harmless the Stockholder pursuant to this Article IX shall terminate at the close of business on the 30th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

     (d) Resolution of All Tax-Related Disputes. In the event that the Stockholder and Parent cannot agree on the calculation of any amount relating to Taxes or the interpretation or application of any provision of this Agreement relating to Taxes, such dispute shall be resolved by a nationally recognized accounting firm mutually agreeable to each of the Stockholder and Parent, whose decision shall be final and binding upon all persons involved and whose expenses shall be shared equally by the Stockholder and Parent.

     (e) Notwithstanding anything to the contrary contained in this Agreement, all matters relating to Taxes shall be governed by this Article
  IX. In the event of a conflict between the provisions of this Article IX and the any other section of this Agreement, this Article IX shall govern and control.

     (f) "Tax Benefits" shall mean the sum of the amount by which the actual Tax liability (after giving effect to any alternative minimum or similar
  Tax) of a corporation to the appropriate taxing authority is reduced (including, without limitation, by or as a result of a deduction, increase in basis, entitlement to refund, credit or otherwise, whether available in the current taxable year, as an adjustment to the taxable income in any other taxable year or as a carryforward or carryback, as applicable) plus any interest (on an after-Tax basis) from such government or jurisdiction relating to such Tax liability. For purposes of this Agreement, a Tax Benefit shall be deemed to have been "Actually Realized" at the time any refund of Taxes is actually received or applied against other Taxes due, or at the time of the filing of a Tax Return (including any Tax Return relating to estimated Taxes) on which a loss, deduction or credit or increase in basis is applied to reduce the amount of Taxes which would otherwise be payable. In accordance with the provisions of this paragraph
  (f), Parent and the Stockholder agree that for purposes of this Agreement, where a Tax Benefit may be realized that may result in the payment to, or reduce a payment by, the other party hereto, each party will as promptly as practicable take or cause its affiliates to take such reasonable or appropriate steps (including, without limitation, the filing of an amended Tax Return or claim for refund) to obtain at the earliest possible time any such reasonable available Tax Benefit.

     (g) For purposes of any Tax Benefit Actually Realized determined under
  Section 9.6(f) of this Agreement, no later than 90 days after the filing of a Tax Return for any taxable period that includes a date upon which any amount was paid or accrued by Parent, the Company, WW or their respective Subsidiaries or affiliates, on the one hand, or the Stockholder or its affiliates, on the other hand (each an "Indemnified Party"), in respect of a claim for which the Stockholder is required to indemnify Parent or Parent is required to indemnify Stockholder, as the case may be, pursuant to this Agreement (the "Indemnifying Party"), Parent shall provide Stockholder or Stockholder shall provide Parent, as appropriate, a detailed statement (the "Tax Benefit Statement") specifying the amount, if any, of any Tax Benefit that was Actually Realized by the Indemnified Parties for such Tax period. To the extent that any deductions or other Tax items (including basis) that could give rise to a Tax reduction or savings do not result in the actual realization of such a Tax reduction or savings in the year described in the previous sentence, this Section 9.6(g) shall apply to each subsequent taxable period of the Indemnified Parties until either such Tax savings are Actually Realized (resulting in a Tax Benefit) or the losses or other carryforwards to which such deductions or other Tax items (including basis) gave rise expire unused, if applicable. For each relevant taxable period, the Indemnifying Party shall be provided with full access to the non-proprietary work papers and other materials and information of the Indemnified Parties' accountants in connection with the review of the Tax Benefit Statement. If the Indemnifying Party disagrees in any respect with the computation of the amount of the Tax Benefit Actually Realized set forth in the Tax Benefit Statement, the Indemnifying Party may, on or prior to 45 days after the receipt of the Tax Benefit Statement, deliver a notice to the Indemnified Parties setting forth in reasonable detail the basis for the Indemnifying Party's disagreement therewith ("Tax Benefit Dispute Notice"). If no Tax Benefit Dispute Notice is received by the Indemnified Parties on or prior to the 45th day after the Indemnifying Party's receipt of the Tax Benefit Statement from Parent, the Tax Benefit Statement shall be deemed accepted by the Indemnifying Party.

     (h) Payments. Parent shall pay all amounts for indemnification for which it is liable pursuant to this Agreement in cash; provided, however, that, if and to the extent any such cash payment (the "Excess Cash Payment") would, in the opinion of Skadden, cause Skadden to no longer be able to issue an opinion that each of the Mergers will qualify as a reorganization pursuant to Section 368(a) of the Code, Parent shall use commercially reasonable efforts to pay such Excess Cash Payment in Parent Common Stock (valued in accordance with Section 7.2(b)); provided, further, that in no event will Parent be obligated to pay such Excess Cash Payment in Parent Common Stock unless, in the opinion of counsel to Parent, such payment in Parent Common Stock would be exempt from registration under the Securities Act.

                                   ARTICLE X

                               GENERAL PROVISIONS

   10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i) if to Parent, Metal Merger Sub or WW Merger Sub, to:

    Homestore.com, Inc.
    225 W. Hillcrest Drive, Suite 100
    Thousand Oaks, CA 91360
    Attention: David M. Rosenblatt, Esq.
    Telephone No.: (805) 557-2300
    Facsimile No.: (805) 557-2689

    with a copy to:

    Wilson Sonsini Goodrich & Rosati,
    Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304
    Attention: Martin W. Korman, Esq.
    Telephone No.: (650) 493-9300
    Facsimile No.: (650) 493-6811

    and a copy to:

    Fenwick & West
    Two Palo Alto Square
    Palo Alto, California 94306
    Attention: Gordon K. Davidson, Esq.
    C. Kevin Kelso, Esq.
    Telephone No.: (650) 494-0600
    Facsimile No.: (650) 494-1417

     (ii) if to the Company, WW or Stockholder, to:

    Cendant Corporation
    9 West 57th Street, 7th Floor
    New York, NY 10019
    Attention: Eric Bock, Esq.
    Telephone No.: (212) 413-1800
    Facsimile No.: (212) 413-1923

    with a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, New York 10036
    Attention: David Fox, Esq.
    Telephone No.: (212) 735-3000
    Facsimile No.: (212) 735-2000

   10.2 Interpretation.

     (a) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     (b) As used herein, the term "Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, capitalization or results of operations of an entity.

     For purposes of Articles VI and VIII hereof with respect to a Material Adverse Effect on the Company, WW or any Subsidiary (taken as a whole):

       (i) if there shall be any shortfall in revenue of the Company or WW, such shortfall shall not be deemed in and of itself, a Material Adverse Effect on the Company.

       (ii) adverse changes in the economy generally, or in the real estate, Internet or advertising industries shall not be taken into account in determining a Material Adverse Effect on the Company, WW and any Subsidiary (taken as a whole) (provided that such adverse changes do not affect the Company or WW or any of the Subsidiaries, as applicable, in a materially disproportionate manner);

       (iii) adverse changes in stock market conditions shall not be taken into account in determining a Material Adverse Effect on the Company, WW and any Subsidiary (taken as a whole); or

       (iv) the Company's or WW's loss of suppliers, customers or employees shall not be taken into account in determining a Material Adverse Effect on the Company, WW and any Subsidiary (taken as a whole) (provided that this exception shall not apply (A) to the loss of customers or suppliers caused by the Stockholder or its affiliates, including NRT Incorporated ("NRT") or its controlled affiliates and, in the case of customers only, subject to the exception same provision as set forth in clause (b)(i) above, or (B) in the case of the Company's or WW's employees, those employees hired by the Stockholder or its affiliates without the prior written consent of Parent).

     For purposes of Articles VI and VIII hereof with respect to a Material Adverse Effect on Parent:

       (i) if there shall be any shortfall in revenue of Parent, such shortfall shall not be deemed in and of itself a Material Adverse Effect on the Company;

       (ii) adverse changes in the economy generally, or in the real estate, Internet or advertising industries shall not be taken into account in determining a Material Adverse Effect on Parent (provided that such adverse changes do not affect Parent in a materially disproportionate manner);

       (iii) adverse changes in stock market conditions or price of Parent Common Stock shall not be taken into account in determining a Material Adverse Effect on Parent; or

       (iv) Parent's loss of suppliers, customers or employees shall not be taken into account in determining a Material Adverse Effect on Parent.

     (c) As used herein, the term "Business Adverse Effect" shall mean (i) a material impairment of Parent's ability to continue operating the Business substantially as it was operated prior to the Closing; (ii) a material impairment in Parent's ability to use the Intellectual Property substantially as used by the Company or WW or any of the Subsidiaries prior to the Closing; or (iii) any material liability that would be reasonably likely to have a material adverse effect on the Company, WW or any of the Subsidiaries taken as a whole.

     (d) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   10.4 Entire Agreement; Assignment. This Agreement, the Stockholder Disclosure Letter and Exhibits hereto, the Mutual Disclosure Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Mergers; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically permitted, except that Parent, Metal Merger Sub and WW Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates (except that with respect to the indemnification obligations of Stockholder set forth in Section 7.2(a)(ii), Parent or its affiliate, as applicable, shall have the right to assign such indemnities in whole or in part to any third party without the consent of Stockholder).

   10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   10.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

   10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

   10.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   10.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, including Section 5.13 and Section 5.14 hereof. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   10.10 Attorney's Fees. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorney's fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

   10.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY FOR ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                 (Remainder of page intentionally left blank.)

   IN WITNESS WHEREOF, Parent, Metal Merger Sub, WW Merger Sub, the Company, WW, CMS and Stockholder, and have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

HOMESTORE.COM, INC.                     CENDANT CORPORATION

By:  /s/ David M. Rosenblatt            By:  /s/ Eric Bock
    ---------------------------------       ------------------------------------

Name:                                   Name:
      -------------------------------         ----------------------------------

Title:                                  Title:
       ------------------------------          ---------------------------------

MOVE.COM, INC.                          METAL ACQUISITION CORP.

By:  /s/ Eric Bock                      By:  /s/ David M. Rosenblatt
    ---------------------------------       ------------------------------------

Name:                                   Name:
      -------------------------------         ----------------------------------

Title:                                  Title:
       ------------------------------          ---------------------------------

WELCOME WAGON INTERNATIONAL INC.        WW ACQUISITION CORP.

By:  /s/ Eric Bock                      By:  /s/ David M. Rosenblatt
    ---------------------------------       ------------------------------------

Name:                                   Name:
      -------------------------------         ----------------------------------

Title:                                  Title:
       ------------------------------          ---------------------------------

CENDANT MEMBERSHIP SERVICES, INC.

By:  /s/ Eric Bock
    ---------------------------------

Name:
      -------------------------------

Title:
       ------------------------------

                         ***REORGANIZATION AGREEMENT***

                                                                         ANNEX B

                                October 25, 2000

Board of Directors
Homestore.com, Inc.
225 West Hillcrest Drive
Suite 100
Thousand Oaks, CA 91360

Members of the Board:

   We understand that the Move.com, Inc. ("Move"), Welcome Wagon International Inc. ("Welcome Wagon") (together the "Companies"), Cendant Corporation ("Cendant"), Homestore.com, Inc. ("Homestore"), Metal Acquisition Corp., a wholly-owned subsidiary of Homestore, WW Acquisition Corp., another wholly-owned subsidiary of Homestore, and Cendant Membership Services Holdings, Inc. propose to enter into an Agreement and Plan of Reorganization, substantially in the form of the draft agreement dated October 25, 2000 (the "Merger Agreement"), which provides, among other things, for the merger of Metal Acquisition Corp. with and into Move (the "Move Merger") and WW Acquisition Corp. with and into Welcome Wagon (the "WW Merger" and together with the Move Merger, the "Merger"). Pursuant to the Merger, Move and Welcome Wagon will become wholly owned subsidiaries of Homestore and each outstanding share of common stock, par value $0.01 per share (the "Move Common Stock"), of Move and each outstanding share of common stock, par value $0.01 per share (the "Welcome Wagon Common Stock"), of Welcome Wagon will be converted into the right to receive a certain number of shares of common stock, par value $0.001 per share (the "Homestore Common Stock"), of Homestore, determined pursuant to certain formulas as described further in the Merger Agreement (collectively, the "Consideration"). We note that the Move Merger and WW Merger are to be consummated simultaneously pursuant to the terms of the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

   You have asked for our opinion as to whether the Consideration to be paid by Homestore pursuant to the Merger Agreement is fair from a financial point of view to Homestore.

   For purposes of the opinion set forth herein, we have:

  (i) reviewed certain publicly available financial statements and other information of Move, Welcome Wagon, Cendant and Homestore;

  (ii) reviewed certain internal financial statements and other financial and operating data concerning the Companies prepared by the management of the Companies and Cendant;

  (iii) reviewed certain financial projections prepared by the management of the Companies and Cendant;

  (iv) reviewed certain publicly available financial projections from equity research analysts reports of Cendant related to Move;

  (v) discussed the past and current operations and financial condition and the prospects of the Companies, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Companies and Cendant;

  (vi) discussed the past and current operations and financial condition and the prospects of Homestore, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Homestore;

  (vii) reviewed Homestore.com's analysis of the potential impact of the Merger on certain financial projections related to the Companies prepared by the management of the Companies and Cendant;

Board of Directors
Homestore.com, Inc.
October 25, 2000
Page 2

  (viii) reviewed certain publicly available financial projections from equity research analysts reports of Homestore;

  (ix) discussed certain financial projections related to Homestore prepared by the management of Homestore;

  (x) reviewed the reported prices and trading activity for the Homestore Common Stock;

  (xi) reviewed the reported prices and trading activity for the shares of common stock, par value $0.01 per share, of Cendant (the "Cendant Common Stock");

  (xii) reviewed the pro forma impact of the Merger on certain of the financial ratios of Homestore;

  (xiii) compared the financial performance of Move, Welcome Wagon, and Homestore with that of certain other comparable publicly-traded companies;

  (xiv) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  (xv) reviewed and discussed with the senior management of Homestore the strategic rationale for the Merger;

  (xvi)  reviewed the draft Merger Agreement and certain related documents;
         and

  (xvii) performed such other analyses and considered such other factors as we have deemed appropriate.

   We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial and operating data and estimates of the strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Homestore and the Companies, respectively. We have relied upon the assessment by the managements of Homestore and the Companies of their ability to retain key employees of the Companies. We have also relied upon, without independent verification, the assessment by the managements of Homestore and the Companies of: (i) the strategic and other benefits expected to result from the Merger;
(ii) the Companies' technologies, products and intellectual property; (iii) the timing and risks associated with the integration of Homestore and the Companies; and (iv) the validity of, and risks associated with, Homestore's and the Companies' existing and future technologies, products and intellectual property. We have not made any independent valuation or appraisal of the assets, liabilities, technologies and intellectual property of the Companies, nor have we been furnished with any such appraisals. In addition, we have assumed that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986 and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

   We have acted as financial advisor to Homestore in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financing and advisory services for Homestore and Cendant and have received fees for the rendering of these services. In addition, in the ordinary course of our business we may actively trade the securities of Homestore and Cendant for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Board of Directors
Homestore.com, Inc.
October 25, 2000
Page 3

   It is understood that this letter is for the information of the Board of Directors of Homestore and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing, if required, of a proxy or registration statement with the Securities and Exchange Commission made by Homestore in respect of this transaction. In addition, this opinion does not in any manner address the prices at which the Homestore Common Stock or the Cendant Common Stock will trade following the consummation of the Merger, and Morgan Stanley & Co. Incorporated expresses no opinion or recommendation as to how the shareholders of Homestore should vote at the shareholders' meeting to be held in connection with the Merger.

   Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be paid by Homestore pursuant to the Merger Agreement is fair from a financial point of view to Homestore.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:   /s/ Charles R. Cory
                                              -----------------------------
                                              Charles R. Cory
                                              Managing Director

                                                     Please mark
                                                     your votes as   [X]
                                                     indicated in
                                                     this example

This Proxy is solicited on behalf of the Board of Directors of Homestore.com, Inc. The Board of Directors unanimously recommends that you vote FOR the Proposal.

1. The approval of the issuance of shares of Homestore.com, Inc. common stock in connection with the acquisitions by Homestore.com, Inc. of Move.com, Inc. and Welcome Wagon International, Inc.

                  FOR          AGAINST           ABSTAIN
                  [ ]            [ ]               [ ]

In their discretion the Proxy Holders are authorized to vote upon such other business as may properly come before the Special Meeting or any postponements or adjournments thereof. The Board of Directors at present knows of no other business to be conducted by or on behalf of Homestore.com, Inc. or the Board of Directors at the Special Meeting.

I WILL ATTEND [ ]

  The shares represented by this Proxy, when properly executed and dated, will be voted in accordance with the specifications made herein. The shares represented by this Proxy will be voted in favor of the Proposal if no instructions to the contrary are indicated or no instruction is given. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement accompanying said Notice.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated: __________________________________________________________________, 2000

-------------------------------------------------------------------------------
(Please Print Name)

-------------------------------------------------------------------------------
(Signature of Holder of common stock)

(IMPORTANT: PLEASE SIGN NAME EXACTLY AS IT APPEARS HEREON. EXECUTORS, ADMINISTRATORS, ATTORNEYS, GUARDIANS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.)

                              HOMESTORE.COM, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           FOR THE SPECIAL MEETING OF STOCKHOLDERS, JANUARY 11, 2001

  The undersigned hereby appoints Stuart H. Wolff, Ph.D, John M. Giesecke, Jr., David M. Rosenblatt and Joseph J. Shew, and each of them, attorneys and proxies, each with full power of substitution and resubstitution, in the name, place and stead of the undersigned, to vote as proxy all shares of common stock, par value $0.001 per share, of the undersigned in Homestore.com, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on January 11, 2001 and at any and all adjournments thereof.

               (Continued and to be signed on the reverse side.)